FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-09

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 21, 2016
MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-207132) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Barclays Capital Inc., SG Americas Securities, LLC, or any other underwriter or dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities offered by these collateral materials (“Materials”) will be described in greater detail in the prospectus expected to be dated in November 2016 (the “Preliminary Prospectus”) that will be included as part of our registration statement (SEC File No. 333-207132). The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

These Materials are subject to change. Information in these Materials regarding the securities and the mortgage loans backing any securities discussed in these Materials supersedes all prior information regarding such securities and mortgage loans and will be superseded by any subsequent information delivered prior to the time of sale.

The Securities May Not Be a Suitable Investment for You

The securities offered by these Materials are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities will be subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in these Materials.

These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

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8 TIMES SQUARE & 1460 BROADWAY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Balance(2)		$75,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)		$933.09
Size (SF)	214,341	Percentage of Initial Pool Balance		8.2%
Total Occupancy as of 9/1/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1952 / 2015	Mortgage Rate		4.05000%
Appraised Value	$360,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120

Underwritten Revenues	$19,908,904
Underwritten Expenses	$5,095,054	Escrows
Underwritten Net Operating Income (NOI)	$14,813,850		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,076,259	Taxes	$1,325,353	$232,126
Cut-off Date LTV Ratio(1)	55.6%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	55.6%	Replacement Reserve(3)	$0	$3,572
DSCR Based on Underwritten NOI / NCF(1)	1.80x / 1.71x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.4% / 7.0%	Other(4)	$22,005,332	$0

Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Combination Amount	$200,000,000	100.0%	Loan Payoff	$138,599,880	69.3%
			Principal Equity Distribution	34,280,019	17.1
			Reserves	23,330,685	11.7
			Closing Costs	3,789,416	1.9
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 8 Times Square & 1460 Broadway Loan Combination.

(2)	The 8 Times Square & 1460 Broadway Loan has an outstanding principal balance as of the Cut-off Date of $75,000,000 and is evidenced by the non-controlling note A-2-1 of the $200,000,000 8 Times Square & 1460 Broadway Loan Combination. The related companion loans are evidenced by the controlling note A-1 and the non-controlling note A-2-1, with an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. Note A-1 is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the CD 2016-CD2 securitization transaction. Note A-2-2 is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(3)	Subject to a $171,473 cap. See “— Escrows” below.

(4)	Upfront other reserves include reserves for the following unfunded obligations: free rent ($8,480,556), tenant improvements ($8,500,641), and capital expenditures ($5,024,135). See “— Escrows” below.

(5)	Based on the aggregate original principal balance of the 8 Times Square & 1460 Broadway Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “8 Times Square & 1460 Broadway Loan”) is part of a loan combination (the “8 Times Square & 1460 Broadway Loan Combination”) evidenced by three pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee interest in a 214,341 SF office and retail building in New York, New York (the “8 Times Square & 1460 Broadway Property”). The 8 Times Square & 1460 Broadway Loan, which is evidenced by the non-controlling note A-2-1, had an original principal balance of $75,000,000, has an outstanding principal balance as of the Cut-off Date of $75,000,000, and represents approximately 8.2% of the Initial Pool Balance. The related companion loans (the “8 Times Square & 1460 Broadway Companion Loans”), which are evidenced by the controlling note A-1 and the non-controlling note A-2-2, had an aggregate original principal balance of $125,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $125,000,000. Note A-1 is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to the CD 2016-CD2 securitization transaction. Note A-2-2 is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions. The 8 Times Square & 1460 Broadway Loan Combination was originated by Citigroup Global Markets Realty Corp. on October 20, 2016. The 8 Times Square & 1460 Broadway Loan Combination had an original principal balance of $200,000,000 and has an outstanding principal balance as of the Cut-off Date of $200,000,000. Each of the 8 Times Square & 1460 Broadway Loan and the 8 Times Square & 1460 Broadway Companion Loans accrue interest at an interest rate of 4.05000% per annum. The proceeds of the 8 Times Square & 1460 Broadway Loan Combination were primarily used to refinance the 8 Times Square & 1460 Broadway Property, pay origination costs, return equity to the borrower sponsor and fund reserves.

The 8 Times Square & 1460 Broadway Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 8 Times Square & 1460 Broadway Loan requires monthly payments of interest only during its term. The scheduled maturity date of the 8 Times Square & 1460 Broadway Loan is the due date in November 2026. Voluntary prepayment of the 8 Times Square & 1460 Broadway Loan Combination without payment of any prepayment premium is permitted on or after the due date in August 2026. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the 8 Times Square & 1460 Broadway Loan Combination and (ii) the third anniversary of the origination of the 8 Times Square & 1460 Broadway Loan Combination, the 8 Times Square & 1460 Broadway Loan may be defeased with certain direct full faith and credit obligations of the United States of America or obligations which are “government securities” permitted under the 8 Times Square & 1460 Broadway Loan documents.

8 TIMES SQUARE & 1460 BROADWAY

■	The Mortgaged Property. The 8 Times Square & 1460 Broadway Property is a 16-story, 214,341 SF, Class A- mixed use, office and retail building located in Midtown Manhattan. The 8 Times Square & 1460 Broadway Property was originally built by The Swig Company in 1951-1952 and renovated in 2015-2016. The borrower sponsor is currently in the final stages of a full-scale $70.0 million property renovation which effectively delivers a brand new property. The office space was previously entirely leased to Skadden, Arps, Slate, Meagher & Flom LLP but is currently occupied by WeWork. The borrower sponsor concurrently began executing buyouts and terminations with five existing commodity retail and restaurant tenants in order to create a new multi-level flagship retail box, which has subsequently been leased to Foot Locker under the newly branded 8 Times Square address. As of September 1, 2016, the 8 Times Square & 1460 Broadway Property is 100.0% leased to WeWork and Foot Locker on recently executed long-term leases.

The office space, located on floors 4 through 17, has been completely gut renovated and customized to WeWork’s build-out and technology standards. Other renovation highlights include the ongoing reconfiguration of the 8 Times Square & 1460 Broadway Property’s office entrance on 41st Street. WeWork is accessed through the 1460 Broadway entrance on 41st Street.

WeWork is a privately held company founded in 2010. WeWork runs a network of co-working offices that spans 23 cities in seven countries. The company leases space in traditional office buildings, renovates its leased space to communal workspace, and leases portions of its space on a short-term basis to start-up companies and established smaller companies looking to save on occupancy costs. In addition, the company opened a WeLive residential rental concept in Manhattan, New York and Crystal City, Virginia. In its most recent round of funding, WeWork was valued at $16 billion.

WeWork executed a 19-year lease dated March 31, 2015 with a lease expiration date of August 31, 2034 for all of floors 4 through 17. WeWork has one, five-year renewal option with at least 18 months’ notice. WeWork’s lease structure includes a lease guaranty from WeWork’s parent company (WeWork Companies Inc.), which is capped at approximately $9.6 million and decreases to approximately $4 million on a predetermined five-year schedule. The WeWork lease also includes a letter of credit in the approximate amount of $9.6 million, which decreases to approximately $3.6 million on a predetermined 10-year schedule with reductions at the sixth, eighth, and tenth anniversaries of the possession date of August 12, 2015. The letter of credit may be drawn upon by the borrowers if the tenant defaults on the lease or files for bankruptcy.

Foot Locker is a global athletic footwear and apparel retailer that operates 1,835 stores in 23 countries. Foot Locker’s domestic stores have an average of 2,500 selling SF and its international stores have an average of 1,500 selling SF. In addition to Foot Locker, the company operates Lady Foot Locker, Kids Foot Locker, Champs Sports, Footaction, Six:02, East Bay Runners Point, and Sidestep stores. Listed on the NYSE as FL, the company has a $9.2 billion market cap. The company’s 2013, 2014, and 2015 revenues were $6.5 billion, $7.2 billion, and $7.4 billion, respectively.

Foot Locker executed a 16-year lease dated April 23, 2015 with a lease expiration date of August 31, 2032. The premises include the basement level and floors 1 through 3. Additionally, the premises include three exterior digital signs. Foot Locker has a free rent period until September 15, 2017 and the right to go dark at any time subject to the borrowers’ right of recapture after six months.

The following table presents certain information relating to the major tenants at the 8 Times Square & 1460 Broadway Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Foot Locker(2)	NR / Ba2 / BB+	36,120	16.9%	$10,750,000	52.8%	$297.62	8/31/2032	NA
WeWork	NR / NR / NR	178,221	83.1	9,623,934	47.2	54.00	8/31/2034	1, 5-year option
Largest Tenants		214,341	100.0%	$20,373,934	100.0%	$95.05
Vacant Spaces (Owned Space)		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		214,341	100.0%	$20,373,934	100.0%	$95.05

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Foot Locker has a free rent period until September 15, 2017 and has the right to go dark at any time, subject to the borrowers’ right of recapture after six months.

8 TIMES SQUARE & 1460 BROADWAY

The following table presents the lease rollover schedule at the 8 Times Square & 1460 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	214,341	100.0	100.0%	20,373,934	100.0	95.05	2
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	214,341	100.0%		$20,373,934	100.0%	$95.05	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 8 Times Square & 1460 Broadway Property:

Historical Leased %(1)

	2014	2015	2016	As of 9/1/2016(2)
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrowers and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Based on underwritten rent roll.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 8 Times Square & 1460 Broadway Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$20,373,934	$95.05
Contractual Rent Steps	0	0.00
Gross Up Vacancy	0	0.00
Total Rent	$20,373,934	$95.05
Total Reimbursables	0	0.00
Other Income(3)	553,667	2.58
Vacancy & Credit Loss	(1,018,697)	(4.75)
Effective Gross Income	$19,908,904	$92.88

Real Estate Taxes	$2,630,639	$12.27
Insurance	181,023	0.84
Management Fee	597,267	2.79
Other Operating Expenses	1,686,125	7.87
Total Operating Expenses	$5,095,054	$23.77

Net Operating Income	$14,813,850	$69.11
TI/LC	694,723	3.24
Replacement Reserves	42,868	0.20
Net Cash Flow	$14,076,259	$65.67

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In 2015, the borrower sponsor completed an approximately $70.0 million property renovation/reposition plan and executed new leases with the current tenants. As a result, historical net operating income information is not available.

(3)	Other Income represents tenant electric reimbursement and trash removal from WeWork.

8 TIMES SQUARE & 1460 BROADWAY

■	Appraisal. According to the appraisal, the 8 Times Square & 1460 Broadway Property had an “as-is” appraised value of $360,000,000 as of October 1, 2016.

■	Environmental Matters. Based on the Phase I environmental report dated September 19, 2016, there are no recognized environmental conditions or recommendations for further action at the 8 Times Square & 1460 Broadway Property other than the recommendation for the development and implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The 8 Times Square & 1460 Broadway Property is located on the northeast corner of West 41st Street and Broadway, which is located in the Midtown West Office District. As of the second quarter of 2016, the Midtown West Office District contains 41.0 million SF of Class A office space. The Times Square South sub-district contains a total Class A office inventory of 7.3 million SF and direct rents of $83.30 per SF. The Times Square South sub-district total vacancy rate increased 40 basis points in the second quarter of 2016 to 9.4%.

The appraiser identified 39 competitive buildings totaling approximately 22.6 million SF and indicated a weighted vacancy of 10.8% with asking rents ranging from $47.00 to $120.00 per SF. Of the 39 buildings surveyed, six were considered directly competitive with the 8 Times Square & 1460 Broadway Property in terms of building classification, asking rents, rentable office area, and current occupancy. The six properties have total occupancies ranging from 83.7% to 100.0% with an average of 91.6% and asking rents ranging from $50.00 per SF to $70.00 per SF.

The appraiser analyzed eight recent office leases with sizes ranging from 12,015 to 54,782 SF, lease terms ranging from eight to ten years and rents ranging from $56.00 to $73.00 per SF. Based on the comparable office lease data, the appraiser concluded to a rate of $58.00 per SF based on a modified gross basis for the office space. The appraiser also analyzed eight retail leases with sizes ranging from 17,500 to 70,000 SF with blended rents ranging from $101.46 to $375.16 per SF. Based on the comparable retail lease data, the appraiser concluded a blended rate of $297.62 per SF on a gross basis for the basement to third floor retail space at the 8 Times Square & 1460 Broadway Property.

The following table presents certain information relating to certain buildings that are directly competitive with the 8 Times Square & 1460 Broadway Property, as provided in the appraisal:

Directly Competitive Buildings(1)

Directly Competitive Buildings
Property	Office Area (NRA)	Available SF (Direct)	Available SF (Sublease)	Direct Occupancy	Total Occupancy	Direct Asking Rent (Low)	Direct Asking Rent (High)
1375 Broadway	401,559	65,290	0	83.7%	83.7%	$59.00	$62.00
1372 Broadway	450,000	0	0	100.0%	100.0%	$58.00	$58.00
1407 Broadway	811,000	124,221	0	84.7%	84.7%	$60.00	$70.00
1430 Broadway	332,000	6,862	10,947	97.9%	94.6%	$50.00	$50.00
501 Seventh Avenue	400,000	11,245	1,544	97.2%	96.8%	$55.00	$55.00
530 Seventh Avenue	468,660	9,660	12,100	97.9%	95.4%	$54.00	$55.00
Total / Average	2,863,219	217,278	24,591	92.4%	91.6%	$50.00	$70.00
(1)	Source: Appraisal.

■	The Borrowers. The borrowers, 1460 Fee Swighm LLC and 1460 Leasehold Swighm LLC, are single purpose Delaware limited liability companies, each structured to be bankruptcy-remote with two independent directors in its organizational structure. Each of the borrowers is a joint venture between Swig Investment Company, LLC (the “Swig Investment Company”) and Himmel + Meringoff Properties LLC. The borrowers are the owners of both fee and leasehold interests in the 8 Times Square & 1460 Broadway Property. The borrowers have the right to terminate the ground lease in accordance with the 8 Times Square & 1460 Broadway Loan documents. The sponsor of the borrowers and the non-recourse carveout guarantor is the Swig Investment Company which is owned by The Swig Company, LLC (“The Swig Company”).

The Swig Company is a privately-owned, San Francisco-based real estate operator with over 75 years of experience in investment, development, partnership and management of commercial real estate properties in major US markets. Founded by Benjamin Swig, The Swig Company’s current real estate holdings comprise a diversified, urban office property portfolio of approximately 8.5 million SF primarily invested in three core markets: Manhattan, Northern California, and Southern California.

8 TIMES SQUARE & 1460 BROADWAY

■	Escrows. On the origination date of the 8 Times Square & 1460 Broadway Loan Combination, the borrowers deposited (i) $1,325,353 into a tax reserve account, (ii) $8,480,556 into an unfunded obligation-free rent reserve account (which represents all free rents due under the leases except for the free rent payment of $895,833 that was due on November 1, 2016), (iii) $8,500,641 into a tenant improvements unfunded obligations reserve account, and (iv) $5,024,135 into a capital expenditures unfunded obligations account.

On each due date, the borrowers are required to deposit reserves of (i) 1/12th of the estimated annual real estate taxes, which currently equates to $232,126, into a tax reserve account, (ii) 1/12th of the annual insurance premiums to the extent a blanket insurance policy is not in effect, into an insurance reserve account, (iii) $3,572 into a replacement reserve account subject to a cap of $171,473 and (iv) upon the release of a condominium unit, one month of assessments payable into a condominium assessment reserve for each condominium unit which remains held by borrowers after the release, in accordance with the terms and conditions set forth in the 8 Times Square & 1460 Broadway Loan documents.

■	Lockbox and Cash Management. The 8 Times Square & 1460 Broadway Loan Combination is structured with a hard lockbox and springing cash management. All rents are required to be directly deposited by the tenants of the 8 Times Square & 1460 Broadway Property into a clearing account controlled by the lender. In the absence of an 8 Times Square & 1460 Broadway Trigger Period (as defined below), the funds in the clearing account will be swept on each business day into an account controlled by the borrowers. During an 8 Times Square & 1460 Broadway Trigger Period, funds in the clearing account will be swept on each business day into a deposit account controlled by the lender and applied and disbursed in accordance with the 8 Times Square & 1460 Broadway Loan documents.

An “8 Times Square & 1460 Broadway Trigger Period” will (a) commence upon the occurrence of (i) and continuance of an event of default under the 8 Times Square & 1460 Broadway Loan, (ii) the debt service coverage ratio falling below 1.20x, (iii) an 8 Times Square & 1460 Broadway Specified Tenant failing to be in actual, physical possession of its space, (iv) an 8 Times Square & 1460 Broadway Specified Tenant giving notice that it is terminating its lease for any material portion of its space, (v) any termination or cancellation of any 8 Times Square & 1460 Broadway Specified Tenant lease or any 8 Times Square & 1460 Broadway Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of any 8 Times Square & 1460 Broadway Specified Tenant, or (vii) an 8 Times Square & 1460 Broadway Specified Tenant being in monetary default of base rent, or in material monetary or material non-monetary default with its lease and (b) end upon the cure, if applicable, of the applicable trigger in accordance with the 8 Times Square & 1460 Broadway Loan documents.

An “8 Times Square & 1460 Broadway Specified Tenant” means (i) WeWork, (ii) Foot Locker, (iii) any pre-approved office replacement tenant, (iv) any tenant under its lease which, individually or when aggregated with all other leases at the 8 Times Square & 1460 Broadway Property with the same tenant or its affiliate, accounts for 25% or more of the total rental income and/or the gross leasable area at the 8 Times Square & 1460 Broadway Property, and (v) any guarantor(s) of the applicable related lease(s).

■	Property Management. The 8 Times Square & 1460 Broadway Property is currently managed by Meringoff Properties, Inc. Under the 8 Times Square & 1460 Broadway Loan documents, the 8 Times Square & 1460 Broadway Property may not be managed by any party other than Meringoff Properties, Inc.; provided, however, that so long as no event of default under the 8 Times Square & 1460 Broadway Loan documents exists, the borrowers can replace Meringoff Properties, Inc. with a property manager upon notice to the lender, provided that either (i) the replacement property manager and replacement property management agreement are approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) or (ii) the replacement property manager is (x) The Swig Company, any affiliate of The Swig Company that is controlled by or is under common control with The Swig Company, Cushman & Wakefield or an affiliate thereof, Jones Lang LaSalle or an affiliate thereof, CBRE or an affiliate thereof, Meringoff Properties, Inc., or any affiliate of Meringoff Properties, Inc. that is controlled by or is under common control with Meringoff Properties, Inc. or (y) a reputable management company (a) having at least five years’ experience in the management of properties similar in class and size to the 8 Times Square & 1460 Broadway Property in Manhattan, New York, or any similar metropolitan area, (b) at the time of its engagement as property manager, having under management not less than four class “A” and/or class “B” office properties containing leasable square footage equal to or greater than 1,500,000 leasable square feet of office space in the aggregate (excluding the 8 Times Square & 1460 Broadway Property) and (c) that is not the subject of a bankruptcy or similar insolvency proceeding. The lender has the right to terminate the property management agreement and replace the property manager or require that the borrowers terminate the property management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an event of default under the 8 Times Square & 1460 Broadway Loan documents which remains uncured and is continuing or (c) there exists a default (which may be caused by the property manager’s

8 TIMES SQUARE & 1460 BROADWAY

fraud, willful misconduct or gross negligence) by the property manager beyond all applicable notice and cure periods under the property management agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release Provisions. At any time after the earlier to occur of (a) the second anniversary of the last securitization of any portion of the 8 Times Square & 1460 Broadway Loan Combination and (b) the third anniversary of the origination of the 8 Times Square & 1460 Broadway Loan Combination, the borrowers may partially defease and obtain the release of the office and/or signage condominium units upon a third-party sale provided, among other things, (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio for the remaining property is not less than the greater of the debt service coverage ratio immediately preceding the partial release and 1.82x, (iii) the debt yield for the remaining property is not less than the greater of the debt yield immediately preceding the partial release and 7.39%, (iv) the borrowers defease the 8 Times Square & 1460 Broadway Loan Combination in an amount equal to 115% of the original allocated loan amount of such release parcel, (v) the ground lease has been amended to remove the related condominium unit(s) from the ground lease’s terms and conditions and (vi) the related borrowers deliver to the lender a REMIC opinion.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy with no deductible in excess of $50,000 that provides coverage for terrorism in an amount equal to the full replacement cost of the 8 Times Square & 1460 Broadway Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the 12 months following restoration). If TRIPRA (or any applicable subsequent statute, extension or reauthorization) is not in effect then provided terrorism coverage is commercially available, the borrowers are required to carry terrorism coverage but not required to pay additional annual premiums in excess of two times the annual premium payable at such time for the policies required under the 8 Times Square & 1460 Broadway Loan documents to the extent they insure the 8 Times Square & 1460 Broadway Property on a stand-alone basis (without giving effect to the terrorism coverage components of the policies) in order to obtain the terrorism coverage as part of any applicable insurance policy, but the borrowers are obligated to purchase the maximum amount of terrorism coverage available with respect to the applicable insurance policy with such funds equal to two times the annual premium payable at such time for the policies required under the 8 Times Square & 1460 Broadway Loan documents. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

681 Fifth Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	New York, New York		Cut-off Date Balance(2)	$57,500,000
Property Type	Mixed Use		Cut-off Date Balance per SF(1)	$2,603.76
Size (SF)	82,573		Percentage of Initial Pool Balance	6.3%
Total Occupancy as of 9/30/2016	90.8%		Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2016	90.8%		Type of Security	Fee Simple
Year Built / Latest Renovation	1913 / 2009		Mortgage Rate	4.12650%
Appraised Value	$440,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120

Underwritten Revenues	$20,376,202
Underwritten Expenses	$4,785,552		Escrows(3)
Underwritten Net Operating Income (NOI)	$15,590,650		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$15,022,133	Taxes	$848,821	$282,527
Cut-off Date LTV Ratio(1)	48.9%	Insurance	$106,910	$8,376
Maturity Date LTV Ratio(1)	48.9%	Replacement Reserve(3)	$0	$1,376
DSCR Based on Underwritten NOI / NCF(1)	1.73x / 1.67x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	7.3% / 7.0%	Other(4)	$2,472,743	$0

	Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$215,000,000	99.9%	Loan Payoff(5)	$154,577,785	71.8%
Other Sources	200,000	0.1	Principal Equity Distribution	52,106,328	24.2
			Closing Costs	5,087,412	2.4
			Reserves	3,428,474	1.6

Total Sources	$215,200,000	100.0%	Total Uses	$215,200,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 681 Fifth Avenue Loan Combination (as defined below).

(2)	The 681 Fifth Avenue Loan has a Cut-off Date Balance of $57,500,000 and represents the non-controlling note A-5 of the $215,000,000 681 Fifth Avenue Loan Combination, which is evidenced by six pari passu notes and was co-originated by Citigroup Global Markets Realty Corp. and UBS AG. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $80,000,000, is currently held by UBS AG, and is expected to be contributed to the MSC 2016-UBS12 securitization transaction; (ii) the non-controlling notes A-2, A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $49,000,000, are currently held by UBS AG, and are expected to be contributed to one or more future commercial mortgage securitization transactions; and (iii) the non-controlling note A-6, which has an outstanding principal balance as of the Cut-off Date of $28,500,000, is currently held by Citigroup Global Markets Realty Corp., and is expected to be contributed to one or more future commercial mortgage securitization transactions. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Other upfront reserves include reserves for the following: (i) $250,262 for rent concessions for MCM Products USA, Inc. (“MCM”), (ii) $387,881 for outstanding tenant improvements for Vera Bradley, (iii) $1,700,000 for outstanding tenant improvements for Metropole Realty Advisors, Inc. and (iv) $134,600 for outstanding leasing commissions for MCM.

(5)	Loan Payoff includes a first mortgage loan and mezzanine loan, together with any applicable fees, of $126,853,163 and $27,724,622, respectively. Yield Maintenance Costs include yield maintenance premiums of $7.2 million and $2.5 million incurred in the payoff of the previous first mortgage and mezzanine loan, respectively.

■	The Mortgage Loan. The mortgage loan (the “681 Fifth Avenue Loan”) is part of a loan combination (the “681 Fifth Avenue Loan Combination”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 82,573 SF office building located in New York, New York (the “681 Fifth Avenue Property”). The 681 Fifth Avenue Loan, which is evidenced by the non-controlling note A-5, has an aggregate Cut-off Date Balance of $57,500,000 and represents approximately 6.3% of the Initial Pool Balance. The related companion loans are evidenced by: (i) the controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $80,000,000, is currently held by UBS AG, and is expected to be contributed to the MSC 2016-UBS12 securitization transaction; (ii) the non-controlling notes A-2, A-3 and A-4, which have an aggregate outstanding principal balance as of the Cut-off Date of $49,000,000, are currently held by UBS AG, and are expected to be contributed to one or more future commercial mortgage securitization transactions; and (iii) the non-controlling note A-6, which has an outstanding principal balance as of the Cut-off Date of $28,500,000, is currently held by Citigroup Global Markets Realty Corp., and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 681 Fifth Avenue Loan Combination, which accrues interest at an interest rate of 4.12650% per annum, was co-originated by Citigroup Global Markets Realty Corp. and UBS AG on November 4, 2016, had an original principal balance of $215,000,000 and has an outstanding principal balance as of the Cut-off Date of $215,000,000. The proceeds of the 681 Fifth Avenue Loan Combination were primarily used to retire the existing debt of the 681 Fifth Avenue Property, return equity to the sponsor, pay origination costs and fund reserves.

The 681 Fifth Avenue Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 681 Fifth Avenue Loan requires monthly payments of interest only through maturity. The scheduled maturity date of the 681 Fifth Avenue Loan is the due date in November 2026. Provided that no event of default has occurred and is continuing under the 681 Fifth Avenue Loan Combination loan documents, at any time after the earlier to occur of (i) the second anniversary of the securitization of the last portion of the 681 Fifth Avenue Loan Combination and (ii) the fourth anniversary of the first payment date, the 681 Fifth Avenue Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 681 Fifth Avenue Loan Combination loan documents. Provided that no event of default has occurred and is continuing under the 681 Fifth Avenue Loan documents, voluntary prepayment of the 681 Fifth Avenue Loan without a prepayment premium or yield maintenance charge is permitted on or after the due date in August 2026.

681 Fifth Avenue

■	The Mortgaged Property. The 681 Fifth Avenue Property is a pre-war, 17-story, 82,573 SF Class A mixed use retail and office building located at the southeast intersection of Fifth Avenue and East 54th Street in Midtown Manhattan. The 681 Fifth Avenue Property consists of 60,063 SF of office space and 22,510 SF of retail space with 42 feet of frontage along Fifth Avenue. The 681 Fifth Avenue Property is in close proximity to Central Park, Rockefeller Center, Radio City Music Hall and Times Square, and within walking distance of several mass transit options including the B, D, E, F, M, N, Q, R, 4, 5, and 6 subway trains. The 681 Fifth Avenue Property is within close proximity of destination retailers such as Saks Fifth Avenue department store, Niketown, Tiffany & Co., Louis Vuitton, Cartier, Apple Store and Microsoft, and therefore it benefits from consistent foot traffic and tourism. According to a third party market research report, in 2015, New York City welcomed approximately 58.3 million international and domestic visitors who spent $41 billion.

The borrower has expended approximately $68.6 million in capital improvements, lease buyouts, and leasing commissions to the 681 Fifth Avenue Property. Between 2008 and 2009, the 681 Fifth Avenue Property underwent an extensive renovation modernizing the building to Class A quality retail and office standard. Upgrades include a replacement of the mechanical equipment, elevators, electrical service, windows, and upgrades to the lobby and common areas.

The 681 Fifth Avenue Property is currently 90.8% occupied as of September 30, 2016 by eight office tenants and one retail tenant. The largest tenant, Tommy Hilfiger, occupies 22,510 SF (27.3% of the NRA; 76.8% of the UW Base Rent) of space and has been in occupancy at the 681 Fifth Avenue Property since June 2008. The second largest tenant, Vera Bradley, occupies 5,877 SF (7.1% of the NRA; 2.2% of the UW Base Rent) of space expiring in March 2026. The third largest tenant, Vision Capital, occupies 5,835 SF (7.1% of the NRA; 3.0% of the UW Base Rent) of space and has been in occupancy at the 681 Fifth Avenue Property since March 2011. No tenant at the 681 Fifth Avenue Property occupies more than 7.1% of net rentable area other than Tommy Hilfiger and Belstaff USA. Historical occupancy at the 681 Fifth Avenue Property has remained consistent at 90.8% since 2013.

Major Tenants. Tommy Hilfiger (22,510 SF; 27.3% of the NRA, 76.8% of the UW Base Rent). Tommy Hilfiger is a designer lifestyle brand. Founded in 1985, Tommy Hilfiger’s collections include apparel, accessories, and footwear for men, women, and kids, including sportswear and denim. Tommy Hilfiger was acquired in 2010 by PVH Corp. (NYSE: PVH; Moody’s/S&P: Ba2/BB+), a global apparel and retail company. Global retail revenue for the Tommy Hilfiger brand was $3.4 billion in 2015. Tommy Hilfiger has leased the entire retail space of 22,510 SF at the 681 Fifth Avenue Property since June 2008 and currently utilizes the space as one of its seven global flagship stores and its only store in New York City. Tommy Hilfiger pays a current base rent of $596.52 per SF which increases by 3.0% annually on June 1 under a 15-year modified gross lease that expires May 31, 2023. Tommy Hilfiger is required to reimburse real estate taxes based on 60% of the increase over Tommy Hilfiger’s 2007/2008 base year amount and insurance costs based on 50% of the increase over Tommy Hilfiger’s 2008 base year amount. Tommy Hilfiger has notified the borrower of its intention to explore subleasing its space. The currently in place lease provides the borrower the right to receive 75% of any sublease rent in excess of Tommy Hilfiger’s contractual rent. Tommy Hilfiger does not have a right to go dark on the ground floor and second floor and such default beyond any applicable cure period set forth in its lease would allow the borrower to realize on Tommy Hilfiger’s $6.66 million letter of credit security deposit for any unpaid amounts due to the borrower under the lease. Tommy Hilfiger does not have any renewal or termination options. As of November 14, 2016, PVH Corp. affirmatively provided a guaranty of the lease previously guaranteed by subsidiaries of Tommy Hilfiger USA, Inc. and Tommy Hilfiger B.V.

681 Fifth Avenue

The following table presents certain information relating to the tenants at the 681 Fifth Avenue Property:

Five Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Tommy Hilfiger(2)	NR / Ba2 / BB+	22,510	27.3%	$13,830,596	76.8%	$614.42	5/31/2023	NAP
Belstaff USA(3)	NR / NR / NR	17,505	21.2	1,194,458	6.6	68.24	Various	NAP
Vera Bradley	NR / NR / NR	5,877	7.1	399,606	2.2	67.99	3/31/2026	1, 5-year option
Vision Capital	NR / NR / NR	5,835	7.1	533,205	3.0	91.38	6/30/2018	1, 4.75-year option
Global Thematic Partners	NR / NR / NR	5,835	7.1	520,549	2.9	89.21	9/30/2017	NAP
Five Largest Tenants		57,562	69.7%	$16,478,414	91.5%	$286.27
Remaining Tenants		17,375	21.0	1,539,775	8.5	88.62
Vacant		7,636	9.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		82,573	100.0%	$18,018,189	100.0%	$240.44

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Tommy Hilfiger has notified the borrower of its intention to explore subleasing its space.

(3)	MCM currently subleases the 10th floor from Belstaff USA through February 12, 2017 and has entered into a direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027. At loan origination, the borrower reserved $250,262 which is equal to seven months of free rent for MCM’s space and $134,600 for outstanding leasing commissions for MCM. Forall USA, Inc. currently subleases the 8th floor from Belstaff USA through March 31, 2022.

The following table presents the lease rollover schedule at the 681 Fifth Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	11,670	14.1	14.1%	885,939	4.9	75.92	2
2018	5,835	7.1	21.2%	533,205	3.0	91.38	1
2019	0	0.0	21.2%	0	0.0	0.00	0
2020	0	0.0	21.2%	0	0.0	0.00	0
2021	0	0.0	21.2%	0	0.0	0.00	0
2022	5,835	7.1	28.3%	400,046	2.2	68.56	1
2023	34,115	41.3	69.6%	14,817,427	82.2	434.34	3
2024	0	0.0	69.6%	0	0.0	0.00	0
2025	0	0.0	69.6%	0	0.0	0.00	0
2026	5,877	7.1	76.7%	399,606	2.2	67.99	1
2027 & Thereafter	11,605	14.1	90.8%	981,965	5.4	84.62	2
Vacant	7,636	9.2	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	82,573	100.0%		$18,018,189	100.0%	$240.44	10

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

The following table presents certain information relating to historical leasing at the 681 Fifth Avenue Property:

Historical Leased %(1)

	2013	2014	2015	TTM 9/30/2016
Owned Space	90.8%	90.8%	90.8%	90.8%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the specified year unless otherwise indicated.

681 Fifth Avenue

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 681 Fifth Avenue Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 6/30/2016	Underwritten	Underwritten $ per SF
Base Rent(2)(3)	$15,934,792	$16,373,915	$16,481,473	$16,728,353	$17,540,062	$212.42
Contractual Rent Steps(3)	0	0	0	0	478,126	5.79
Potential Income from Vacant Space	0	0	0	0	839,960	10.17
Total Rent	$15,934,792	$16,373,915	$16,481,473	$16,728,353	$18,858,149	$228.38
Reimbursements	351,725	466,253	630,174	702,957	2,216,241	26.84
Other Income	119,260	110,399	179,847	184,942	141,773	1.72
Vacancy, Credit Loss & Concessions	0	0	0	0	(839,960)	(10.17)
Effective Gross Income	$16,405,777	$16,950,567	$17,291,494	$17,616,251	$20,376,202	$246.77

Real Estate Taxes	$1,093,580	$1,204,228	$1,447,204	$1,533,063	$3,243,293	$39.28
Insurance	103,423	106,234	95,722	95,951	101,819	1.23
Management Fee	225,745	165,980	151,941	152,565	156,497	1.90
Other Expenses	1,254,974	1,338,626	1,292,582	1,385,143	1,283,943	15.55
Total Operating Expenses(4)	$2,677,722	$2,815,068	$2,987,449	$3,166,722	$4,785,552	$57.96

Net Operating Income	$13,728,055	$14,135,499	$14,304,045	$14,449,529	$15,590,650	$188.81
Normalized TI/LC	0	0	0	0	553,128	6.70
Replacement Reserves	0	0	0	0	15,389	0.19
Net Cash Flow	$13,728,055	$14,135,499	$14,304,045	$14,449,529	$15,022,133	$181.93

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	As of the underwritten rent roll dated September 30, 2016. MCM subleases the 10th floor from Belstaff USA through February 12, 2017 and has entered into a direct lease for 100.0% of its current premises beginning February 14, 2017 through February 28, 2027. At loan origination, the borrower reserved $250,262 which is equal to seven months of free rent for MCM’s space and $134,600 for outstanding leasing commissions for MCM. Forall USA, Inc. currently subleases the 8th floor from Belstaff USA through March 31, 2022. Metropole Realty Advisors, Inc. currently occupies 5,770 SF (16th floor) at the 681 Fifth Avenue Property and has entered into a second amendment to its lease to expand and relocate to 7,636 SF (penthouse floors) which is currently vacant, once tenant improvement work is completed. At loan origination, the borrower reserved $1,700,000 for tenant improvement work in connection with Metropole Realty Advisors, Inc.’s relocation. Metropole Realty Advisors, Inc. will continue paying contractual rent on the 16th floor until its relocation, and after such move, will pay the same nominal annual UW Base Rent of $552,944 with annual rent steps of 1.5%.

(3)	The increase in UW Base Rent over 6/30/2016 TTM Base Rent is primarily attributed to Tommy Hilfiger’s rent step up in June 2017 of $391,100, vacancy gross up of approximately $839,960, and contractual rent steps effective November 1, 2017 of $478,126.

(4)	The 681 Fifth Avenue Property currently benefits from a $19,095,750 real estate tax abatement that begins to amortize annually over a five-year term commencing during the 2017/2018 fiscal year and ends after the 2021/2022 fiscal year. UW Real Estate Taxes are underwritten to the ten-year average of estimated real estate tax payments based on the assessed value of $36,068,402 and tax rate of 10.656% and the five-year abatement schedule. UW Real Estate Tax recoveries are underwritten to the ten-year average of estimated reimbursements based on the estimated real estate tax payments and current in-place lease structures for reimbursement of increases in real estate taxes over base years. The estimated abated real estate taxes and unabated real estate taxes due in 2017/2018 and 2021/2022 are approximately $1,800,000 and $3,900,000, respectively. The estimated real estate tax recoveries collected in 2017/2018 and 2021/2022 are approximately $744,000 and $2,600,000, respectively.

■	Appraisal. According to the appraisal, the 681 Fifth Avenue Property had an “as-is” appraised value of $440,000,000 as of October 1, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated October 3, 2016, the environmental consultant reported no recognized environmental conditions at the 681 Fifth Avenue Property.

■	Market Overview and Competition. The 681 Fifth Avenue Property is located on Fifth Avenue in the Plaza District between 53rd Street and 54th Street, in midtown Manhattan, with 42 feet of frontage along the east side of Fifth Avenue between the Microsoft and Coach retail locations. According to the appraisal, the Plaza District has historically exhibited the highest office rental rates in midtown Manhattan. Midtown Manhattan is the largest office market in Manhattan and features a number of well-known buildings including the GM building, the Empire State Building, and the Bank of America Tower. The 681 Fifth Avenue Property is located approximately 0.2 miles north of the Saks Fifth Avenue department store and surrounded by New York landmarks and attractions.

The estimated 2016 population within a one-, three- and five-mile radius of the 681 Fifth Avenue Property is 185,431, 1,291,066, and 2,745,842, respectively, according to a third party market research report. The population within a one-, three- and five-mile radius of the 681 Fifth Avenue Property is projected to increase by 0.63%, 0.62% and 0.78%, respectively, through 2021, according to a third party market research report. The estimated 2016 average household income within a one-, three- and five-mile radius of the 681 Fifth Avenue Property is estimated to be $165,450, $136,798, and $112,769, respectively.

According to the appraisal, the 681 Fifth Avenue Property is located within the Upper Fifth Avenue retail submarket of Manhattan in New York, New York, which consists of 69 ground floor retail units and, as of the second quarter of 2016, exhibited a vacancy rate of 11.6% and an average rental rate and asking rent range of $2,980 per SF and $2,700 to $4,450 per SF, respectively, for direct ground floor retail space. According to a third party market research report, the 681 Fifth Avenue Property is located within the Plaza District retail submarket of Manhattan in New York, New York, which consists of 249 retail buildings totaling approximately 4.3 million SF of retail space. As of the second quarter of 2016, the Plaza District retail submarket vacancy rate was 4.2% and the average rental rate was $160.00

681 Fifth Avenue

per SF for retail space. According to the appraisal, in-place retail rent at the 681 Fifth Avenue Property is 25.7% below market.

According to a third party market research report, the 681 Fifth Avenue Property is located within the Plaza District office submarket of Manhattan in New York, New York, which consists of 445 buildings totaling approximately 88.3 million SF of office space. As of the second quarter of 2016, the Plaza District Class A office submarket vacancy rate was 8.8% and the average rental rate was $75.61 per SF. According to the appraisal, in-place office rents at the 681 Fifth Avenue Property are 7.1% below market.

The following table presents certain information relating to the primary competition for the 681 Fifth Avenue Property:

681 Fifth Avenue Property Competitive Set(1)

	681 Fifth Avenue Property	610 Fifth Avenue	665 Fifth Avenue	685 Fifth Avenue
Year Built	1913	1933	1974	1926
SF	82,573	82,448	135,300	34,170
Total Occupancy	90.8%(2)	100.0%	100.0%	100.0%
Asking Rent	$110.00	N/A	N/A	N/A
	689 Fifth Avenue	720 Fifth Avenue	724 Fifth Avenue
Year Built	1926	1953	1921
SF	90,000	132,317	54,000
Total Occupancy	100.0%	95.5%	100.0%
Asking Rent	N/A	$79.00	N/A

(1)	Source: Appraisal.

(2)	Occupancy as of September 30, 2016.

■	The Borrower. The borrower is 681 Fifth Avenue LLC, a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 681 Fifth Avenue Loan. The borrower is indirectly owned by Robert Siegel (54.5%), Katherine R. Stallings (2.0%), and Patrick Guerrand-Hermes and Martine Guerrand-Hermes (43.5%). Robert Siegel is the borrower sponsor and the nonrecourse carve-out guarantor of the 681 Fifth Avenue Loan.

Robert Siegel is the CEO of Metropole Realty Advisors, Inc. (“Metropole”), an affiliated property manager of the 681 Fifth Avenue Property and an affiliate of the borrower. Metropole engages in commercial real estate development, brokerage, and construction throughout the United States, including Chicago, New York, Los Angeles, and Hawaii. In addition to its real estate investments in luxury retail properties, Metropole has acted as an advisor to developers and high end retail tenants for over 35 years. Patrick Guerrand-Hermès and Martine Guerrand-Hermès are members of the Hermès family of designer clothing retailers.

■	Escrows. The borrower deposited $848,821 in escrow for annual real estate taxes and $106,910 in escrow for insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments and annual estimated insurance premiums. The borrower also deposited at loan origination $250,262 for rent concessions for MCM, $387,881 for outstanding tenant improvements for Vera Bradley, $1,700,000 for outstanding tenant improvements for Metropole (affiliated property manager and an affiliate of the borrower), and $134,600 for outstanding leasing commissions for MCM. On every monthly payment date, the borrower is required to escrow $1,376 for capital expenditures. During the continuance of a Material Tenant Trigger Event (as defined below), all excess cash flow is required to be deposited into a reserve (the “Material Tenant TI/LC Reserve”), subject to a cap of $10,000,000 (the “Material Tenant TI/LC Reserve Cap”), to be used in connection with tenant improvements and leasing commissions incurred with respect to a Material Tenant (as defined below) space.

681 Fifth Avenue

A “Material Tenant Trigger Event” will commence upon the earlier of (i) a Material Tenant giving notice of its intention to terminate or cancel its lease; (ii) a Material Tenant failing to extend or renew its lease on or prior to 18 months prior to the then applicable expiration date of its lease; (iii) a Material Tenant being (a) more than 30 days in arrears with respect to the payment of base rent under its lease, (b) in default, beyond applicable notice and cure periods, with respect to any other monetary obligations in excess of $75,000, in the aggregate, under its lease, or (c) subject to a material non-monetary event of default beyond applicable notice and cure periods under its lease; (iv) the bankruptcy or insolvency of a Material Tenant or, if applicable, any guarantor of a Material Tenant’s obligations under its lease; (v) the termination of a lease with a Material Tenant; or (vi) a Material Tenant going dark, vacating, ceasing to occupy or discontinuing its operations at the 681 Fifth Avenue Property; provided however, that clause (vi) will not constitute a Material Tenant Trigger Event if (a) the applicable Material Tenant is Tommy Hilfiger, (b) the applicable Material Tenant or related lease guarantor is an investment grade rated entity, or (c) the applicable Material Tenant has gone dark, vacated, ceased to occupy or discontinued its operations at the 681 Fifth Avenue Property on a temporary basis in connection with remodeling, renovation, or restoration of its premises. Notwithstanding the above, a termination or partial termination of the Tommy Hilfiger lease in connection with a new lease entered into in accordance with the 681 Fifth Avenue Loan documents will not, in and of itself, constitute a Material Tenant Trigger Event. A Material Tenant Trigger Event will continue until the borrower deposits with lender cash or a letter of credit in the amount of $10,000,000 to be held in the Material Tenant TI/LC Reserve, or in regard to clause (i) above, the Material Tenant withdraws its notice of intention to terminate or cancel; or in regard to clauses (i), (ii), (v), or (vi) above, (a) the borrower has entered into a new Major Lease (as defined below) or extension of the term of an existing Major Lease with respect to all or any portion of the retail space in accordance with the requirements of the 681 Fifth Avenue Loan documents and the 681 Fifth Avenue Property achieves a debt service coverage ratio of at least 1.50x; provided however, that in regard to clause (vi) above, such cure must be a new lease and not an extension of the existing lease and (b) the substantial completion of all landlord work and either (1) the expiration of all rent concessions, the payment of tenant allowances and the satisfaction of certain leasing commission payment obligations or (2) deposit by the borrower of certain amounts in lieu thereof, and the execution and delivery of an estoppel certificate to the lender; or in regard to clause (iii) above, the applicable event of default has been cured; or in regard to clause (iv) above, either (x) the affirmation of the applicable lease in the bankruptcy proceeding, provided that the applicable Material Tenant will be actually paying all rents and other amounts due under such lease or (y) the discharge or dismissal of the applicable lease guarantor from such bankruptcy proceeding, provided that such bankruptcy proceeding does not have an adverse effect on such lease guarantor’s ability to perform its obligations under the applicable lease guaranty; or in regard to clause (vi) above, the applicable Material Tenant recommences its operations at the premises.

A “Material Tenant” means (i) Tommy Hilfiger or (ii) any tenant or replacement tenant that, together with its affiliates, leases all or a portion of the retail space at the 681 Fifth Avenue Property.

A “Major Lease” means any lease that (i) either individually or together with its affiliates, assuming the exercise of all expansion rights (a) covers or is expected to cover 15,000 SF or more of the net rentable area of the 681 Fifth Avenue Property or (b) constitutes 10% or more of the annual rentable income for the 681 Fifth Avenue Property; (ii) contains an option or preferential right to purchase all or any portion of the 681 Fifth Avenue Property; (iii) is with an affiliate of the borrower, guarantor, or manager as tenant; (iv) is entered into during the continuation of an event of default; or (v) is entered into with any Material Tenant.

■	Lockbox and Cash Management. The 681 Fifth Avenue Loan Combination provides for a hard lockbox and in-place cash management. Provided no event of default has occurred and is continuing, all funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the 681 Fifth Avenue Loan Combination, to fund the required reserves deposits as described above under “—Escrows,” to pay for operating expenses in accordance with the annual budget and not otherwise paid or reserved for as described above under “—Escrows,” during the continuance of either a Material Tenant Trigger Event and/or 681 Fifth Avenue Cash Sweep Event Period (as defined below), to pay for any extraordinary expenses not referenced in the annual budget approved by the lender that exceed certain thresholds set forth in the loan documents, and during the continuance of a Material Tenant Trigger Event, to deposit the excess cash flow into the Material Tenant TI/LC Reserve, subject to the Material Tenant TI/LC Reserve Cap, and during the continuance of a 681 Fifth Avenue Cash Sweep Event Period (and so long as no Material Tenant Trigger Event is then continuing unless the Material Tenant TI/LC Reserve Cap has been satisfied), to deposit the excess cash flow with the lender to be held as additional security for the 681 Fifth Avenue Loan Combination. Provided no Material Tenant Trigger Event is then continuing (unless the Material Tenant TI/LC Reserve Cap has been satisfied) and no 681 Fifth Avenue Cash Sweep Event Period is then continuing, all excess cash flow will be remitted to the borrower.

681 Fifth Avenue

A “681 Fifth Avenue Cash Sweep Event Period” will commence upon (i) an event of default, (ii) any bankruptcy action involving the borrower, guarantor, or an affiliated property manager, or (iii) as of the end of any calendar quarter, the debt service coverage ratio, generally based on the current monthly base rents annualized and expenses for trailing 12-month period, falling below 1.15x. A 681 Fifth Avenue Cash Sweep Event Period will continue until, in regard to clause (i) above, the cure of such event of default and acceptance of such cure by the lender, in regard to clause (ii) above, the filing being discharged, stayed or dismissed within 60 days for the borrower or guarantor, or 120 days for the affiliated property manager or the replacement of the property manager in accordance with the 681 Fifth Avenue Loan documents, or in regard to clause (iii) above, the date the debt service coverage ratio (calculated as described in clause (iii)) is greater than or equal to 1.20x for two consecutive calendar quarters.

■	Property Management. The office space at the 681 Fifth Avenue Property is managed by Cushman & Wakefield, Inc., a third party management firm that manages a 590 million SF portfolio across the United States. The retail space at the 681 Fifth Avenue Property is managed by Metropole, a third party management firm affiliated with the borrower. Metropole currently occupies 5,770 SF (the 16th floor) at the 681 Fifth Avenue Property and has entered into a second amendment to its lease to relocate and expand its leased premises to 7,636 SF (the penthouse floors) at the 681 Fifth Avenue Property upon completion of tenant improvement work. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager, borrower or guarantor becomes insolvent or a debtor in any bankruptcy action; (ii) an event of default has occurred and is continuing under the 681 Fifth Avenue Loan documents; (iii) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods. The borrower has the right to replace the property manager, provided no event of default is continuing under the 681 Fifth Avenue Loan documents, withcertain specified property management companies or a reputable and experienced manager which in the reasonable judgment of the lender has experience managing properties similar in location, size, class, use, operation and value as the 681 Fifth Avenue Property and with respect to which a rating agency confirmation has been obtained (and, with respect to a replacement property manager who is an affiliate of the borrower, provided that a new non-consolidation opinion has been obtained).

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to obtain business income insurance in an amount equal to 100% of the projected gross income of the 681 Fifth Avenue Property for a period of 24 months plus 12 months of extended coverage and insurance against acts of terrorism or other similar acts or events, in each case with no deductible in excess of $25,000 (excluding wind/named storm coverage) in form and substance reasonably satisfactory to lender (but, if TRIPRA is no longer in effect, the borrower is required to obtain such terrorism insurance to the extend obtainable at a cost of no more than 200% of annual insurance premiums for all risk property and business interruption coverages, exclusive of the portion of premiums, if any with respect to flood, earthquake, and terrorism coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

quantum park

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Barclays
Location (City/State)	Ashburn, Virginia	Cut-off Date Balance(3)		$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$140.00
Size (SF)	942,843	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 12/6/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/6/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1998, 2001 / NAP	Mortgage Rate		3.68850%
Appraised Value	$200,000,000	Original Term to Maturity (Months)(2)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)(2)		60

Underwritten Revenues	$27,065,253
Underwritten Expenses	$12,043,225	Escrows
Underwritten Net Operating Income (NOI)	$15,022,028		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,786,318	Taxes	$0	$191,400
Cut-off Date LTV Ratio(1)	66.0%	Insurance	$25,086	$0
Maturity Date / ARD LTV Ratio(1)(2)	66.0%	Replacement Reserves	$0	$11,786
DSCR Based on Underwritten NOI / NCF(1)	3.04x / 3.00x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.4% / 11.2%	Other(4)	$0	$439,668

Sources and Uses(5)
Sources	$	%	Uses	$	%
Loan Combination Amount	$132,000,000	67.1%	Purchase Price	$193,000,000	98.1%
Principal’s New Cash Contribution	61,070,342	31.0	Closing Costs	3,720,528	1.9
Other Sources	3,675,273	1.9	Reserves	25,086	0.0

Total Sources	$196,745,614	100.0%	Total Uses	$196,745,614	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Quantum Park Loan Combination.

(2)	Calculated as of the ARD (as defined below).

(3)	The Cut-off Date Balance of $50,000,000 is evidenced by the non-controlling note A-2, which is part of a loan combination evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The related companion loans are evidenced by (i) the non-controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, and was contributed to the CGCMT 2016-C3 securitization transaction and (ii) the controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $52,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(4)	The other monthly reserve is comprised of a $439,668 condominium common charges reserve. See “—Escrows” below.

(5)	In conjunction with the acquisition of the Quantum Park Property, the borrower sponsor also acquired two adjacent buildings which are not collateral for the Quantum Park Loan Combination. The Sources and Uses table reflects amounts allocated to the borrower sponsor’s acquisition of the Quantum Park Property which serves as collateral for the Quantum Park Loan Combination.

■	The Mortgage Loan. The mortgage loan (the “Quantum Park Loan”) is part of a loan combination (the “Quantum Park Loan Combination”) that is evidenced by three pari passu notes that are together secured by a first lien mortgage encumbering the borrower’s fee simple interest in an office complex located in Ashburn, Virginia (the “Quantum Park Property”). The Quantum Park Loan, which is evidenced by note A-2 and represents a non-controlling interest in the Quantum Park Loan Combination, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 5.5% of the Initial Pool Balance. The related companion loans (the “Quantum Park Companion Loans”) had an aggregate original principal balance of $82,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $82,000,000 and are evidenced by (i) the non-controlling note A-1, which has an outstanding principal balance as of the Cut-off Date of $30,000,000, and was contributed to the CGCMT 2016-C3 securitization transaction and (ii) the controlling note A-3, which has an outstanding principal balance as of the Cut-off Date of $52,000,000, is currently held by Barclays Bank PLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Quantum Park Loan Combination was originated on September 28, 2016 by Barclays Bank PLC. The Quantum Park Loan Combination had an original principal balance of $132,000,000, has an outstanding principal balance as of the Cut-off Date of $132,000,000 and accrues interest at an interest rate of 3.68850% per annum (the “Initial Interest Rate”) through the anticipated repayment date (the “ARD”). The proceeds of the Quantum Park Loan Combination were primarily used to acquire the Quantum Park Property, pay origination costs and fund reserves.

The Quantum Park Loan Combination had an initial term of 60 months until the ARD and has a remaining term of 58 months as of the Cut-off Date until the ARD. The Quantum Park Loan Combination requires interest only payments on each due date through the ARD. The ARD is the due date in October 2021 and the final maturity date is the due date in October 2026. If the Quantum Park Loan Combination is not repaid in full on or prior to the ARD, the Quantum Park Loan Combination will accrue interest at a per annum rate equal to the Initial Interest Rate plus 3.00000% (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the Quantum Park Property after the payment of reserves, interest calculated at the Initial Interest Rate and operating expenses will be applied (i) first, to repay the principal balance of the Quantum Park Loan Combination and (ii) second, to the payment of Accrued Interest.

quantum park

The Quantum Park Loan Combination may be voluntarily prepaid on or after the due date in November 2018 with the payment of a prepayment fee equal to the greater of (i) 1.0% of the outstanding principal balance of the Quantum Park Loan Combination and (ii) a yield maintenance premium as more particularly set forth in the Quantum Park Loan documents. Voluntary prepayment of the Quantum Park Loan Combination without payment of any prepayment premium is permitted on or after the due date in June 2021.

■	The Mortgaged Property. The Quantum Park Property consists of five Class A buildings totaling 942,843 SF located in Ashburn, Virginia. The Quantum Park Property is part of a larger 128-acre campus totaling 1,518,366 SF (the “Quantum Park Campus”) comprising a main campus building (collateral), 10 mid-rise office and data center buildings (four of which are collateral) and two other buildings (non-collateral) which house mechanical spaces. The 10 mid-rise office buildings are three to four stories and are inter-connected via a main corridor known as “Main Street” which also links to the main campus building. The main campus building includes approximately 56,000 SF of secured data center space, a 38,000 SF dining hall, collaborative meeting spaces, high-tech conference centers, and a 5,000 SF fitness center. The Quantum Park Property includes approximately 842,843 SF of office space and approximately 100,000 SF of data center space. Parking at the Quantum Park Property is provided through perpetual reciprocal easement agreements and includes five parking structures and surface lots totaling 5,685 spaces, resulting in a parking ratio of 6.03 spaces per 1,000 SF of net rentable area.

The Quantum Park Property was constructed between 1998 and 2001 as the original headquarters for MCI Communications, Corp. which subsequently became MCI Inc. MCI Inc. was acquired by Verizon Communications Inc. (“Verizon”) in January 2006 and changed its name to Verizon Business Network Services Inc. (“VZ Business”). In December 2015, VZ Business completed a sale-leaseback transaction with a joint venture between Davidson Kempner Capital Management L.P. and American Real Estate Partners for $212,500,000. In conjunction with the sale-leaseback transaction, VZ Business executed a lease through November 2027 with two, seven-year renewal options and no early termination rights. The lease is guaranteed by Verizon (NYSE: VZ) (Moody’s, Fitch, S&P: Baa1/A-/BBB+). As of December 31, 2015, Verizon had approximate consolidated revenues of $131.6 billion, net income of $17.9 billion, operating cash flows from continuing operations of $38.9 billion and total assets of $244.6 billion.

Following the sale-leaseback transaction, VZ Business began consolidating employees from the greater Quantum Park Campus into the buildings that comprise the Quantum Park Property. According to the borrower sponsor, 2,917 VZ Business employees are currently on-site. The consolidation into the Quantum Park Property coincided with Verizon’s 2015 reorganization of its wireless operations which consolidated 20 regional offices to six. VZ Business currently maintains mission-critical infrastructure and fiber optic connectivity at the Quantum Park Property including Verizon’s Network Operations Center (the “NOC”). Verizon uses the NOC to monitor and control the firms’ global internet protocol (“IP”) network, the FiOS network and the Digital Media Services Group. To support and develop this infrastructure, the Quantum Park Property features an executive briefing center, a FiOS testing lab, and Tier III data center space. Additionally, Verizon invested $80.0 million into a public IP lab at the Quantum Park Property, which allows for full scale network server stress testing and internet traffic simulations.

The collateral for the Quantum Park Loan Combination includes five buildings comprised of buildings D-1, F-1, F-2, G-1 and G-2, all of which are fully leased to VZ Business. The borrower sponsor also acquired buildings E-1 and E-2, each of which is partially leased to VZ Business. The seller retained buildings B-1, B-2, C-1 and C-2. Buildings B-1 and B-2 are unimproved and have no assigned net rentable area and are not included in the total Quantum Park Campus SF. Buildings C-1 and C-2 have short-term leases in place with VZ Business. The seller also retained several plots of future development land around the perimeter of the Quantum Park Property.

quantum park

The following table presents certain information relating to the tenant at the Quantum Park Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Verizon Business Network Services Inc.	A- / Baa1 / BBB+	942,843	100.0%	$15,574,380	100.0%	$16.52	11/30/2027	2, 7-year options
Occupied Total		942,843	100.0%	$15,574,380	100.0%	$16.52
Vacant Space		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenant		942,843	100.0%	$15,574,380	100.0%	$16.52

(1)	Ratings are those of Verizon Communications Inc., which guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF for Verizon Business Network Services Inc. include $273,424 ($0.29 per SF) of underwritten rent steps through November 30, 2017 and straight-lined rent of $1,629,733 ($1.73 per SF) from December 1, 2017 through November 30, 2027.

The following table presents the lease rollover schedule at the Quantum Park Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	942,843	100.0	100.0%	15,574,380	100.0	16.52	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	942,843	100.0%		$15,574,380	100.0%	$16.52	1

(1)	Calculated based on approximate square footage occupied by Verizon Business Network Services Inc.

The following table presents certain information relating to historical leasing at the Quantum Park Property:

Historical Leased %(1)

	2012(2)	2013(2)	2014(2)	2015	As of 9/28/2016
Owned Space	NAV	NAV	NAV	100.0%	100.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Historical occupancy is not available as the Quantum Park Property was acquired by the seller in December 2015 who entered into a sale-leaseback transaction with VZ Business.

quantum park

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Quantum Park Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent(2)	$15,574,380	$16.52
Grossed Up Vacant Space	0	0.00
Total Reimbursables	12,043,225	12.77
Other Income	0	0.00
Less Vacancy & Credit Loss(3)	(552,352)	(0.59)
Effective Gross Income	$27,065,253	$28.71

Total Operating Expenses	$12,043,225	$12.77

Net Operating Income	$15,022,028	$15.93
TI/LC	0	0.00
Replacement Reserves	235,711	0.25
Net Cash Flow	$14,786,318	$15.68

(1)	Historical information is not available as the Quantum Park Property was acquired by the seller in December 2015 who entered into a sale-leaseback transaction with VZ Business.

(2)	Underwritten Base Rent and Underwritten Base Rent $ per SF for VZ Business include $273,424 ($0.29 per SF) of underwritten rent steps through November 30, 2017 and straight-lined rent of $1,629,733 ($1.73 per SF) from December 1, 2017 through November 30, 2027.

(3)	The underwritten economic vacancy is 2.0%. The Quantum Park Property is 100.0% leased to Verizon Business Network Services Inc., a wholly-owned subsidiary of Verizon Communications Inc. which guarantees the lease.

■	Appraisal. According to the appraisal, the Quantum Park Property had an “as-is” appraised value of $200,000,000, as of September 12, 2016, and had a “hypothetical-go-dark” value of $95,600,000 as of September 12, 2016.

■	Environmental Matters. Based on the Phase I environmental site assessment dated August 18, 2016, there were no recognized environmental conditions or recommendations for further action at the Quantum Park Property.

■	Market Overview and Competition. The Quantum Park Property is located in the Ashburn area of Loudoun County in Northern Virginia. Ashburn, Virginia is located in the Northern Virginia office market and approximately 25 miles northwest of Washington, D.C. The Quantum Park Property is located approximately one mile away from the Dulles Greenway which connects to Routes 7 and 28 as well as Interstate 66, each of which provides access to Washington, D.C. In addition, the Quantum Park Property is located approximately four miles north of Dulles International Airport, which served 21.7 million passengers in 2015. According to the appraisal, the Quantum Park Property is situated in the Loudoun County submarket, which contains approximately 13.9 million SF of office space in 214 buildings. As of the second quarter of 2016, the Loudoun County office submarket vacancy was 13.9%, decreasing steadily from 16.3% in 2013. The completion of the first phase of the Washington Metropolitan Transit Authority Silver Line rail project in July 2014 extended the reach of public transportation from Washington D.C. to Reston, Virginia (east of the Quantum Park Property). The completion of the second phase of the Silver Line rail project is scheduled for 2020 and will coincide with the opening of the new Ashburn Silver Line Metro Station, one mile from the Quantum Park Property. VZ Business’ base rent is approximately 27.5% below the appraiser-concluded median triple net office market base rental rate of $20.00 per SF.

According to the appraisal, the Quantum Park Property is located in Northern Virginia’s Data Center Alley, the largest data center area globally in terms of demand, with 56 data center facilities and 12.5 million SF of space. The Metropolitan Area Exchange-East is a driver of the technological development and infrastructure in the area located in Vienna, Virginia. According to the appraisal, the Data Center Alley submarket exhibited a vacancy rate of 3.75% with 109.9 megawatts of data center absorption in 2015. Data Center Alley is in close proximity to the Dulles Technology Corridor, home to over 30,000 research, technology and development-related companies including Accenture, Airbus, DynCorp, Microsoft, Nortel Networks and Oracle.

quantum park

The following table presents certain information relating to comparable office leases to the Quantum Park Property:

Comparable Leases(1)

Property Name/Location	Lease Area (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Base Rent per SF (Triple Net Equivalent)
460 Herndon Parkway Herndon, Virginia	168,154	7.7 miles	Boeing	Jun. 2016 / 7.3 Yrs	$15.00
8270 Willow Oaks Corporate Drive Fairfax, Virginia	122,000	21.1 miles	Fairfax County School Board (FCPS)	Sep. 2015 / 13.0 Yrs	$14.00
13560 Dulles Technology Drive Herndon, Virginia	189,764	7.2 miles	Lockheed Martin Corp.	Jun. 2015 / 5.5 Yrs	$13.00
12000 Sunrise Valley Drive Reston, Virginia	185,857	9.4 miles	Fannie Mae	Feb. 2015 / 5.0 Yrs	$24.00
2070 Chain Bridge Road Vienna, Virginia	124,990	17.0 miles	GSA – FINCEN	Feb. 2015 / 15.0 Yrs	$19.98
5107 Leesburg Pike Falls Church, Virginia	169,131	26.4 miles	GSA – Execute Office of Immigration Review	Dec. 2014 / 15.0 Yrs	$20.00
5107 Leesburg Pike Falls Church, Virginia	166,685	26.4 miles	GSA – DMV	Dec. 2014 / 1.3 Yrs	$20.00
2600 Park Tower Drive Vienna, Virginia	121,000	19.7 miles	Boeing	Nov. 2014 / 3.0 Yrs	$26.25
2100 Washington Boulevard Arlington, Virginia	144,740	26.7 miles	Arlington County Department of Human Services	Jul. 2014 / 7.0 Yrs	$31.78
200 Stovall Street Alexandria, Virginia	606,575	34.6 miles	GSA – Department of Defense	Jul. 2014 / 3.0 Yrs	$25.50

(1)	Source: Appraisal

■	The Borrower. The borrower is Solace Ashburn DFG LLC, a single purpose Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Quantum Park Loan Combination. Solace Ashburn Investments LLC is the guarantor of certain nonrecourse carveouts under the Quantum Park Loan Combination. The borrower sponsor is AGC Equity Partners Holding Ltd. (“AGC”), a global alternative asset investment firm which manages equity capital in excess of $5.0 billion. Based out of London, AGC invests globally across a wide range of real estate, infrastructure and other opportunities focusing on European and North American markets. AGC invests directly in real estate assets and focuses on high quality tenants, long-term creditworthy leases and properties in primary markets. Other notable AGC investments include the Citigroup Tower in London, PwC headquarters in Dublin and the Vodafone Campus in Dusseldorf, Germany.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $25,086 with respect to the Quantum Park Property, comprised of $25,086 for insurance expenses.

On the due dates in October 2016 and November 2016, the borrower is required to fund a tax reserve in the amount of $333,186. On each due date after November 2016, the borrower is required to fund a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $191,400). Additionally, on each due date, the borrower is also required to fund (i) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period (unless the borrower maintains a lender-approved blanket or umbrella policy covering the Quantum Park Property), (ii) a replacement reserve in an amount equal to $11,786, (iii) a condominium common charge reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay condominium common charges over the then succeeding 12-month period (initially $439,668) and (iv) a rollover reserve in an amount equal to all excess cash flow during the continuance of a Verizon Trigger Period (as defined below).

quantum park

A “Verizon Trigger Period” means a period (A) commencing upon the first to occur of (i) a material monetary default under the VZ Business lease beyond all applicable notice and cure periods, (ii) any bankruptcy action or similar insolvency of VZ Business or Verizon, (iii) VZ Business giving notice that it is terminating the VZ Business lease for all or any portion of its space at the Quantum Park Property (iv) the withdrawal or downgrade of the credit rating of Verizon to below an Investment Grade Rating (as defined below) by at least two of S&P, Moody’s or Fitch, and (B) ending upon the first to occur of (1) (a) with respect to clause (i) above, once such event of default has been cured; (b) with respect to clause (ii) above, once VZ Business or Verizon is no longer insolvent or subject to any bankruptcy or insolvency proceedings and VZ Business has affirmed the VZ Business lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (c) with respect to clause (iii) above, VZ Business has revoked or rescinded all termination or cancellation notices with respect to the VZ Business lease and has re-affirmed the VZ Business lease as being in full force and effect and (d) with respect to clause (iv) above, (I) the credit rating of Verizon is reinstated by each of the rating agencies that withdrew such rating or increased to at least the Investment Grade Rating by each of the rating agencies that downgraded Verizon or (II) the credit rating of Verizon is at least “B1” or the equivalent thereof by each of S&P, Moody’s and Fitch and the amount on deposit in the rollover reserve account equals or exceeds $37,713,720, or (2) the borrower having leased the entire VZ Business space to one or more replacement tenants and (aa) each replacement tenant accepting the applicable premises demised under its lease and paying the full amount of the rent due thereunder (unless any such free rent is reserved with the lender) and (bb) each such replacement tenant or guarantor of replacement tenant having an Investment Grade Rating by at least two of S&P, Moody’s or Fitch.

An “Investment Grade Rating” means a long-term unsecured debt or equity rating or corporate credit rating of “BBB-” or higher by S&P, an issuer default rating of “BBB-” or higher by Fitch or a long-term issuer rating of “Baa3” or higher by Moody’s.

■	Lockbox and Cash Management. The Quantum Park Loan Combination is structured with a hard lockbox and in-place cash management. The Quantum Park Loan Combination documents require the borrower to direct the tenant to pay rent directly to a lender-controlled lockbox account or cause the borrower and property manager to deposit all sums received no later than two business days after receipt. All funds are transferred on the third business day of each calendar month from the lockbox account into the lender-controlled cash management account to pay the debt service on the Quantum Park Loan Combination, fund required reserves and pay operating expenses, with all remaining amounts disbursed to the borrower, except during (i) the continuance of a Verizon Trigger Period and while the amount on deposit in the rollover reserve is equal to or exceeds $37,713,720 or (ii) the continuance of a Quantum Park Trigger Period (as defined below) but not a Verizon Trigger Period, when the remainder is held by the lender in an excess cash flow fund.

A “Quantum Park Trigger Period” means a period commencing upon (a) an event of default under the Quantum Park Loan documents and ending once such event of default has been cured, (b) the occurrence of the ARD or (c) the continuance of a Verizon Trigger Period.

■	Property Management. The Quantum Park Property is managed by American Real Estate Partners Management LLC, a Delaware limited liability company. The lender is permitted to require the borrower to replace the property manager with a replacement property manager in the event the property manager becomes insolvent or a debtor in a bankruptcy proceeding. The lender has the right to replace the property manager at any time during an event of default under the Quantum Park Loan documents caused by the property manager. The borrower is not permitted to replace the property manager without the consent of the lender, except that the borrower can, without the lender’s consent, replace the property manager with (a) a reputable and experienced management organization approved or pre-approved by the lender in its reasonable discretion or (b) a reputable and experienced management organization approved by the lender that has at least five years’ experience managing at least five similar properties comprising at least 3,500,000 leasable SF.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

quantum park

■	Condominium Development. In conjunction with the acquisition of the Quantum Park Property by the borrower, the Quantum Park Campus was structured as a building condominium over a land condominium. The dual condominium structure results in borrower ownership of both the land and the improvements that comprise the Quantum Park Property, which serves as collateral for the Quantum Park Loan Combination.

Under the building condominium (the “Building Condo”) and as of the Cut-off Date, (i) the borrower owns five Building Condo units, comprising 62.1% of the interest/voting rights in the Building Condo association, (ii) a borrower sponsor-affiliate owns two Building Condo units, comprising 18.9% of the interest/voting rights in the Building Condo association and (iii) the seller owns two Building Condo units, comprising 19.0% of the interest/voting rights in the Building Condo association. The Building Condo association owns and operates the parking garages, the central plant (electricity, heating and cooling) and the cafeteria, and is responsible for all common elements of maintenance, operations and security.

Under the land condominium (the “Land Condo”) and as of the Cut-off Date, (a) the borrower owns five Land Condo units, comprising 34.3% of the interest/voting rights in the Land Condo association, (b) a borrower sponsor-affiliate owns two Land Condo units, comprising 9.5% of the interest/voting rights in the Land Condo association, (c) the seller owns two Land Condo units, comprising 9.5% of the interest/voting rights in the Land Condo association and (d) the Building Condo association owns five Land Condo units, comprising 46.8% of the interest/voting rights in the Land Condo association. The Land Condo association grants perpetual, non-exclusive reciprocal easements for ingress and egress and use of the parking garages.

As of the Cut-off Date, since the borrower controls the Building Condo association by virtue of holding 62.1% of the interest/voting rights in the Building Condo association and the Building Condo association holds 46.8% of the interest/voting rights in the Land Condo association, then the borrower indirectly controls the Land Condo association with a combined interest/voting rights of 81.1% (inclusive of the borrower’s directly-held 34.3% of the interest/voting rights in the Land Condo association). Certain non-collateral parcels of land located around the perimeter of the Quantum Park Property were retained by the seller for future development and, as of the Cut-off Date, were not included in the Land Condo; however, pursuant to the Land Condo declaration, such parcels of land may be added to the Land Condo in the future which would have the effect of diluting the borrower’s interest/voting rights in the Land Condo association. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests” in the Preliminary Prospectus.

■	Release of Collateral. None permitted.

■	Terrorism Insurance. The Quantum Park Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Quantum Park Property with a deductible no greater than $50,000. The Quantum Park Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

potomac mills

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Barclays
Location (City/State)	Woodbridge, Virginia	Cut-off Date Balance(3)	$36,375,000
Property Type	Retail	Cut-off Date Balance per SF(2)	$199.32
Size (SF)(1)	1,459,997	Percentage of Initial Pool Balance	4.0%
Total Occupancy as of 9/20/2016	97.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/20/2016	97.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	1985 / 2005, 2012	Mortgage Rate(4)	2.98821%
Appraised Value	$765,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Underwritten Revenues	$53,920,492
Underwritten Expenses	$13,594,604	Escrows
Underwritten Net Operating Income (NOI)	$40,325,888	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$38,713,977	Taxes	$0	$0
Cut-off Date LTV Ratio(2)	38.0%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	38.0%	Replacement Reserves(5)	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	4.57x / 4.39x	TI/LC(5)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	13.9% / 13.3%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$291,000,000	70.0%	Loan Payoff	$411,992,396	99.0%
Subordinate Debt	125,000,000	30.0	Closing Costs	2,011,635	0.5
Principal Equity Distribution	1,995,969	0.5
Total Sources	$416,000,000	100.0%	Total Uses	$416,000,000	100.0%

(1)	Size (SF) does not include 380,000 SF for IKEA and Burlington Coat Factory, which are not part of the collateral (SF inclusive of IKEA and Burlington Coat Factory is 1,839,997 SF).

(2)	Calculated based on the aggregate outstanding principal balance of the Potomac Mills Senior Loan Combination (as defined below).

(3)	The Potomac Mills Loan has a Cut-off Date Balance of $36,375,000 and represents the non-controlling note A-9 of the $416,000,000 Potomac Mills Loan Combination. See “—The Mortgage Loan” below.

(4)	Represents the Mortgage Rate of the Potomac Mills Loan. The Mortgage Rate of the Potomac Mills Loan Combination is 3.4575%.

(5)	Springing monthly replacement reserves are capped at $645,000 and springing monthly TI/LC reserves are capped at $2,580,000. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Potomac Mills Loan”) is part of a loan combination (the “Potomac Mills Loan Combination”) evidenced by 20 promissory notes comprising (i) 10 pari passu senior notes (collectively, the “Potomac Mills Senior Loan Combination”), which have an outstanding principal balance as of the Cut-off Date of $291,000,000, and (ii) 10 junior notes (collectively, the “Potomac Mills Junior Loan Combination”), which have an outstanding principal balance as of the Cut-off Date of $125,000,000, that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 1,459,997 SF super regional mall located in Woodbridge, Virginia (the “Potomac Mills Property”). The Potomac Mills Loan, which is evidenced by the non-controlling note A-9, had an original principal balance of $36,375,000, has an outstanding principal balance as of the Cut-off Date of $36,375,000 and represents approximately 4.0% of the Initial Pool Balance. The related nine senior pari passu companion loans are evidenced by notes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8 and A-10, which have an aggregate outstanding principal balance as of the Cut-off Date of $254,625,000. The related ten subordinate companion loans are evidenced by notes B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8, B-9 and B-10. The Potomac Mills Loan Combination was co-originated on October 5, 2016 by Société Générale, Cantor Commercial Real Estate Lending, L.P., Bank of America, N.A. and Barclays Bank PLC, had an original principal balance of $416,000,000 and has an outstanding principal balance as of the Cut-off Date of $416,000,000. Each senior note evidencing the Potomac Mills Loan Combination has an interest rate of approximately 2.98821% per annum and each junior note evidencing the Potomac Mills Loan Combination has an interest rate of 4.55000% per annum. The borrower utilized the proceeds of the Potomac Mills Loan Combination to refinance the existing debt on the Potomac Mills Property, pay origination costs and return equity to the borrower sponsor.

The Potomac Mills Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 119 months. The Potomac Mills Loan requires payments of interest only during its term. The scheduled maturity date is the due date in November 2026. Voluntary prepayment of the Potomac Mills Loan is prohibited except after the due date in April 2026. Provided that no event of default under the Potomac Mills Loan documents is continuing, defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the earlier of (a) the third anniversary of the origination date of the Potomac Mills Loan Combination and (b) the second anniversary of the closing date of the securitization into which the last piece of the Potomac Mills Loan Combination is deposited.

potomac mills

The following table presents certain information relating to the notes that evidence the Potomac Mills Loan Combination:

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$40,000,000	CFCRE 2016-C6	Yes
A-2	$20,000,000	Société Générale	No
A-3	$12,750,000	Société Générale	No
A-4	$52,000,000	Bank of America, N.A.	No
A-5	$20,750,000	Bank of America, N.A.	No
A-6	$30,000,000	CFCRE 2016-C6	No
A-7	$35,000,000	CGCMT 2016-C3	No
A-8	$7,750,000	Cantor Commercial Real Estate Lending, L.P.	No
A-9	$36,375,000	CGCMT 2016-P6	No
A-10	$36,375,000	Barclays Bank PLC	No
Junior Notes(2)	$125,000,000	NAV	No
Total	$416,000,000

(1)	Reflects information available as of the date of the Preliminary Prospectus. The non-securitized notes evidencing the Potomac Mills Senior Loan Combination may be split further in the future.

(2)	See “—Current Mezzanine or Subordinate Indebtedness” below.

■	The Mortgaged Property. The Potomac Mills Property consists of the borrower’s fee interest in a one-story, super-regional mall located in Woodbridge, Virginia, along the Interstate 95 corridor between Washington, D.C. and Richmond, Virginia. Built in 1985, Potomac Mills contains 1,840,009 SF of retail space, of which 1,459,997 SF serves as collateral for the Potomac Mills Loan Combination.

The Potomac Mills Property, including the non-Owned Tenants, features over 200 specialty retailers comprised of outlet, full price, entertainment and restaurant options. Potomac Mills is anchored by retailers such as IKEA (non-collateral anchor, $583 sales per SF), Burlington Coat Factory (non-collateral anchor, $279 sales per SF), Costco Warehouse ($783 sales per SF), J.C. Penney ($112 sales per SF) and Marshalls ($291 sales per SF). The Potomac Mills Property is also anchored by an 18-screen AMC Theatres ($804,778 sales per screen), which features an IMAX theater with stadium seating. Other major tenants include Nordstrom Rack, T.J. Maxx, Last Call Neiman Marcus, Sears Appliance Outlet, XXI Forever, Saks Fifth Avenue Off 5th, Group USA, Bloomingdales The Outlet, H&M, Off Broadway Shoes, The Children’s Place, Modell’s Sporting Goods, Nike Factory Store, Books-A-Million, Polo Ralph Lauren Factory Store, Gap Outlet and Victoria’s Secret. The Potomac Mills Property contains 7,292 parking spaces, resulting in a parking ratio of approximately 5.0 spaces per 1,000 SF of collateral net rentable area. Since 2012, Simon (as defined below) has invested approximately $30 million in the Potomac Mills Property for the addition of four freestanding restaurants, exterior renovations along the southern side of the mall and main entrances, relocation of Saks Fifth Avenue Off 5th and the addition of Buy Buy Baby/and That! in 2012. Since 2007, occupancy at the Potomac Mills Property has averaged 97.6% inclusive of temporary tenants (95.1% excluding temporary tenants). From year end 2013 to the trailing 12 month period ending August 31, 2016, net operating income increased from $34,999,313 to $40,298,052.

potomac mills

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Potomac Mills Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF/ Screen(2)(3)(4)	Lease Expiration	Tenant Sales $ per SF/ Screen(3)(4)	Occupancy Cost(3)(4)	Renewal / Extension Options
AMC Theatres	B+/NR/B+	75,273	5.2%	$1,731,279	5.4%	$96,182.17	2/28/2019	$804,778	12.7%	4, 5-year options
Buy Buy Baby/and That!	NR/Baa1/BBB+	73,432	5.0	$779,114	2.4	10.61	1/31/2025	NAV	NAV	2, 5-year options
J.C. Penney	B+/B1/B	100,140	6.9	$733,824	2.3	7.33	2/28/2022	$112	7.4%	6, 5-year options
XXI Forever	NR/NR/NR	30,428	2.1	$730,337	2.3	24.00	1/31/2020	$197	12.0%	NA
H&M	NR/NR/NR	22,686	1.6	$657,499	2.0	28.98	1/31/2023	$309	9.4%	NA
Costco Warehouse	A+/A1/A+	148,146	10.1	$650,943	2.0	4.39	5/31/2032	$783	NAV	5, 5-year options
Marshalls	NR/A2/A+	61,763	4.2	$602,189	1.9	9.75	1/31/2019	$291	3.8%	2, 5-year options
Saks Fifth Avenue Off 5th	NR/NR/NR	28,000	1.9	$581,560	1.8	20.77	10/31/2023	$185	11.2%	2, 5-year options
The Children’s Place	NR/NR/NR	20,004	1.4	$540,108	1.7	27.00	5/31/2022	$288	7.5%	NA
Bloomingdales The Outlet	NR/NR/NR	25,038	1.7	$529,053	1.6	21.13	1/31/2021	$138	14.7%	NA
Ten Largest Owned Tenants		584,910	40.1%	$7,535,906	23.3%	$12.88
Remaining Owned Tenants		841,287	57.6	24,760,232	76.7	29.43
Vacant Spaces (Owned Space)		33,800	2.3	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		1,459,997	100.0%	$32,296,138	100.0%	$22.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	UW Base Rent and UW Base Rent $ per SF/Screen includes rent steps through May 2017 and excludes temporary tenant income.

(3)	UW Base Rent $ per SF/Screen, Tenant Sales $ per SF/Screen and Occupancy Cost are calculated based on 18 screens rather than SF for the AMC Theatres tenant.

(4)	Some tenants at the Potomac Mills Property are not required to report total sales and, in such cases, Tenant Sales $ per SF/Screen and actual Occupancy Cost are not available. Tenant Sales $ per SF/Screen and actual Occupancy Cost are for the trailing 12-month period ending August 1, 2016 with the exception of Costco Warehouse, which reflects the 12-month period ending December 31, 2015.

The following table presents certain information relating to the lease rollover schedule at the Potomac Mills Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	11,168	0.8%	0.8%	$840,346	2.6%	$75.25	7
2016	734	0.1	0.8%	76,417	0.2	$104.11	1
2017	74,317	5.1	5.9%	2,927,149	9.1	$39.39	23
2018	81,032	5.6	11.5%	1,837,124	5.7	$22.67	16
2019	278,554	19.1	30.5%	5,003,818	15.5	$17.96	18
2020	155,373	10.6	41.2%	3,746,585	11.6	$24.11	19
2021	111,242	7.6	48.8%	3,103,543	9.6	$27.90	19
2022	170,887	11.7	60.5%	3,037,142	9.4	$17.77	16
2023	137,241	9.4	69.9%	4,286,413	13.3	$31.23	25
2024	70,806	4.8	74.8%	2,098,728	6.5	$29.64	16
2025	132,240	9.1	83.8%	2,786,460	8.6	$21.07	17
2026	33,666	2.3	86.1%	1,247,258	3.9	$37.05	11
Thereafter	168,937	11.6	97.7%	1,305,137	4.0	$7.73	4
Vacant	33,800	2.3	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	1,459,997	100.0%		$32,296,138	100.0%	$22.64	192

(1)	Based on rent roll as of September 20, 2016.

(2)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

potomac mills

The following table presents certain information relating to historical occupancy at the Potomac Mills Property:

Historical Occupancy %(1)

	2013	2014	2015	As of 9/20/2016
Owned Space	98.8%	99.6%	98.8%	97.7%

(1)	As provided by the borrower and which represents occupancy of collateral only and includes temporary tenants as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Potomac Mills Property:

Cash Flow Analysis

	2014	2015	TTM 8/31/2016	Underwritten	Underwritten $ per SF
Base Rent(1)	$30,841,532	$31,686,259	$32,123,521	$32,296,138	$22.12
Percentage Rent	1,084,831	942,235	1,184,702	1,018,596	0.70
Other Rental Revenue	0	0	0	0	0.00
Gross Up Vacancy	0	0	0	2,034,462	1.39
Total Rent	$31,926,363	$32,628,494	$33,308,223	$35,349,197	$24.21
Total Reimbursables	17,019,559	16,706,267	17,076,158	17,154,584	11.75
Other Income	4,050,543	4,001,498	4,254,633	4,254,633	2.91
Vacancy & Credit Loss(2)	0	0	0	(2,837,921)	(1.94)
Effective Gross Income	$52,996,465	$53,336,259	$54,639,014	53,920,492	36.93
					0.00
Total Operating Expenses	$15,601,250	$14,386,618	$14,340,962	$13,594,604	$9.31
					0.00
Net Operating Income	$37,395,215	$38,949,641	$40,298,052	$40,325,888	$27.62
TI/LC	0	0	0	1,289,527	0.88
Capital Expenditures	0	0	0	322,385	0.22
Net Cash Flow	$37,395,215	$38,949,641	$40,298,052	$38,713,977	$26.52

(1)	Underwritten Base Rent includes contractual rent steps through May 2017 totaling $548,234.

(2)	Underwritten Vacancy & Credit Loss is based on an economic vacancy of 5.0% of Total Rent, Total Reimbursables and Other Income.

■	Appraisal. According to the appraisal, the Potomac Mills Property had an “as-is” appraised value of $765,000,000 as of September 12, 2016.

■	Environmental Matters. A Phase I environmental report, dated September 16, 2016, recommended no further action at the Potomac Mills Property.

■	Market Overview and Competition. The Potomac Mills Property is situated along the north side of Smoketown Road/Opitz Boulevard within Woodbridge, Virginia, approximately 20 miles south of Washington, D.C. Potomac Mills Circle encircles the Potomac Mills Property and has multiple points of access along Smoketown Road, Gideon Drive, Telegraph Road and Worth Avenue, which extends north to Prince Williams Parkway. According to the appraisal, Smoketown Road and Prince Williams Parkway have average daily traffic counts of 33,749 and 44,512, respectively. Within a 25-mile drive of the Potomac Mills Property are Falls Church and Fairfax counties, which are two of the three wealthiest counties in the nation according to the 2014 Census Bureau Report.

The Potomac Mills Property is located within the Washington, D.C. Metropolitan Statistical Area (“MSA”), which is the seventh most populous MSA in the nation. Fourteen Fortune 500 companies have headquarters located in the Washington, D.C. MSA, including but not limited to Northrop Grumman, Lockheed Martin, General Dynamics, Fannie Mae and Freddie Mac. According to the appraisal, the Washington, D.C. MSA gross metro product increased by 2.2% in 2015 and is expected to grow by 2.6% annually over the next five years. The unemployment rate in the Washington, D.C. MSA was 4.1%, as of the first quarter of 2016, which represents a year-over-year decline of approximately 0.0060%. The primary economic drivers of the Washington, D.C. MSA are the federal government, defense and technology. The Washington, D.C. MSA is home to both the Ronald Reagan Washington National Airport and Washington Dulles International Airport, which are utilized by approximately 45.0 million passengers annually, representing a passenger increase of approximately 5.8% over the prior year. In 2015, the population and average household income within the Potomac Mills Property trade area were approximately 1,076,000 and $125,000, respectively. The appraiser estimated market rent to be $33.21 per SF on a triple net basis for in-line tenants.

potomac mills

The following table presents certain information relating to the primary competitive set for the Potomac Mills Property:

Competitive Set(1)

	Potomac Mills Property	Manassas Mall	Fair Oaks Mall	Springfield Town Center	Stonebridge At Potomac Town Center	Tanger Outlet Center	St. Charles Town Center	Spotsylvania Towne Centre
Distance (from Subject)	-	15.0 miles	15.0 miles	11.0 miles	1.0 miles	19.0 miles	20.0 miles	27.0 miles
Property Type	Super Regional Mall	Super Regional Mall	Super Regional Mall	Super Regional Mall	Lifestyle Center	Outlet Center	Super Regional Mall	Super Regional Mall
Year Built	1985	1972	1980	1973	2008	2013	1990	1980
Total GLA	1,459,997(2)	906,463	1,550,434	1,300,000	485,611	221,765	960,618	1,600,000
Total Occupancy	97.7%(3)	94.0%	93.0%	87.0%	87.0%	100.0%	97.0%	95.0%
Anchors	IKEA (non-collateral), Costco Warehouse, J.C. Penney, Burlington Coat Factory (non-collateral)	Macy’s At Home Sears Walmart	J.C. Penney Lord & Taylor Macy’s Macy’s Home Sears	Macy’s Target J.C. Penney Dick’s Sporting Goods Regal Cinema LA Fitness	Wegmans	NAP	Macy’s Macy’s Home J.C. Penney Sears Kohl’s Dick’s Sporting Goods	Belk Costco Dick’s Sporting Goods J.C. Penney Macy’s Sears

(1)	Source: Appraisal and underwritten rent roll dated September 20, 2016.

(2)	Total GLA excludes non-Owned Tenants.

(3)	Total Occupancy for Potomac Mills Property is as of September 20, 2016 (including temporary tenants) and is based on the 1,459,997 SF that serve as collateral for the Potomac Mills Loan Combination.

■	The Borrower. The borrower is Mall at Potomac Mills, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Potomac Mills Loan. Simon Property Group, L.P. (“Simon”) is the guarantor of certain non-recourse carveouts under the Potomac Mills Loan Combination. Simon’s liability as guarantor is capped at $83,200,000. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

■	The Borrower Sponsor. The borrower sponsor, Simon (NYSE: SPG, rated A/A3/A by Fitch/Moody’s/S&P), is an S&P 100 company owning or holding interests in 227 commercial properties totaling approximately 189.0 million SF with total market capitalization of approximately $75 billion as of September 30, 2016. Simon is a real estate investment trust established in 1993, which owns, manages and develops retail real estate. Additionally, as of December 31, 2015, Simon owned a 20.3% equity stake in Kle´pierre SA, or Kle´pierre, a publicly traded, Paris-based real estate company, which owns, or has an interest in, shopping centers located in 16 countries within Europe. As of December 31, 2015, Simon reported total assets of $30.7 billion and equity of $5.2 billion. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

■	Escrows. In connection with the origination of the Potomac Mills Loan Combination, no upfront escrows were taken at origination.

Additionally, on each due date: (A) the monthly tax reserve is waived so long as (i) there is no event of default, (ii) no Debt Service Coverage Ratio Reserve Trigger Period (as defined below) exists and (iii) the borrower does not (a) fail to pay all taxes prior to the assessment of any late payment penalty and the date that such taxes become delinquent or (b) fail to provide the lender with satisfactory evidence that taxes have been paid prior to the assessment of any late payment penalty and the date that such taxes become delinquent upon request; (B) the monthly insurance reserve is waived so long as (i) no event of default exists and (ii) the borrower provides satisfactory evidence that the Potomac Mills Property is insured under an acceptable blanket policy in accordance with the Potomac Mills Loan documents; (C) the monthly replacement reserve is waived so long as no Debt Service Coverage Ratio Reserve Trigger Period or event of default exists under the Potomac Mills Loan documents and following the occurrence and during the continuance of a Debt Service Coverage Ratio Reserve Trigger Period or an event of default, the borrower is required to deposit $26,900 per month ($0.22 per SF annually) for replacement reserves, subject to a cap of $645,000 ($0.44 per SF); and (D) following the occurrence and during the continuance of a Debt Service Coverage Ratio Reserve Trigger Period or an event of default, the borrower is required to deposit $107,500 per month ($0.88 per SF annually) for TI/LC reserves. The TI/LC reserve is subject to a cap of $2,580,000 ($1.77 per SF).

potomac mills

A “Debt Service Coverage Ratio Reserve Trigger Period” will be in effect if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.40x until the debt service coverage ratio, as calculated under the loan documents, is at least equal to 1.40x for two consecutive calendar quarters.

■	Lockbox and Cash Management. The Potomac Mills Loan Combination is structured with a hard lockbox and springing cash management. In place cash management and a full excess cash flow sweep will occur during the occurrence of a Lockbox Period. A “Lockbox Period” will be in effect: (i) upon the occurrence of an event of default until cured; (ii) upon the occurrence of any bankruptcy or insolvency proceeding of the property manager (if the property manager is an affiliate of the borrower) until, it is replaced with a qualified property manager pursuant to a replacement management agreement within 60 days or such bankruptcy action is dismissed within 90 days; or (iii) upon the occurrence of, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falling below 1.35x for two consecutive calendar quarters until the amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.35x has been achieved for two consecutive calendar quarters. A Lockbox Period is only permitted to be cured up to five times in the aggregate during the term of the Potomac Mills Loan Combination provided that no event of default is continuing.

■	Property Management. The Potomac Mills Property is currently managed by Simon Management Associates II, LLC, an affiliate of the borrower. The lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in a bankruptcy action or proceeding, (ii) an event of default has occurred and is continuing, (iii) a default by the property manager has occurred and is continuing under the property management agreement after the expiration of all applicable notice and cure periods or (iv) the debt service coverage ratio for the immediately preceding four calendar quarter periods as of the last day of such quarter falls below 1.00x.

■	Current Mezzanine or Subordinate Indebtedness. The Potomac Mills Loan Combination includes the Potomac Mills Junior Loan Combination, with an outstanding principal balance as of the Cut-off Date of $125,000,000. The Potomac Mills Junior Loan Combination is coterminous with the Potomac Mills Senior Loan Combination, and accrues interest at a rate of 4.55000%. The Potomac Mills Senior Loan Combination is senior in right of payment to the Potomac Mills Junior Loan Combination. The Potomac Mills Junior Loan Combination has customary rights to cure events of default, approve major decisions and purchase the defaulted Potomac Mills Senior Loan Combination. See “Description of the Mortgage Pool –The Loan Combinations– The Potomac Mills Loan Combination” in the Preliminary Prospectus.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Partial Release.Any time during the term of the Potomac Mills Loan Combination, the borrower may obtain the release of immaterial or non-income producing portions of the Potomac Mills Property, provided certain conditions are met, including that no event of default has occurred and is continuing.

If the tenant under the IKEA lease exercises its purchase option, the borrower may also release the IKEA parcel without the consent of any person if the borrower satisfies certain conditions including delivering reasonably satisfactory evidence to the lender that the IKEA parcel has been subdivided from the remainder of the Potomac Mills Property in accordance with applicable legal requirements and the remainder of the Potomac Mills Property constitutes a separate tax lot.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Potomac Mills Property. If TRIPRA is not in effect, and such “all risk” insurance policy contains an exclusion for acts of terrorism, the borrower is required to obtain a stand-alone policy to provide the same coverage as if such exclusion did not exist, provided that the borrower is not required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the borrower for the policies insuring only the Potomac Mills Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis in order to obtain the terrorism coverage and the stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Potomac Mills Property and reasonable for the geographic region where the Potomac Mills Property is located, so long as such deductible does not exceed $5,000,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

walgreens net lease portfolio 6

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller		CGMRC
Location (City/State)	Various	Cut-off Date Principal Balance		$35,048,994
Property Type	Retail	Cut-off Date Principal Balance per SF		$221.27
Size (SF)	158,399	Percentage of Initial Pool Balance		3.8%
Total Occupancy as of 12/1/2016	100.0%	Number of Related Mortgage Loans(1)		2
Owned Occupancy as of 12/1/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP	Mortgage Rate(2)		4.5930%
Appraised Value	$62,260,000	Original Term to Maturity/ARD (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$3,401,775
Underwritten Expenses	$86,384	Escrows(3)
Underwritten Net Operating Income (NOI)	$3,315,391		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,283,711	Taxes	$0	$0
Cut-off Date LTV Ratio	56.3%	Insurance	$0	$0
Maturity Date/ARD LTV Ratio	56.3%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	2.03x / 2.01x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$35,048,994	62.9%	Purchase Price	$55,633,324	99.8%
Principal’s New Cash Contribution	19,673,833	35.3	Closing Costs	110,402	0.2
Other Sources	1,020,898	1.8

Total Sources	$55,743,726	100.0%	Total Uses	$55,743,726	100.0%

(1)	An indirect owner of the borrower is also an indirect owner of the borrower of the Walgreens Net Lease Portfolio 4 Loan.

(2)	If the Walgreens Net Lease Portfolio 6 Loan is not paid in full by the anticipated repayment date of December 1, 2026 (“Anticipated Repayment Date” or “ARD”), the interest rate will increase to 3.00000% per annum plus the greater of (i) 4.59300%, and (ii) the 10-year swap yield as of the first business day after the Anticipated Repayment Date. The additional interest will accrue, but the payment of said interest will be deferred until the maturity date.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Walgreens Net Lease Portfolio 6 Loan”) is evidenced by a note in the original principal amount of $35,048,994 and is secured by a first mortgage encumbering the borrower’s fee interest in 10 retail properties leased to Walgreens Co. (“Walgreens”) (each, a “Walgreens Net Lease Portfolio 6 Property” and, collectively, the “Walgreens Net Lease Portfolio 6 Properties”). The Walgreens Net Lease Portfolio 6 Loan was originated by Citigroup Global Markets Realty Corp. as of November 15, 2016 and represents approximately 3.8% of the Initial Pool Balance. The note evidencing the Walgreens Net Lease Portfolio 6 Loan has an outstanding principal balance as of the Cut-off Date of $35,048,994. The borrower utilized the proceeds of the Walgreens Net Lease Portfolio 6 Loan to acquire the Walgreens Net Lease Portfolio 6 Properties.

The Walgreens Net Lease Portfolio 6 Loan had an initial term of 120 months and has a remaining term of 120 months. The Walgreens Net Lease Portfolio 6 Loan has an Anticipated Repayment Date of December 1, 2026 and a maturity date of December 1, 2031. Prior to and including the Anticipated Repayment Date, the Walgreens Net Lease Portfolio 6 Loan is interest only and accrues interest at a fixed rate of 4.59300%. After the Anticipated Repayment Date, the Walgreens Net Lease Portfolio 6 Loan accrues interest at a fixed rate that is equal to 3.00000% per annum plus the greater of (i) 4.59300%, and (ii) the 10-year swap yield as of the first business day after the ARD (the “Adjusted Interest Rate”). See “—Anticipated Repayment Date” below.

Voluntary prepayment in full (or in part in connection with a permitted release as described under “—Partial Release; Partial Defeasance” below) is permitted at any time on or after January 2, 2019, provided: (A) if such prepayment or partial prepayment occurs prior to September 2, 2026, such prepayment or partial prepayment must be accompanied by payment of a yield maintenance premium as described in the Walgreens Net Lease Portfolio 6 Loan documents; and (B) if such prepayment or partial prepayment occurs on or after September 2, 2026, no payment of any yield maintenance premium will be required.

■	The Mortgaged Properties. The Walgreens Net Lease Portfolio 6 Properties consist of 10 retail properties located in Kansas, Indiana, Iowa, Wisconsin and Louisiana which were constructed between 1996 and 2010. The collateral securing the Walgreens Net Lease Portfolio 6 Loan totals approximately 158,399 SF. As of December 1, 2016, Total Occupancy and Owned Occupancy were both 100.0%.

walgreens net lease portfolio 6

The following table presents certain information relating to the Walgreens Net Lease Portfolio 6 Properties:

Property Name	Cut-off Date Allocated Loan Amount	% of Cut- off Date Allocated Loan Amount	Total GLA	Occupancy(1)	Year Built	Appraised Value	Appraisal Direct Cap Rate	Appraisal Dark Value	UW NCF
Walgreens – Wauwatosa, WI	$5,461,731	15.6%	24,570	100.0%	1998	$9,690,000	5.50%	$5,770,000	$514,587
Walgreens - Valparaiso, IN	3,585,227	10.2	16,825	100.0%	1996	6,670,000	5.25%	3,620,000	337,649
Walgreens - Salina, KS	3,567,221	10.2	15,120	100.0%	2000	6,350,000	5.50%	4,100,000	336,278
Walgreens - Ottawa, KS	3,496,443	10.0	14,820	100.0%	2006	6,200,000	5.50%	3,900,000	329,605
Walgreens - Overland Park, KS	3,393,814	9.7	14,385	100.0%	2005	6,000,000	5.50%	3,450,000	319,931
Walgreens - Rayne, LA	3,221,021	9.2	14,490	100.0%	2005	5,720,000	5.50%	3,380,000	285,126
Walgreens - Plymouth, IN	3,157,983	9.0	14,820	100.0%	2005	5,360,000	5.75%	2,620,000	297,412
Walgreens - Griffith, IN	3,100,449	8.8	14,550	100.0%	2010	5,500,000	5.50%	3,090,000	291,994
Walgreens - Waterloo, IA	3,063,999	8.7	14,560	100.0%	2003	5,440,000	5.50%	3,030,000	288,525
Walgreens - Spencer, IA	3,001,106	8.6	14,259	100.0%	2007	5,330,000	5.50%	2,740,000	282,603
Total / Wtd. Avg.	$35,048,994	100.0	158,399	100.0%		$62,260,000	5.49%	$35,700,000	$3,283,711

(1)	Occupancy as of December 1, 2016.

The following table presents certain information relating to historical leasing at the Walgreens Net Lease Portfolio 6 Properties:

Historical Leased %(1)

Property Name	2011	2012	2013	2014	2015	As of 12/1/2016
Walgreens – Wauwatosa, WI	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Valparaiso, IN	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Salina, KS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Ottawa, KS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Overland Park, KS	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Rayne, LA	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Plymouth, IN	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Griffith, IN	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Waterloo, IA	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Walgreens - Spencer, IA	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total / Wtd. Avg. Portfolio	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower.

The following table presents certain information relating to the major tenants at the Walgreens Net Lease Portfolio 6 Properties:

Owned Tenants Based on Underwritten Base Rent

Property Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Sales $ per SF	Occupancy Cost	Lease Expiration
Walgreens – Wauwatosa, WI	BBB / Baa2 / BBB	24,570	15.5%	$546,498	15.6%	$22.24	$531.90	4.1%	11/30/2031
Walgreens - Valparaiso, IN	BBB / Baa2 / BBB	16,825	10.6	358,736	10.2	21.32	774.18	2.7%	11/30/2031
Walgreens - Salina, KS	BBB / Baa2 / BBB	15,120	9.5	356,935	10.2	23.61	531.75	4.3%	11/30/2031
Walgreens - Ottawa, KS	BBB / Baa2 / BBB	14,820	9.4	349,852	10.0	23.61	548.99	4.2%	11/30/2031
Walgreens - Overland Park, KS	BBB / Baa2 / BBB	14,385	9.1	339,584	9.7	23.61	567.44	4.1%	11/30/2031
Walgreens - Rayne, LA	BBB / Baa2 / BBB	14,490	9.1	322,294	9.2	22.24	489.14	4.4%	11/30/2031
Walgreens - Plymouth, IN	BBB / Baa2 / BBB	14,820	9.4	315,986	9.0	21.32	645.19	3.2%	11/30/2031
Walgreens - Griffith, IN	BBB / Baa2 / BBB	14,550	9.2	310,230	8.8	21.32	531.88	3.9%	11/30/2031
Walgreens - Waterloo, IA	BBB / Baa2 / BBB	14,560	9.2	306,583	8.7	21.06	1,073.14	1.9%	11/30/2031
Walgreens - Spencer, IA	BBB / Baa2 / BBB	14,259	9.0	300,289	8.6	21.06	959.34	2.1%	11/30/2031
Total / Wtd. Avg.		158,399	100.0%	$3,506,985	100.0%	$22.14	$657.36	3.3%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

walgreens net lease portfolio 6

■	Operating History and Underwritten Net Cash Flow. The following table presents the Underwritten Net Cash Flow for the Walgreens Net Lease Portfolio 6 Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$3,421,449	$21.60
Contractual Rent Steps	85,536	0.54
Gross Up Vacancy	0	0.00
Total Rent	$3,506,985	$22.14
Total Reimbursables	0	0.00
Vacancy & Credit Loss	(105,210)	(0.66)
Effective Gross Income	$3,401,775	$21.48

Management Fee	$68,035	$0.43
Insurance	18,349	0.12
Total Expenses	86,384	$0.55

Net Operating Income	$3,315,391	$20.93
TI/LC	0	0.00
Capital Expenditures	31,680	0.20
Net Cash Flow	$3,283,711	$20.73

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The borrower sponsor recently acquired the Walgreens Net Lease Portfolio 6 Properties via a sale-leaseback and there were no historical leases as Walgreens owned the Walgreens Net Lease Portfolio 6 Properties. As such, historical cash flow information is unavailable.

■	Appraisal. According to the appraisals, the Walgreens Net Lease Portfolio 6 Properties had an aggregate “as-is” appraised value of $62,260,000 as of effective dates ranging from September 16, 2016 to September 30, 2016.

■	Environmental Matters. According to the Phase I environmental reports, dated between November 9, 2016 and November 15, 2016, there are no recognized environmental conditions or recommendations for further action at the Walgreens Net Lease Portfolio 6 Properties.

■	The Borrower. The borrower is CF Net Lease Portfolio VI DST, a Delaware statutory trust. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Walgreens Net Lease Portfolio 6 Loan. CF Real Estate Holdings, LLC, a Delaware limited liability company, is the non-recourse carveout guarantor under the Walgreens Net Lease Portfolio 6 Loan. CF WG Investors, LLC, a Delaware limited liability company, is the borrower sponsor under the Walgreens Net Lease Portfolio 6 Loan.

■	Escrows. On each due date, the borrower is required to fund a tax and insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay tax and insurance premiums over the then succeeding 12-month period. However, the borrower is not required to fund the tax and insurance reserves so long as: (I) if the Major Tenant (as defined below) leases are no longer in full force and effect, (a) no event of default exists, (b) the debt service coverage ratio, based on the trailing three month period immediately preceding the date of such determination, is equal to or greater than 1.55x, and (c) the borrower provides to the lender prior to the date on which such real estate taxes would be delinquent, evidence satisfactory (as determined by the lender) that such real estate taxes have been paid; or (II) if the Major Tenant leases remain in full force and effect, (a) no event of default exists, (b) the Major Tenant is required under the Major Tenant lease to pay, and does pay, taxes directly to the appropriate public office (and the lender, upon written request, receives evidence of such payment), and (c) no event of default (after applicable notice and cure periods) exists under such Major Tenant lease.

“Major Tenant” means Walgreens, and any replacement tenant that is acceptable to the lender, provided, however, with respect to the Walgreens - Rayne, LA Property, the Major Tenant means Walgreen Louisiana Co., Inc. together with Walgreens, as guarantor.

walgreens net lease portfolio 6

■	Lockbox and Cash Management. The Walgreens Net Lease Portfolio 6 Loan documents require a hard lockbox with in-place cash management. The Walgreens Net Lease Portfolio 6 Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the Walgreens Net Lease Portfolio 6 Properties be deposited within two business days into such lockbox account. The lockbox account will be swept on each business day into a lender-controlled cash management. All amounts in the cash management account, provided no event of default under the Walgreens Net Lease Portfolio 6 Loan documents is continuing, will be applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the Walgreens Net Lease Portfolio 6 Loan documents is continuing, funds in the excess cash flow reserve are required, to the extent a Walgreens Net Lease Portfolio 6 Trigger Period is continuing, to be held by the lender as additional collateral for the Walgreens Net Lease Portfolio 6 Loan. Upon the occurrence and during the continuance of an event of default under the Walgreens Net Lease Portfolio 6 Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Walgreens Net Lease Portfolio 6 Loan (and/or toward the payment of expenses of the Walgreens Net Lease Portfolio 6 Property), in such order of priority as the lender may determine. If a Walgreens Net Lease Portfolio 6 Trigger Period is caused sole by the occurrence of a trigger under clause (v) of the definition thereof, then excess cash flow deposited into the excess cash flow reserve each month shall be capped at an amount equal to the aggregate monthly rent for the tenants at the individual properties that triggered such Walgreens Net Lease Portfolio 6 Trigger Period. If no Walgreens Net Lease Portfolio 6 Trigger Period is continuing, funds are used to fund reserves, pay debt service, and the remainder is released to the borrower’s account. In the event the Walgreens Net Lease Portfolio 6 Trigger Period is caused solely by a Major Tenant ceasing to operate or be open for business in more than 25% of the Walgreens Net Lease Portfolio 6 Property (other than for commercially reasonable periods of time or following casualty or condemnation), the lender will release amounts in the excess cash flow reserve rents not attributable to the dark Walgreens Net Lease Portfolio 6 Properties.

A “Walgreens Net Lease Portfolio 6 Trigger Period” occurs upon (i) the occurrence and continuance of an event of default until such default no longer exists, (ii) the borrower, guarantor, property manager or a major tenant becoming the subject of a bankruptcy, insolvency or similar action, in the case of the guarantor or property manager, until the guarantor or property manager is replaced in accordance with the Walgreens Net Lease Portfolio 6 Loan documents, or, in the case of the property manager, the borrower delivers notice it will self-manage the Walgreens Net Lease Portfolio 6 Properties, (iii) the debt service coverage ratio as calculated in the Walgreens Net Lease Portfolio 6 Loan agreement falling below 1.55x based on a trailing three-month period until such time the debt service coverage ratio is at least 1.60x for two consecutive quarters, (iv) the Walgreens Net Lease Portfolio 6 Loan not being paid in full three months prior to the ARD, (v) a major tenant ceasing to operate in more than 25% of the Walgreens Net Lease Portfolio 6 Properties other than for commercially reasonable periods of time in the ordinary course of business and/or as a result of fire, casualty and/or condemnation until 75% of the Walgreens Net Lease Portfolio 6 Properties are open, (vi) the senior unsecured debt rating of the major tenant issued by Moody’s falling below “Ba3” or the long term foreign issuer credit rating by S&P falling below BB- until such time the credit ratio equals or exceeds “BB-” and debt ratio equals or exceeds “Ba3”, and (vii) a Major Tenant becomes the subject of a bankruptcy, insolvency, or similar proceeding until such time the proceeding is either dismissed and such Major Tenant delivers an estoppel confirming it is paying full, unabated rent or there is an affirmation by the Major Tenant of its lease in the applicable proceeding pursuant to a final, non-appealable order of the court.

■	Property Management. The Walgreens Net Lease Portfolio 6 Properties are managed by CFNL Portfolio Property Manager, LLC, an affiliate of the borrower.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Partial Release; Partial Defeasance. The borrower may obtain the release of one or more of the Walgreens Net Lease Portfolio 6 Properties at any time on or after January 2, 2019, subject to satisfaction of certain conditions, including, without limitation: (i) pre-payment of a portion of the Walgreens Net Lease Portfolio 6 Loan in an amount greater than or equal to 120% of the allocated loan amount for such Walgreens Net Lease Portfolio 6 Property accompanied by payment of a yield maintenance premium as described in the Walgreens Net Lease Portfolio 6 Loan documents if the release occurs prior to September 2, 2026, (ii) after giving effect to the release, the debt service coverage ratio based on the remaining Walgreens Net Lease Portfolio 6 Properties being equal to or greater than the greater of (a) the debt service coverage ratio based on the remaining Walgreens Net Lease Portfolio 6 Properties (exclusive of the individual property being released), and (b) 2.01x, (iii) delivery of a REMIC opinion, and (iv) delivery of a rating agency confirmation.

walgreens net lease portfolio 6

■	Anticipated Repayment Date. During the post-ARD period, all excess cash flow after payment of reserves, the interest calculated at the initial interest rate, and the Walgreens Net Lease Portfolio 6 Properties’ operating expenses, will be applied to the outstanding principal balance of the Walgreens Net Lease Portfolio 6 Loan until repaid in full. The additional ARD interest which is not paid on a current basis during the post-ARD period will accrue and bear interest at the Adjusted Interest Rate.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Walgreens Net Lease Portfolio 6 Properties, plus 18 months of business interruption coverage with an additional six month extended period of indemnity. The all-risk insurance policy that provides coverage for terrorism insurance is required to contain a deductible that is no higher than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

fresno fashion fair

Mortgaged Property Information	Mortgage Loan Information

Number of Mortgaged Properties	1	Loan Seller	Société Générale
Location (City/State)	Fresno, California	Cut-off Date Principal Balance(4)	$35,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(3)	$606.24
Size (SF)(1)	536,093	Percentage of Initial Pool Balance	3.8%
Total Occupancy as of 8/31/2016	93.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2016(2)	88.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1970 / 2003, 2006	Mortgage Rate	3.58700%
Appraised Value	$565,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	120
Underwritten Revenues	$32,392,464
Underwritten Expenses	$6,099,950
Underwritten Net Operating Income (NOI)	$26,292,514	Escrows(5)
Underwritten Net Cash Flow (NCF)	$25,299,225	Upfront	Monthly
Cut-off Date LTV Ratio(3)	57.5%	Taxes	$0	$0
Maturity Date LTV Ratio(3)	57.5%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	2.22x / 2.14x	Replacement Reserve	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	8.1% / 7.8%	TI/LC	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$325,000,000	100.0%	Return of Equity	$322,225,802	99.1%
			Closing Costs	2,774,198	0.9
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%

(1)	Size (SF) represents collateral for the Fresno Fashion Fair Loan Combination (as defined below). Size (SF) of the total Fresno Fashion Fair Mall (as defined below) is 957,944 SF.

(2)	Excludes non-collateral and temporary tenants.

(3)	Calculated based on the aggregate outstanding principal balance of the Fresno Fashion Fair Loan Combination.

(4)	The Fresno Fashion Fair Loan has a Cut-off Date Balance of $35,000,000 and represents the non-controlling note A-2-C of the $290,000,000 Fresno Fashion Fair Loan Combination which is evidenced by seven pari passu notes. The related companion loans are evidenced by: (i) the controlling note A-1-A which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMDB 2016-C4 securitization transaction: (ii) the non-controlling notes A-1-B and A-1-C which have outstanding principal balances as of the Cut-off Date of $80,000,000 and $69,000,000, respectively, are currently held by JPMCB and are expected to be contributed to one or more future commercial mortgage securitization transactions: (iii) the non-controlling note A-2-A which has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the CFCRE 2016-C6 securitization transaction: and (iv) the non-controlling notes A-2-B and A-2-D which have outstanding principal balances as of the Cut-off Date of $36,000,000 and $5,000,000, respectively, are currently held by SG and are expected to be contributed to one or more future commercial securitization transactions.

(5)	See “—Escrows” below.

■	The Mortgage Loan. The Fresno Fashion Fair loan (the “Fresno Fashion Fair Loan”) is part of the Fresno Fashion Fair loan combination (the “Fresno Fashion Fair Loan Combination”) evidenced by seven pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a super regional mall totaling 957,944 SF (the “Fresno Fashion Fair Mall”), of which 536,093 SF (the “Fresno Fashion Fair Property”), serves as collateral for the Fresno Fashion Fair Loan Combination.

The Fresno Fashion Fair Loan Combination was originated on October 6, 2016 by Société Générale (“SG”) and JPMorgan Chase Bank, National Association (“JPMCB”). The Fresno Fashion Fair Loan is evidenced by the non-controlling note A-2-C, with an original principal balance of $35,000,000 and an outstanding principal balance as of the Cut-off Date of $35,000,000. The related companion loans (the “Fresno Fashion Fair Companion Loans”) had an aggregate principal balance of $290,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $290,000,000, and are evidenced by: (i) the controlling note A-1-A which has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMDB 2016-C4 securitization transaction; (ii) the non-controlling notes A-1-B and A-1-C which have outstanding principal balances as of the Cut-off Date of $80,000,000 and $69,000,000, respectively, are currently held by JPMCB and are expected to be contributed to one or more future commercial mortgage securitization transactions; (iii) the non-controlling note A-2-A which has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the CFCRE 2016-C6 securitization transaction; and (iv) the non-controlling notes A-2-B and A-2-D which have outstanding principal balances as of the Cut-off Date of $36,000,000 and $5,000,000, respectively, are currently held by SG and are expected to be contributed to one or more future commercial mortgage securitization transactions.

Loan Combination Note Summary

	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-A	$60,000,000	$60,000,000	JPMDB 2016-C4	Yes
Note A-1-B & A-1-C	$149,000,000	$149,000,000	JPMCB	No
Note A-2-A	$40,000,000	$40,000,000	CFCRE 2016-C6	No
Note A-2-B	$36,000,000	$36,000,000	SG	No
Note A-2-C	$35,000,000	$35,000,000	CGCMT 2016-P6	No
Note A-2-D	$5,000,000	$5,000,000	SG	No
Total	$325,000,000	$325,000,000

fresno fashion fair

The Fresno Fashion Fair Loan Combination has an original principal balance and has an outstanding principal balance as of the Cut-off Date of $325.0 million and accrues interest at an interest rate of 3.58700% per annum. The Fresno Fashion Fair Loan Combination had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest only payments. The Fresno Fashion Fair Loan Combination matures on November 1, 2026.

The Fresno Fashion Fair Loan Combination proceeds were used to return approximately $322.2 million of equity to the borrower sponsor and pay closing costs of approximately $2.8 million. Based on the appraised value of $565.0 million as of August 24, 2016, the Cut-off Date LTV ratio is 57.5%. The most recent financing of the Fresno Fashion Fair Mall was not included in a securitization.

■	The Mortgaged Property. The Fresno Fashion Fair Property consists of the borrower’s fee interest in a portion of a combination enclosed and open-air, single story, super regional mall located in Fresno, California. Built in 1970, Fresno Fashion Fair Mall contains approximately 957,944 SF of retail space, of which 536,093 SF serves as collateral for the Fresno Fashion Fair Loan Combination. The Fresno Fashion Fair Mall serves as the primary super regional mall in its trade area and is anchored by Macy’s, JCPenney, Forever 21 and Macy’s Men’s & Children’s. For the trailing 12-month period ending August 2016, JCPenney totaled $36.0 million in annual sales ($234 per SF) and has outperformed the JCPenney national average in annual sales by approximately $23.5 million. Macy’s owns its underlying land and improvements and is not collateral for the Fresno Fashion Fair Loan Combination. The Forever 21 anchor parcel was conveyed to an affiliate of the borrower sponsor prior to origination and does not serve as collateral for the Fresno Fashion Fair Loan Combination; however, the tenant is responsible for its proportionate share of common area maintenance and tax reimbursements. Outside of the four anchor tenants, no individual tenant occupies more than 2.7% of the collateral net rentable area or accounts for more than 3.5% in underwritten base rent.

As of August 31, 2016, the Fresno Fashion Fair Property was 88.2% occupied (92.2% occupied including temporary tenants). The overall mall, inclusive of non-owned anchor tenants, is 93.4% occupied (95.6% occupied including temporary tenants). The largest non-anchor collateral tenant, Victoria’s Secret, leases 14,530 SF (2.7% of the collateral net rentable area) through January 2027. Victoria’s Secret contributes 3.5% of the underwritten base rent and reported sales of $683.0 per SF for the trailing 12-months ending August 31, 2016. The second largest non-anchor collateral tenant, Love Culture, leases 14,135 SF (2.6% of the collateral net rentable area) through October 2020. Love Culture contributes 3.2% of the underwritten base rent and reported sales of $122.0 per SF. for the trailing 12-months ending August 31, 2016. In addition to its anchors, the Fresno Fashion Fair Property’s in-line tenants largely consist of national retailers such as Apple, Abercrombie & Fitch, American Eagles Outfitters, Foot Locker and Aéropostale.

The Fresno Fashion Fair Mall has generated more than $314.0 million in overall gross sales for the trailing 12-months ending August 31, 2016, with comparable in-line sales of approximately $694.0 per SF and occupancy costs of 12.5%. The Fresno Fashion Fair Mall has demonstrated consistent performance with overall mall occupancy having averaged 95.8% since 2007. The Fresno Fashion Fair Mall has experienced continued leasing momentum, with 30 new and renewal leases over the preceding 22-month period accounting for 81,688 SF and approximately $5.1 million in underwritten base rent.

In 2003, Macerich (as defined below) initiated a remodeling program which included approximately $12.0 million in interior renovations. In 2006, the exterior lifestyle component of the Fresno Fashion Fair Mall was completed at a cost of approximately $21.0 million. The expansion added approximately 88,000 SF of retail space to the Fresno Fashion Fair Mall which is now tenanted by several national retailers including Anthropologie, Michael Kors, Sephora, Lucky, Bebe, and GUESS. This expansion now connects the retail component with restaurants such as The Cheesecake Factory, Fleming’s Steakhouse and BJ’s Restaurant & Brewery. The borrower sponsor informed the lenders that it intends to invest approximately $2.48 million ($2.59 per SF) over the next three years. The Fresno Fashion Fair Mall contains 5,930 surface parking spaces for an overall parking ratio of 6.19 spaces per 1,000 SF.

fresno fashion fair

The following table presents certain information relating to the major tenants at the Fresno Fashion Fair Mall:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent	UW Base Rent $ per SF(3)	Lease Expiration	Tenant Sales $ per SF(4)	Occupancy Cost(4)	Renewal / Extension Options
Non-Collateral Anchor Tenants
Macy’s(5)	BBB/Baa2/BBB	176,410	NAP	NAP	NAP	NAP	NAP	$258	0.7%	NA
Macy’s Men’s and Children’s(5)(6)	BBB/Baa2/BBB	76,650	NAP	NAP	NAP	NAP	NAP	254	3.0%	NA
Forever 21(5)(6)	NR/NR/NR	148,614	NAP	NAP	NAP	NAP	NAP	73	8.2%	NA
Subtotal		401,674	NAP	NAP	NAP			$189

Collateral Anchor Tenants
JCPenney(7)(8)	B+/B1/B	153,769	28.7%	NAP	NAP	NAP	11/30/2017	$234	0.7%	NA
Subtotal		153,769	28.7%	NAP	NAP			$234

Major Tenants (>10,000 SF)
Victoria’s Secret	BB+/Ba1/BB+	14,530	2.7	$683,600	3.5%	$47.05	1/31/2027	683	9.1%	NA
Love Culture	NR/NR/NR	14,135	2.6	625,000	3.2	44.22	10/31/2020	122	36.1%	NA
Bank of the West	A/Aa3/A-	14,114	2.6	590,059	3.0	41.81	12/31/2018	NAV	NAV	NA
Anthropologie	NR/NR/NR	10,928	2.0	347,338	1.8	31.78	1/31/2017	214	22.5%	1, 5-yr option
The Cheesecake Factory	NR/NR/NR	10,200	1.9	408,000	2.1	40.00	1/31/2026	939	5.9%	2, 5-yr options
Subtotal		63,907	11.9%	$2,653,997	13.7%	$41.53		$473

In-line Tenants (<10,000 SF)(9)		255,081	47.6%					$694	12.5%

Total Occupied Collateral		472,757	88.2%

Vacant		63,336	11.8
Total Collateral(10)		536,093	100.0%

(1)	Based on the rent roll dated August 31, 2016.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through August 2017, totaling $461,458.

(4)	Tenant Sales $ per SF and Occupancy Cost of non-collateral and collateral tenants were provided by the borrower as of August 31, 2016, and only includes tenants which reported sales for a minimum of 12 months.

(5)	Macy’s and Macy’s Men’s & Children’s Tenant Sales $ per SF are based on the borrower sponsor’s estimate, while Forever 21 is based on actual reported sales, as of August 31, 2016.

(6)	Partial release is permitted. See “—Partial Release” below.

(7)	JCPenney is an original tenant at the Fresno Fashion Fair Property and is not obligated to pay rent under its lease. Under its current lease, JCPenney is responsible only for its proportionate share of common area maintenance and tax reimbursements.

(8)	JCPenney’s lease will be terminated and the tenant will be released from its obligations under the lease in the event the borrower rejects its offer to purchase its leased premises. See “—Purchase Option” below.

(9)	In-line Tenants (<10,000 SF) include jewelry, food court, kiosk, and temporary tenants.

(10)	Total Collateral excludes non-collateral anchor tenants.

fresno fashion fair

The following table presents the lease rollover schedule at the Fresno Fashion Fair Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	7,726	1.4%	1.4%	$499,488	2.6%	$64.65	3
2016	3,867	0.7	2.2%	380,302	2.0	98.35	1
2017(4)	217,583	40.6	42.7%	3,169,549	16.4	14.57	20
2018	36,850	6.9	49.6%	2,198,365	11.3	59.66	11
2019	23,461	4.4	54.0%	1,648,487	8.5	70.26	12
2020	38,821	7.2	61.2%	2,387,051	12.3	61.49	14
2021	18,358	3.4	64.7%	1,243,420	6.4	67.73	9
2022	19,614	3.7	68.3%	704,404	3.6	35.91	3
2023	25,011	4.7	73.0%	1,586,161	8.2	63.42	10
2024	21,857	4.1	77.1%	2,235,116	11.5	102.26	12
2025	11,945	2.2	79.3%	827,845	4.3	69.30	6
2026	31,302	5.8	85.1%	1,598,802	8.3	51.08	7
2027 & Thereafter	16,362	3.1	88.2%	893,295	4.6	54.60	3
Vacant	63,336	11.8	100.0%		0.0	0.00	0
Total / Wtd. Avg.	536,093	100.0%		$19,372,285	100.0%	$40.98	111

(1)	Based on the rent roll dated August 31, 2016.

(2)	Certain tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(3)	Expiring Owned GLA represents owned collateral only and excludes the SF associated with the BJ’s Restaurant & Brewery, Chick-fil-A and Fleming’s Steakhouse, for which the respective tenant owns its improvements but not the related land, which are ground leased from the borrower.

(4)	70.7% of expiring SF in 2017 is comprised of JCPenney which is not obligated to pay rent under their lease. As such, base rent was not underwritten for this tenant; however, JCPenney recoveries of $238,757 were underwritten.

The following table presents certain information relating to the historical sales and occupancy costs at the Fresno Fashion Fair Property:

Historical Sales per SF and Occupancy Costs(1)(2)

	2013	2014	2015	T-12 (August 31, 2016)
Sales per SF	$621	$603	$642	$694
Sales per SF (excluding Apple)	$535	$524	$556	$597
Occupancy Cost	12.7%	13.4%	13.0%	12.5%
Occupancy Cost (excluding Apple)	14.9%	15.4%	15.0%	14.6%

(1)	Historical Sales per SF and Occupancy Costs are based on actual reported sales or estimates, in each case provided by the borrower sponsor.

(2)	Historical Sales per SF and Occupancy Costs are for comparable tenants less than 10,000 SF that reported full year sales and were provided by the borrower sponsor.

The following table presents certain information relating to historical occupancy at the Fresno Fashion Fair Property:

Historical and Current Occupancy(1)(2)

	2013	2014	2015	T-12 (August 31, 2016)
Occupied Space (excluding temporary tenants)	95.8%	95.8%	93.2%	88.2%
Occupied Space (including temporary tenants)	96.8%	98.4%	98.1%	92.2%

(1)	Information obtained from the borrower.

(2)	Historical Occupancies are as of December 31st of each respective year.

fresno fashion fair

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Fresno Fashion Fair Property:

Cash Flow Analysis

	2013	2014	2015	TTM 6/30/2015	Underwritten	Underwritten $ per SF
Base Rent(1)	$18,697,240	$19,896,034	$19,975,192	$19,519,888	$19,372,285	$36.14
Percentage Rent	455,674	281,211	295,450	420,797	249,478	0.47
Free Rent Adjustment	(134,874)	(132,582)	(118,556)	(47,839)	0	0.00
Gross Up Vacancy	0	0	0	0	3,363,389	6.27
Total Rent	$19,018,040	$20,044,663	$20,152,086	$19,892,846	$22,985,152	$ 42.88

Total Reimbursables	9,689,362	9982889	10,475,252	10,412,854	9,238,965	17.23
Other Income	2,880,117	2,766,640	3,201,069	3,483,929	3,531,737	6.59
Vacancy & Credit Loss	0	0	0	0	(3,363,389)(2)	(6.27)
Effective Gross Income	$31,587,519	$32,794,192	$33,828,407	$33,789,629	$32,392,464	$60.42

Real Estate Taxes	1,653,205	1,687,009	1,704,559	1,763,861	1,654,808	3.09
Insurance	258,769	216,139	201,990	196,382	188,170	0.35
Management Fee	312,068	328,045	343,195	340,454	1,000,000	1.87
Other Expenses	4,227,028	4,211,691	3,403,660	3,428,034	3,256,972	6.07
Total Expenses	$6,451,070	$6,442,884	$5,653,404	$5,728,731	$6,099,950	$11.38

Net Operating Income	$25,136,449	$26,351,308	$28,175,003	$28,060,898	$26,292,514	$49.04
TI/LC	0	0	0	0	922,954	1.72
Replacement Reserves	0	0	0	0	70,335	0.13
Net Cash Flow	$25,136,449	$26,351,308	$28,175,003	$28,060,898	$25,299,225	$47.19

(1)	Base Rent includes contractual rent steps through August 2017, totaling $461,458.

(2)	Underwritten Vacancy & Credit Loss is based on an economic vacancy of 9.4%.

■	Appraisal. As of the appraisal valuation date of August 24, 2016, the Fresno Fashion Fair Mall had an “as-is” appraised value of $565,000,000.

■	Environmental Matters. Based on the Phase I environmental report dated September 6, 2016, there were no recognized environmental conditions related to any of the Fresno Fashion Fair Mall.

■	Market Overview and Competition. The Fresno Fashion Fair Mall is located in Fresno, California, approximately 5.5 miles north of downtown Fresno. Fresno is California’s fifth largest city with a population of approximately 520,000 residents as of 2015. The Fresno Fashion Fair Mall is located approximately 5.8 miles east of Highway 99, the major regional highway through the Central Valley of California and is situated between Highway 41 and Highway 168. According to the California State Transportation Agency, the average traffic count on Highway 168 is 123,000 vehicles per day. California State University, Fresno is located just over 1 mile east of the Fresno Fashion Fair Mall and has a total student population as of the 2016 fall semester of approximately 24,400 students.

According to the appraisal, the Fresno Fashion Fair Mall is located in the Fresno retail market. As of 2016, the Fresno retail market consisted of approximately 64.2 million SF with an overall vacancy of 7.5% and an average rental rate of $13.14 per SF. According to the appraisal, the Fresno Fashion Fair Mall is located within the East Shaw retail submarket, a subsection of the larger Fresno retail market. The East Shaw total retail submarket consists of approximately 3.8 million SF with an overall vacancy of 7.2%.

Fresno’s population grew at an average rate of 1.1% annually between 2005 and 2015, 0.3% higher than the national average growth rate of 0.8% over the same period of time. As of year-end 2015, the Fresno metropolitan statistical area is home to approximately 975,499 people with an estimated population within a 5-, 7- and 25- mile radius of the Fresno Fashion Fair Mall of approximately 400,022, 623,569 and 989,691 people, respectively. Additionally, estimated household income within a 5-, 7- and 25- mile radius of the Fresno Fashion Fair Mall is approximately $63,126, $66,212 and $66,870, respectively, with projected annual compound growth of 3.0% through 2020.

fresno fashion fair

The appraiser concluded five regional / power and lifestyle centers are considered primary competition to the Fresno Fashion Fair Mall. The appraisal does not identify any new or proposed directly competitive properties in the area.

Competitive Set(1)

	Fresno Fashion Fair Mall	Fig Garden Village	The Shops at River Park	Marketplace at River Park	Villagio Shopping Center	Sierra Vista Mall
Location	Fresno, CA	Fresno, CA	Fresno, CA	Fresno, CA	Fresno, CA	Clovis, CA
Distance from Subject	--	1.7 miles	3.5 miles	3.3 miles	4.0 miles	4.4 miles
Property Type	Super Regional Mall	Lifestyle Center	Regional Center	Power Center	Lifestyle Center	Regional Center
Year Built/Renovated	1970 /2003, 2006	1956 /2000, 2002, 2007	1997 /NAP	1996 /NAP	2002 /2006	1988 /1999, 2007
Anchors	Macy’s (non-collateral), JCPenney, Forever 21 (non-collateral), Macy’s Men’s & Children’s (non-collateral)	Whole Foods, CVS	Macy’s, Edward’s Cinema, REI, Cost Plus	JCPenney, Target, Best Buy, Buy Buy Baby, Marshalls, Old Navy	Nordstrom Rack, Barnes & Noble, HomeGoods	Sears, Kohl’s, Target, Sierra Vista Cinema
Total GLA	957,944 SF(2)	301,101 SF	677,252 SF	505,925 SF	203,268 SF	697,980 SF
Total Occupancy	88%(3)	94%	93%	98%	100%	80%

(1)	Information obtained from the appraisal.

(2)	Total GLA includes all collateral and non-collateral tenants.

(3)	Total Occupancy for the Fresno Fashion Fair Property is based on the collateral SF of 536,093 as of August 31, 2016 and excludes both non-collateral anchor and temporary tenants. Most recent occupancy including temporary tenants is 92.2%.

■	The Borrower. The borrower is Macerich Fresno Limited Partnership, a single purpose California limited partnership structured to be bankruptcy remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is The Macerich Partnership, L.P.

■	The Borrower Sponsor. The borrower sponsor, The Macerich Company (“Macerich”) (NYSE: MAC) is involved in the acquisition, ownership, development, redevelopment, management and leasing of regional and community shopping centers specializing in retail with significant presence in the Pacific Rim, Arizona, Chicago and the Metro New York to Washington, DC corridor. Macerich is the sole general partner of, and owns a majority of the ownership interests in The Macerich Partnership, L.P., which will serve as the non-recourse carveout guarantor. As of November 15, 2016, Macerich owned 56.0 million SF of real estate consisting primarily of interests in 51 regional shopping centers and reported a share price of $70.58 with total market capitalization of $10.47 billion. Macerich reported full-year 2015 revenues of $1.3 billion with net income of approximately $488.0 million. See “Description of the Mortgage Pool — Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool — Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

■	Escrows. On a monthly basis, the borrower is required to deposit reserves of 1/12th of the estimated annual real estate taxes, estimated annual insurance premiums and other assessments. Notwithstanding the foregoing (i) tax escrows are waived provided no Trigger Period (as defined below) has occurred and is continuing and the borrower provides evidence that taxes and other assessments continue to be timely paid, and, (ii) insurance escrows are waived if the Fresno Fashion Fair Property is covered by an acceptable blanket policy, no Trigger Period has occurred and is continuing, and the borrower provides ongoing evidence of acceptable renewals and, upon request, evidence of timely payment of the premiums. On a monthly basis, the borrower is required to deposit replacement reserves equal to the gross leasable area of the Fresno Fashion Fair Property, including tenants under anchor leases (which as of the origination date is 368,160 SF and will be updated from time to time upon the commencement of a Trigger Period), multiplied by $0.25 and divided by twelve (12) months, subject to a cap equal to twenty-four (24) times the required monthly deposits into the replacement reserve account. On a monthly basis, the borrower is required to deposit rollover reserves in an amount equal to the gross leasable area of the Fresno Fashion Fair Property less the portion of such area leased and/or occupied by non-collateral anchor tenants and any additional tenants, including tenants under anchor leases (which as of the origination date is 556,410 SF and will be updated from time to time upon the commencement of a Trigger Period), multiplied by $1.00 and divided by twelve (12) months, subject to a cap equal to twenty-four (24) times the required monthly deposits into the rollover reserve account. Notwithstanding the foregoing, replacement reserves and rollover reserves are waived provided no Trigger Period has occurred and is continuing.

■	Lockbox and Cash Management. The Fresno Fashion Fair Loan Combination is structured with a hard lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), tenant direction letters are required to be sent to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period. During the continuance of a Trigger Period, all rents will be swept weekly to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the fresno fashion fair

cash management account. Upon the occurrence and during the continuance of a Trigger Period until the occurrence of a Trigger Period cure, all excess cash after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the Fresno Fashion Fair Loan Combination.

A “Trigger Period” means a period commencing upon the occurrence of (i) an event of default or (ii) the failure by the borrower after the 45th day following the end of each calendar quarter to maintain a debt service coverage ratio (as calculated under the Fresno Fashion Fair Loan documents) of 1.45x, and will end with regard to clause (i) when the event of default has been cured (and no other event of default is then continuing), or with regard to clause (ii) the debt service coverage ratio (as calculated under the Fresno Fashion Fair Loan documents) is at least equal to 1.50x following the 45th day for two consecutive calendar quarters.

■	Property Management. The Fresno Fashion Fair Mall is managed by an affiliate of the borrower sponsor.

■	Assumption. The borrower has the right to transfer the Fresno Fashion Fair Property or more than 50% of the aggregate interests in the borrower to a transferee that is a Qualified Real Estate Investor (as defined below), provided that no event of default under the Fresno Fashion Fair Loan Combination has occurred and is continuing, the conditions with respect to transfers to a transferee that is not a Qualified Real Estate Investor and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from Fitch, KBRA and Moody’s and similar confirmations with respect to the ratings of any securities backed by the Fresno Fashion Fair Loan Combination.

A “Qualified Real Estate Investor” means (i) The Macerich Company, and/or The Macerich Partnership, L.P., and/or (ii) a commercial bank, an investment bank, insurance company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government plan, real estate company, investment fund, real estate investment trust, or an institution substantially similar to any of the foregoing, provided that in each case under this clause (ii) that such person (w) has total assets (in name or under management) in excess of $800,000,000 and, except with respect to a pension advisory firm or similar fiduciary, capital/statutory surplus, shareholder equity or net worth in excess of $500,000,000 (in both cases, exclusive of the Fresno Fashion Fair Property and determined on a market value basis), (x) has liquid assets having a market value of at least $10,000,000 (provided that such liquidity requirement may not apply to pension funds, insurance companies or pension advisory firms), (y) is regularly engaged in the business of owning interests (either directly or through funds under management) in at least seven (7) regional malls (exclusive of the Fresno Fashion Fair Property) of not less than 400,000 SF (inclusive of anchor tenant space) and totaling at least 5,000,000 SF (including owned or leased anchor stores) of gross leasable area, and (z) has not been (nor has any person controlling such person been) the subject of a bankruptcy or similar insolvency proceeding.

■	Redevelopment, Master Lease and Partial Releases. The borrower is permitted to engage in certain redevelopment activities at the Fresno Fashion Fair Mall, which may include the modification and/or termination of the Macy’s Men’s & Children’s or JCPenney leases and the release of surface parking adjacent to Forever 21 and/or the Macy’s Men’s and Children’s with the adjacent parking area, in each case without the payment of a release price or prepayment of the Fresno Fashion Fair Loan Combination. In the event of any decrease in underwritten net operating income as a result of the redevelopment activities, the borrower is required to enter into a master lease with the guarantor for all vacant space at the Fresno Fashion Fair Property. The rent under any such master lease is required to be in the amount of any decrease in underwritten net operating income. The rent will be reduced if and to the extent underwritten net operating income with respect to the Fresno Fashion Fair Property increases, as determined on a quarterly basis.

With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the Fresno Fashion Fair Property is restored to the greater of (i) pre-development levels and (ii) $27,000,000; and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession of their space and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease and/or JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels and (ii) $27,000,000. No base rent has been underwritten in connection with the Macy’s, JCPenney, Macy’s Men’s & Children’s and Forever 21 spaces.

■	Purchase Option. JCPenney has the right to purchase its parcel under its lease. Should the tenant exercise its purchase option, the borrower is required under the Fresno Fashion Fair Loan documents to reject such offer with a timely rejection and simultaneous delivery of a copy of said rejection to the tenant which will result in JCPenney being released from its obligations under the lease as long as JCPenney pays all basic rents and other amounts due.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

fresno fashion fair

■	Terrorism Insurance. The Fresno Fashion Fair Loan documents require that the “all risks” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Fresno Fashion Fair Mall, or if TRIPPA, a subsequent statute, extension, or reauthorization are no longer in effect, the borrower will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (as defined below), provided that if the insurance premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, the lender may, at its option (a) purchase such stand-alone terrorism policy, with the borrower paying such portion of the insurance premiums with respect thereto equal to the Terrorism Premium Cap and the lender paying such portion of the insurance premiums in excess of the Terrorism Premium Cap or (b) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap.

A “Terrorism Premium Cap” means an amount equal to 200% of the amount of the then annual premiums paid by the borrower for all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/business interruption coverage) (without implying any obligation of the borrower to obtain a stand-alone policy, the premium for same serving as a reference only).

See “Risk Factors — Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

hyatt regency jersey city

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Barclays
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance(2)	$35,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(1)	$284,900
Size (Rooms)	351	Percentage of Initial Pool Balance	3.8%
Total TTM Occupancy as of 7/31/2016	85.5%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 7/31/2016	85.5%	Type of Security(3)	Fee Simple
Year Built / Latest Renovation	2002 / 2013	Mortgage Rate	3.66800%
Appraised Value	$191,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest-Only Period (Months)	120
Underwritten Revenues	$43,206,594
Underwritten Expenses	$27,840,203	Escrows
Underwritten Net Operating Income (NOI)	$15,366,392	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$13,206,062	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	52.4%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	52.4%	FF&E(4) (5)	$4,000,000	$0
DSCR Based on Underwritten NOI / NCF(1)	4.13x / 3.55x	Deferred Maintenance	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	15.4% / 13.2%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$100,000,000	99.7%	Loan Payoff(6)	$62,290,989	62.1%
Other Sources	270,000	0.3	Principal Equity Distribution	32,559,378	32.5
Reserves	4,000,000	4.0
Closing Costs	1,419,633	1.4
Total Sources	$100,270,000	100.0%	Total Uses	$100,270,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Hyatt Regency Jersey City Loan Combination.

(2)	The Cut-off Date Balance of $35,000,000 is evidenced by the non-controlling note A-2, which is part of a loan combination evidenced by two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000. The related companion loan, which is evidenced by the controlling note A-1, had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the CGCMT 2016-P5 securitization transaction. See “—The Mortgage Loan” below.

(3)	A ground lease is in place through March 31, 2027 for the purposes of a PILOT tax abatement which expires in July 2017 and was not underwritten. Both the fee and leasehold interests in the Hyatt Regency Jersey City Property are collateral for the Hyatt Regency Jersey City Loan Combination.

(4)	The upfront FF&E reserve of $4,000,000 is held by the Hyatt Manager (as defined below) in a Hyatt Manager-controlled account in which the lender has a perfected security interest and is in addition to an amount equal to $4,385,653 that the borrowers had previously reserved in the same account. See “—Escrows” below.

(5)	The monthly FF&E reserve is equal to 4.0% of total revenues at the Hyatt Regency Jersey City Property for such month, provided that, the requirement to fund the monthly FF&E reserve is waived pursuant to the satisfaction of certain conditions under the Hyatt Regency Jersey City Loan documents. See “—Escrows” below.

(6)	Loan Payoff represents previously existing debt comprised of (i) a $59,151,967 mortgage loan originated by Prudential Mortgage Capital Company, LLC and (ii) a $3,139,022 construction loan provided by the City of Jersey City Department of Housing and Urban Development.

■	The Mortgage Loan. The mortgage loan (the “Hyatt Regency Jersey City Loan”) is part of a loan combination (the “Hyatt Regency Jersey City Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrowers’ fee and leasehold interests in a 351-room full-service hotel located in Jersey City, New Jersey (the “Hyatt Regency Jersey City Property”). The Hyatt Regency Jersey City Loan, which is evidenced by the non-controlling note A-2, had an original principal balance of $35,000,000 and an outstanding principal balance as of the Cut-off Date of $35,000,000. The Hyatt Regency Jersey City Loan represents approximately 3.8% of the Initial Pool Balance. The related companion loan (the “Hyatt Regency Jersey City Companion Loan”), which is evidenced by the controlling note A-1, had an original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and was contributed to the CGCMT 2016-P5 securitization transaction. The Hyatt Regency Jersey City Loan Combination was originated by Prudential Mortgage Capital Company, LLC and simultaneously purchased by Barclays Bank PLC on September 14, 2016, had an original principal balance of $100,000,000, and has an outstanding principal balance as of the Cut-off Date of $100,000,000. Both the Hyatt Regency Jersey City Loan and the Hyatt Regency Jersey City Companion Loan accrue interest at an interest rate of 3.66800% per annum. The proceeds of the Hyatt Regency Jersey City Loan Combination were primarily used to refinance previous debt on the Hyatt Regency Jersey City Property, return equity to the borrower sponsors, fund reserves and pay origination costs.

The Hyatt Regency Jersey City Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Hyatt Regency Jersey City Loan Combination requires interest only payments on each due date. The scheduled maturity date of the Hyatt Regency Jersey City Loan is the due date in October 2026. Provided that no event of default has occurred and is continuing under the Hyatt Regency Jersey City Loan documents, at any time after the earlier of 48 months following the first due date of the Hyatt Regency Jersey City Loan Combination and the 25th due date following the securitization Closing Date, the Hyatt Regency Jersey City Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Hyatt Regency Jersey City Loan documents. Provided that no event of default has occurred and is continuing under the Hyatt Regency Jersey City Loan documents, voluntary prepayment of the Hyatt Regency Jersey City Loan Combination without a prepayment premium or yield maintenance charge is permitted on or after the due date in July 2026.

hyatt regency jersey city

■	The Mortgaged Property. The Hyatt Regency Jersey City Property is a 351-room full-service hotel located along the waterfront on the Harborside Financial Center’s south pier in Jersey City, New Jersey. The hotel was constructed in 2002 and underwent capital improvements and guestroom renovations totaling approximately $12.4 million from 2010-2015. All 351 guest rooms and 11 meeting spaces at the Hyatt Regency Jersey City Property feature waterfront views, drawing significant demand from both meeting and wedding businesses. The Hyatt Regency Jersey City Property provides access to 205 spaces in a nearby parking garage and is served by an adjacent PATH train station which provides direct access to Manhattan and New Jersey.

Meeting and pre-function space at the Hyatt Regency Jersey City Property exceeds 27,000 SF and includes 11 separate meeting spaces. The largest space is the Hudson Ballroom, a 7,691 SF venue that can be divided into up to six rooms and accommodates up to 800 guests. The hotel also features the Manhattan Ballroom on the ninth floor which contains floor-to-ceiling windows on three sides for unobstructed views of the Hudson River and the New York City skyline. In addition, the Riverside Ballroom on the first floor of the hotel opens to the Riverside Terrace which is considered ideal for outdoor events, weddings and receptions accommodating up to 250 guests.

The Hyatt Regency Jersey City Property includes additional amenities such as a restaurant, an indoor pool, a 24/7 fitness center, promenade access and other typical complement of back-of-the-house facilities. The restaurant, Vu, features both private dining and a lounge and is open daily serving breakfast, lunch and dinner. The hotel and functional space cater to weddings and banquets offering wedding specific menus, catering and other tailored services.

Hyatt Hotels Corporation owns a 50% indirect ownership interest in the borrowers. The Hyatt Regency Jersey City Property operates under a management agreement with Hyatt Corporation which expires in December 2027 and has two five-year renewal options (such agreement, the “Hyatt Management Agreement”).

Cal-Harbor So. Pier Urban Renewal Associates L.P., one of the borrowers under the Hyatt Regency Jersey City Loan Combination documents, is party to a Deed of Conservation Easement with the State of New Jersey Department of Environmental Protection which grants the public access to a portion of the Hudson River waterfront walkway. The easement, entered into in January 2004, assigns responsibility for the maintenance of the walkway to Cal-Harbor So. Pier Urban Renewal Associates L.P. Additionally, parking at the Hyatt Regency Jersey City Property is provided pursuant to a 99-year license agreement with Cal-Harbor VII Urban Renewal Associates, L.P., an affiliate of one of the borrower sponsors.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Hyatt Regency Jersey City Property and its competitive set, as provided in a third-party industry travel research report for the Hyatt Regency Jersey City Property:

Historical Statistics

	Hyatt Regency Jersey City Property(1)		Competitive Set(2)			Penetration(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	87.5%	$225.67	$197.40	84.1%	$208.83	$175.54	104.0%	108.1%	112.5%
2014	87.3%	$235.39	$205.59	83.0%	$215.96	$179.29	105.2%	109.0%	114.7%
2015	85.6%	$242.78	$207.92	83.0%	$219.58	$182.31	103.1%	110.6%	114.0%
TTM July 2016	85.5%	$244.80	$209.34	82.2%	$218.32	$179.43	104.0%	112.1%	116.7%

(1)	As provided by the borrowers.

(2)	Source: Industry travel research report.

hyatt regency jersey city

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Hyatt Regency Jersey City Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 7/31/2016	Underwritten	Underwritten $ per Room
Room Revenue	$25,289,317	$26,338,796	$26,638,215	$26,893,000	$26,819,594	$76,409
Food & Beverage Revenue	13,166,657	15,495,123	16,489,092	15,524,000	15,524,000	44,228
Other Revenue(2)	999,887	459,658	655,866	863,000	863,000	2,459
Total Revenue	$39,455,861	$42,293,577	$43,783,173	$43,280,000	$43,206,594	$123,096

Room Expense	$5,283,164	$5,461,458	$5,829,460	$6,067,000	$6,067,000	$17,285
Food & Beverage Expense	7,999,048	8,897,951	9,042,714	9,008,000	9,407,544	26,802
Other Expense	318,693	38,725	0	0	0	0
Total Departmental Expense	$13,600,905	$14,398,134	$14,872,174	$15,075,000	$15,474,544	$44,087
Total Undistributed Expense	9,778,003	10,489,293	10,808,008	10,625,000	9,717,198	27,684
Total Fixed Charges(3)	1,213,309	1,534,694	1,730,135	1,786,000	2,648,461	7,545
Total Operating Expenses	$24,592,217	$26,422,121	$27,410,317	$27,486,000	$27,840,203	$79,317

Net Operating Income	$14,863,644	$15,871,456	$16,372,856	$15,794,000	$15,366,392	$43,779
FF&E	1,969,674	2,119,352	2,186,272	2,144,000	2,160,330	6,155
Net Cash Flow	$12,893,970	$13,752,104	$14,186,584	$13,650,000	$13,206,062	$37,624

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Other Revenue consists of guest communications, the gift shop, cancellation fees and other miscellaneous income.

(3)	The Hyatt Regency Jersey City Property benefits from a PILOT tax abatement which expires in July 2017 and was not underwritten.

■	Appraisal. According to the appraisal, the Hyatt Regency Jersey City Property had an “as-is” appraised value of $191,000,000 as of June 28, 2016.

■	Environmental Matters. According to the Phase I environmental report, dated July 14, 2016, there were no recognized environmental conditions or recommendations for further action at the Hyatt Regency Jersey City Property.

■	Market Overview and Competition. The Hyatt Regency Jersey City Property is located in Jersey City, New Jersey. Jersey City is a 21 square mile urban residential area along the Hudson River waterfront that has experienced recent residential and commercial development. Companies located near the Hyatt Regency Jersey City Property include Allergan, TD Ameritrade, Deloitte, PWC, Goldman Sachs, IBM, and ETrade Financial. According to the appraisal, the 2015 population within a one half-, one- and one and one half-mile radius of the Hyatt Regency Jersey City Property was 18,159, 51,641 and 108,018, respectively. Additionally, the 2015 estimated average household income within a one half-, one- and one and one half-mile radius of the Hyatt Regency Jersey City Property was $142,869, $143,251 and $159,442, respectively.

Jersey City has convenient access to numerous transportation hubs which connect to the city and surrounding areas. The adjacent PATH train station provides direct 24-hour access to the World Trade Center in Manhattan. From the World Trade Center, 11 subway lines connect to the rest of Manhattan. Alternative access to Manhattan is provided by the NY Waterway ferry located 0.2 miles from the Hyatt Regency Jersey City Property and buses through the Lincoln Tunnel and Holland Tunnel. Both the New Jersey Turnpike and Interstate 78 are accessible from Jersey City and provide access to the greater New York metropolitan area. Interstate 78 connects the area to the Newark Liberty International Airport, which is located 11 miles west of the Hyatt Regency Jersey City Property and which served over 80 million domestic passengers and 43 million international passengers in 2015.

hyatt regency jersey city

The appraiser identified ten properties with varying degrees of competitiveness to the Hyatt Regency Jersey City Property. The following table presents certain information related to the competitive properties identified in the appraisal for the Hyatt Regency Jersey City Property:

Hyatt Regency Jersey City Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Commercial Demand	Leisure Demand	Meeting & Group Demand	Appraiser’s Estimated 2015 Occupancy	Appraiser’s Estimated 2015 ADR	Appraiser’s Estimated 2015 RevPAR
Hyatt Regency Jersey City Property	2002	351	—	55%	25%	20%	85.6%(2)	$243(2)	$208(2)
Candlewood Suites Jersey City	2001	225	0.4	65%	25%	10%	83%	$205	$170
Doubletree Hotel Jersey City	1998	358	0.7	55%	35%	10%	85%	$220	$187
Courtyard Jersey City Newport	2000	214	0.9	60%	30%	10%	85%	$230	$196
Westin Jersey City	2009	463	0.8	55%	20%	25%	86%	$225	$194
W Hotel Hoboken	2009	198	2.5	60%	25%	15%	84%	$220	$185
Sheraton Hotel Lincoln Harbor (NJ)	1991	187	4.0	50%	30%	20%	83%	$210	$174
Ritz-Carlton New York Battery Park	2002	569	4.7	60%	15%	25%	81%	$415	$336
Marriott New York Downtown	1991	513	5.0	70%	15%	15%	82%	$285	$234
Hilton Millennium Hotel (NY)	1992	569	4.3	70%	20%	10%	82%	$300	$246
Conrad New York	2000	463	4.1	55%	15%	30%	84%	$360	$302
Total / Wtd. Average		3,759		61%	21%	18%	83%	$288	$239

(1)	Source: Appraisal.

(2)	As provided by the borrowers.

■	The Borrowers. The borrowers are Harborside Hotel LLC, Harborside Land LLC and Cal-Harbor So. Pier Urban Renewal Associates L.P., each a single-purpose, single-asset entity. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency Jersey City Loan. The non-recourse carveout guarantors are Hyatt Hotels Corporation and Mack-Cali Realty, L.P., each of which owns a 50% indirect ownership interest in the borrowers.

Hyatt Hotels Corporation (NYSE: H, rated Baa2/BBB by Moody’s/S&P) is a global hospitality company with a 59- year history in developing, owning, operating, managing, franchising and licensing hotels, resorts, branded residences and vacation ownership properties. As of September 30, 2016, Hyatt Hotels Corporation’s worldwide portfolio consisted of 679 properties in 54 countries. For the year ended December 31, 2015, Hyatt Hotels Corporation reported revenues and adjusted EBITDA of approximately $4.3 billion and $727.0 million, respectively. As the Hyatt Regency Jersey City Property is operated by Hyatt Corporation (the “Hyatt Manager”), an affiliate of Hyatt Hotels Corporation, pursuant to a management agreement, the Hyatt Regency Jersey City Property operates without a franchise agreement.

Mack-Cali Realty Corporation (NYSE: CLI, rated Ba1/BB+/BB+ by Moody’s/S&P/Fitch) is a public REIT and an owner, property manager and developer of class A real estate focusing on New Jersey waterfront properties and other transit-based office markets. Founded in 1949, Mack-Cali Realty Corporation has grown to own or have interests in 259 properties including 28.8 million SF of office space across 242 properties as well as 5,214 multifamily units. The portfolio was 87.7% leased as of September 30, 2016. For the year ended December 31, 2015, Mack-Cali Realty Corporation reported revenues of approximately $594.9 million.

■	Escrows. In connection with the origination of the Hyatt Regency Jersey City Loan Combination, the borrowers deposited $4,000,000 into a Hyatt Manager-controlled operating account for an FF&E reserve. Prior to the origination of Hyatt Regency Jersey City Loan Combination, the balance of the FF&E reserve held in the Hyatt Manager-controlled operating account was $4,385,653.

Additionally, on each due date, the borrowers are required to fund (i) a tax reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay the annual taxes due and payable unless no Hyatt Regency Jersey City T&I Triggering Event (as defined below) is continuing, (ii) an insurance reserve in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay annual insurance premiums due and payable unless no Hyatt Regency Jersey City T&I Triggering Event is continuing and (iii) a reserve for FF&E in an amount equal to the FF&E Payment (as defined below) unless no Hyatt Regency Jersey City FF&E Trigger Period (as defined below) is in effect.

hyatt regency jersey city

A “Hyatt Regency Jersey City T&I Triggering Event” means (i) the occurrence and continuance of an event of default under the Hyatt Regency Jersey City Loan documents, (ii) the debt service coverage ratio (as calculated under the Hyatt Regency Jersey City Loan documents) falls below 2.00x, (iii) any of the borrowers, the Hyatt Regency Jersey City Property or the Hyatt Manager is the subject of a bankruptcy proceeding, (iv) the borrowers fail to provide the lender with evidence of the timely payment of all taxes, insurance premiums and other charges due under the Hyatt Regency Jersey City Loan documents after taking into account any statutory grace periods for the payment of the same or (v) the insurance policies meeting the requirements of the Hyatt Regency Jersey City Loan documents are not in full force and effect or the borrowers fail to provide the lender with evidence that the same is in full force and effect.

An “FF&E Payment” means an amount equal to 4.0% of the gross revenues at the Hyatt Regency Jersey City Property for the month in which such FF&E Payment is then due.

A “Hyatt Regency Jersey City FF&E Trigger Period” means any period (i) commencing upon the occurrence of an event of default under the Hyatt Regency Jersey City Loan documents and ending upon the waiver by the lender of, or cure accepted by the lender of, such event of default, provided that, in no event will the lender accept such cure more than two times during the term of the Hyatt Regency Jersey City Loan, (ii) commencing upon the failure of the Hyatt Manager to be managing the Hyatt Regency Jersey City Property pursuant to the Hyatt Management Agreement, (iii) commencing upon the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio (as calculated under the Hyatt Regency Jersey City Loan documents) is less than 2.00x and ending at the conclusion of the second consecutive calendar quarter for which the debt service coverage ratio is greater than or equal to 2.25x or (iv) commencing upon any bankruptcy proceeding of any of the borrowers, the Hyatt Regency Jersey City Property or the Hyatt Manager.

■	Lockbox and Cash Management. The Hyatt Regency Jersey City Loan documents require a soft springing lockbox with springing cash management. The Hyatt Regency Jersey City Loan documents require the borrowers to direct credit card companies to remit all credit card receivables to one or more Hyatt Manager-controlled accounts and require that all cash revenues relating to the Hyatt Regency Jersey City Property and all other money received by the borrowers or the Hyatt Manager with respect to the Hyatt Regency Jersey City Property be deposited into such accounts within one business day following receipt. The lender has a perfected security interest in the Hyatt Manager-controlled accounts. Provided that no Hyatt Regency Jersey City Cash Sweep Period (as defined below) is then in effect, all funds in the Hyatt Manager-controlled account are swept into a borrower-controlled account. During the continuance of a Hyatt Regency Jersey City Cash Sweep Period, the borrowers will have no further access to funds in the borrower-controlled accounts, and such funds are required to be swept on each business day into the lender-controlled cash management account.

A “Hyatt Regency Jersey City Cash Sweep Period” means any period (i) commencing upon the occurrence of an event of default under the Hyatt Regency Jersey City Loan documents and ending upon the cure accepted by the lender of such event of default, provided that, in no event will the lender accept such cure more than two times during the term of the Hyatt Regency Jersey City Loan or (ii) commencing upon the failure of the Hyatt Manager to be managing the Hyatt Regency Jersey City Property pursuant to the Hyatt Management Agreement and ending upon (a) the indefeasible satisfaction in full of all of the debt, liabilities and obligations of the borrowers to the lender pursuant to or in connection with the Hyatt Regency Jersey City Loan or (b) the full defeasance of the Hyatt Regency Jersey City Loan as permitted pursuant to the Hyatt Regency Jersey City Loan documents.

■	Property Management. The Hyatt Regency Jersey City Property is currently managed by the Hyatt Manager, an affiliate of the borrowers. The borrowers may not replace the Hyatt Manager as the property manager of the Hyatt Regency Jersey City Property without the lender’s consent. The lender has the right to replace, or require the borrowers to replace, the property manager with a property manager selected by the lender if (i) the Hyatt Manager no longer directly or indirectly owns the Hyatt Regency Jersey City Property or (ii) the Hyatt Manager is no longer managing the Hyatt Regency Jersey City Property pursuant to the Hyatt Management Agreement.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. None permitted.

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Hyatt Regency Jersey City Property, plus business interruption coverage. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $250,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

925 LA BREA AVENUE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CGMRC
Location (City/State)	Los Angeles, California	Cut-off Date Balance	$29,400,000
Property Type	Mixed Use	Cut-off Date Balance per SF	$464.23
Size (SF)	63,331	Percentage of Initial Pool Balance	3.2%
Total Occupancy as of 11/1/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	2016 / NAP	Mortgage Rate	4.19000%
Appraised Value	$46,600,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	60

Underwritten Revenues	$3,155,256
Underwritten Expenses	$627,207	Escrows
Underwritten Net Operating Income (NOI)	$2,528,049	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,404,646	Taxes	$189,044	$31,507
Cut-off Date LTV Ratio	63.1%	Insurance	$0	$0
Maturity Date LTV Ratio	57.4%	Replacement Reserve	$0	$792
DSCR Based on Underwritten NOI / NCF	1.47x / 1.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.2%	Other(1)	$2,766,390	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$29,400,000	99.9%	Loan Payoff	$14,388,376	48.9%
Other Sources	35,000	0.1	Principal Equity Distribution	11,941,092	40.6
Reserves	2,955,434	10.0
Closing Costs	150,098	0.5
Total Sources	$29,435,000	100.0%	Total Uses	$29,435,000	100.0%

(1)	Upfront other reserves are comprised of $384,450 for immediate repairs and punchlist items at the 925 La Brea Avenue Property, $1,421,071 for free rent associated with the WeWork and Burke Williams Day Spa leases, $645,870 for unfunded landlord obligations with respect to the WeWork lease and $315,000 for unfunded landlord obligations with respect to the Burke Williams Day Spa lease. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “925 La Brea Avenue Loan”) is evidenced by a note in the original principal amount of $29,400,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a recently constructed mixed use office and retail building located in Los Angeles, California (the “925 La Brea Avenue Property”). The 925 La Brea Avenue Loan was originated by Citigroup Global Markets Realty Corp. on October 3, 2016 and represents approximately 3.2% of the Initial Pool Balance. The note evidencing the 925 La Brea Avenue Loan has an outstanding principal balance as of the Cut-off Date of $29,400,000 and an interest rate of 4.19000% per annum. The proceeds of the 925 La Brea Avenue Loan were primarily used to refinance construction debt secured by the 925 La Brea Avenue Property, fund reserves and pay origination costs.

The 925 La Brea Avenue Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 925 La Brea Avenue Loan requires monthly payments of interest only for the initial 60 months, followed by monthly payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the 925 La Brea Avenue Loan is the due date in October 2026. At any time after the second anniversary of the securitization Closing Date, the 925 La Brea Avenue Loan may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the 925 La Brea Avenue Loan documents. Voluntary prepayment of the 925 La Brea Avenue Loan is permitted on or after the due date occurring in April 2026 without payment of any prepayment premium.

■	The Mortgaged Property. The 925 La Brea Avenue Property is comprised of a 63,331 SF mixed use office and retail building with two stories of above-grade parking located in Los Angeles, California. The 925 La Brea Avenue Property was constructed by the borrower in 2016 and is 100.0% leased by two tenants, WeWork and Burke Williams Day Spa. WeWork leases 47,581 SF (75.1% of the net rentable area) of office space on floors 4-6 and Burke Williams Day Spa leases 15,750 SF (24.9% of the net rentable area) of ground floor retail space. Floors 2-3 of the 925 La Brea Avenue Property are used for tenant and customer gated parking and contain 172 parking bays. As of November 1, 2016, the 925 La Brea Avenue Property was 100.0% occupied by two tenants.

925 LA BREA AVENUE

The following table presents certain information relating to historical occupancy at the 925 La Brea Avenue Property:

Historical Occupancy %(1)(2)

	2014	2015	As of 11/1/2016
Owned Space	NAP	NAP	100.0%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	The 925 La Brea Avenue Property was constructed in 2016 and historical occupancy figures are not available.

The following table presents certain information relating to the major tenants at the 925 La Brea Avenue Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
WeWork	NR / NR / NR	47,581	75.1%	$2,409,502	79.5%	50.64	6/30/2029	1, 7-year option
Burke Williams Day Spa	NR / NR / NR	15,750	24.9	622,125	20.5	39.50	8/31/2026	2, 5-year options
Largest Tenants		63,331	100.0%	$3,031,627	100.0%	$47.87
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		63,331	100.0%	$3,031,627	100.0%	$47.87

(1)	Based on the underwritten rent roll dated November 1, 2016.

The following table presents the lease rollover schedule at the 925 La Brea Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	15,750	24.9	24.9%	622,125	20.5	39.50	1
2027 & Thereafter	47,581	75.1	100.0%	2,409,502	79.5	50.64	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	63,331	100.0%		$3,031,627	100.0%	$47.87	2

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

925 LA BREA AVENUE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 925 La Brea Avenue Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$2,963,110	$46.79
Contractual Rent Steps	68,517	1.08
Potential Income from Vacant Space	0	0.00
Total Rent	$3,031,627	$47.87
Reimbursements	146,283	2.31
Parking	199,800	3.15
Vacancy, Credit Loss & Concessions	(222,454)	(3.51)
Effective Gross Income	$3,155,256	$49.82

Real Estate Taxes	$378,088	$5.97
Insurance	36,882	0.58
Management Fee	94,658	1.49
Other Expenses	117,580	1.86
Total Operating Expenses	$627,207	$9.90

Net Operating Income	$2,528,049	$39.92
Normalized TI/LC	113,903	1.80
Replacement Reserves	9,500	0.15
Net Cash Flow	$2,404,646	$37.97

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The 925 La Brea Avenue Property was built in 2016 and historical operating history figures are unavailable.

■	Appraisal. According to the appraisal, the 925 La Brea Avenue Property had an “as-is” appraised value of $46,600,000 as of July 27, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated May 2, 2016, the environmental consultant recommended that a Phase II be conducted to assess the potential presence of soil contamination and vapor intrusion impacts related to the historic releases of total petroleum hydrocarbons (TPH) and volatile organic compounds (VOCs) to the soil and groundwater from the Mole Richardson light manufacturing facility which is located to the east of the 925 La Brea Avenue Property. A Phase II report dated June 27, 2016 recommended no further action.

■	Market Overview and Competition. The 925 La Brea Avenue Property is located south of the intersection of La Brea Avenue and Santa Monica Boulevard in the city and county of Los Angeles, approximately five miles northwest of downtown Los Angeles. Primary access to the subject neighborhood is provided by Santa Monica Boulevard and Highway 101. The Metro Red Line subway also serves the area, with stations located on the north side of the 925 La Brea Avenue Property along Hollywood Boulevard. Adjacent uses to the 925 La Brea Avenue Property include office and retail to the north, a 179-unit apartment complex with ground floor retail to the south, a redevelopment site to be improved with a multifamily and ground floor retail project to the east, and an office to the west. The 925 La Brea Avenue Property is also located approximately one block south of West Hollywood Gateway, a 252,000 SF shopping center anchored by Target and Best Buy. In 2015, the average household income within a 1-, 3-, and 5-mile radius of the 925 La Brea Avenue Property was $77,862, $80,103 and $76,120, respectively. In 2015, the population within a 1-, 3-, and 5-mile radius of the 925 La Brea Avenue Property was 49,975, 403,711 and 955,035, respectively.

The 925 La Brea Avenue Property is located in the Hollywood/Sunset office submarket of Los Angeles. According to a market report as of the first quarter of 2016, the Hollywood/Sunset office submarket had 4.3 million SF of inventory with a vacancy rate of 16.1% and an average asking rent of $42.02 per SF. Asking rent in the Hollywood/Sunset office submarket has grown at a constant annual growth rate of 3.5% over the past 10 years from $28.80 per SF in 2006 to $40.80 per SF in 2015 and $42.02 per SF in the first quarter of 2016.

The 925 La Brea Avenue Property is located in the Santa Monica/Westside/Downtown retail submarket of Los Angeles. According to a market report as of the first quarter of 2016, the Santa Monica/Westside/Downtown retail submarket had 5.3 million SF of inventory with a vacancy rate of 4.0% and average asking rent of $43.50 per SF. The Santa Monica/Westside/Downtown retail submarket vacancy rate peaked at 5.6% in 2011 and has steadily improved over the past four years to 4.2% as of 2015 and 4.0% as of the first quarter of 2016. Asking rent in the Santa Monica/Westside/Downtown retail submarket has grown at a constant annual growth rate of 2.1% over the past 10 years from $35.08 per SF in 2006 to $43.07 per SF in 2015 and $43.50 per SF in the first quarter of 2016. No new supply was added in the Santa Monica/Westside/Downtown retail submarket over the past four quarters.

925 LA BREA AVENUE

The appraisal concluded to market rents of $50.40 per SF on a modified gross basis for the office space and $45.00 per SF on a triple-net basis for the retail space. In-place rents at the 925 La Brea Avenue Property are $49.20 per SF, modified gross, for the office space and $39.50 per SF, triple net, for the retail space.

The following table presents certain information relating to lease comparables for the 925 La Brea Avenue Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA	Rent per SF	Lease Type
925 La Brea Avenue Property	Los Angeles	WeWork	7/1/2016	47,581	$49.20(2)	Modified Gross
Sunset Bronson Studios	Los Angeles	Netflix	12/1/2016	73,967	$54.00	Modified Gross
Columbia Square	Los Angeles	Viacom	6/1/2016	180,000	$40.20	Triple-Net
Sunset Seward	Los Angeles	Lego Systems, Inc.	6/1/2016	6,363	$54.00	Modified Gross
CNN Building - Sunset Tower	Los Angeles	Oxford Road	10/1/2015	14,935	$48.00	Full Service Gross
Pacific Design Center	West Hollywood	Criteria Corp.	8/1/2015	7,845	$49.80	Full Service Gross
OWN	West Hollywood	OWN	12/1/2014	61,000	$41.40	Full Service Gross

(1)	Source: Appraisal.

(2)	Represents current WeWork rent.

Retail Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA	Initial Rent per SF	Lease Type
925 La Brea Avenue Property	Los Angeles	Burke Williams Day Spa	8/16/2016	15,750	$39.50(2)	Triple-Net
Avalon West Hollywood	West Hollywood	Trader Joe’s	9/1/2016	14,120	$48.00	Triple-Net
West Hollywood Gateway	West Hollywood	Current Listing	5/1/2016	5,600	$60.00	Triple-Net
Two-tenant retail	Los Angeles	La Tropezienne	4/1/2016	1,250	$60.00	Triple-Net
Two-tenant retail	Los Angeles	103VVE	4/1/2016	1,250	$46.80	Triple-Net
Retail	Los Angeles	Hong Design International	4/1/2016	4,609	$38.40	Triple-Net
The Angelene	Los Angeles	Sprouts	1/1/2016	33,274	$36.96	Triple-Net

(1)	Source: Appraisal.

(2)	Represents current Burke Williams Day Spa rent.

■	The Borrower. The borrower is 925 North La Brea (LA) Owner, LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 925 La Brea Avenue Loan. The non-recourse carveout guarantor for the 925 La Brea Avenue Loan is CIM Group (CA), LLC, a California limited liability company (“CIM Group, LLC”). CIM Group, LLC is an urban real estate and infrastructure investment firm founded in 1994 with over $18.8 billion of assets under management.

■	Escrows. In connection with the origination of the 925 La Brea Avenue Loan, the borrower funded reserves of (i) $189,044 for real estate taxes, (ii) $1,421,071 for free rent associated with the WeWork and Burke Williams Day Spa leases, (iii) $960,870 for unfunded landlord obligations associated with the WeWork and Burke Williams Day Spa leases and (iv) $384,450 for immediate repairs and punchlist items.

Additionally, on each monthly due date, the borrower is required to fund the following reserves with respect to the 925 La Brea Avenue Property: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period (initially $31,507), (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 925 La Brea Avenue Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $792.

925 LA BREA AVENUE

■	Lockbox and Cash Management. The 925 La Brea Avenue Loan documents require a hard lockbox with springing cash management. The 925 La Brea Avenue Loan documents require tenants, pursuant to tenant direction letters, to pay rent directly to the lockbox account and require that all other money received by the borrower with respect to the 925 La Brea Avenue Property be immediately deposited into such lockbox account. During the continuance of a 925 La Brea Avenue Trigger Period (as defined below), all amounts in the lockbox account are required to be swept to a lender-controlled cash management account on each business day and, provided no event of default under the 925 La Brea Avenue Loan documents is continuing, applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve. Provided no event of default under the 925 La Brea Avenue Loan documents is continuing, funds in the excess cash flow reserve are required (i) to the extent a 925 La Brea Avenue Specified Tenant Trigger Suspension (as defined below) is not continuing, to be held by the lender as additional collateral for the 925 La Brea Avenue Loan and (ii) to the extent a 925 La Brea Avenue Specified Tenant Trigger Suspension (as defined below) is continuing, to be swept into the borrower’s operating account. Upon the occurrence and during the continuance of an event of default under the 925 La Brea Avenue Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 925 La Brea Avenue Loan (and/or toward the payment of expenses of the 925 La Brea Avenue Property), in such order of priority as the lender may determine.

A “925 La Brea Avenue Trigger Period” means a period commencing upon the earliest of (i) the occurrence of an event of default under the 925 La Brea Avenue Loan documents, (ii) the debt service coverage ratio being less than 1.15x, and (iii) the occurrence of a 925 La Brea Avenue Specified Tenant Trigger Period (as defined below), and expiring upon (x) with regard to any 925 La Brea Avenue Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any 925 La Brea Avenue Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) with regard to any 925 La Brea Avenue Trigger Period commenced in connection with clause (iii) above, a 925 La Brea Avenue Specified Tenant Trigger Period ceasing to exist.

A “925 La Brea Avenue Specified Tenant Trigger Period” means a period commencing upon the first to occur of: (i) any 925 La Brea Avenue Specified Tenant (as defined below) being in continuing default under its applicable lease beyond applicable notice and cure periods; (ii) any 925 La Brea Avenue Specified Tenant failing to be in actual, physical possession of its leased space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the leased space (or applicable portion thereof), provided, however, for so long as the applicable lease remains in full force and effect, a 925 La Brea Avenue Specified Tenant the commencement of a 925 La Brea Avenue Specified Tenant Trigger Period, and provided, further, for the initial three months after the origination date of the 925 La Brea Avenue Loan, the failure of a 925 La Brea Avenue Specified Tenant to be open to the public during customary hours and/or being “dark” in their space (or applicable portion thereof) will not cause the commencement of a 925 La Brea Avenue Specified Tenant Trigger Period; (iii) any 925 La Brea Avenue Specified Tenant giving notice that it is terminating the applicable lease for all or any portion of the leased space; (iv) any termination or cancellation of any applicable 925 La Brea Avenue Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any applicable 925 La Brea Avenue Specified Tenant lease failing to otherwise be in full force and effect; (v) any bankruptcy or similar insolvency of a 925 La Brea Avenue Specified Tenant; or (vi) the failure of the 925 La Brea Avenue Specified Tenant to provide written notice to the borrower of renewal of the applicable 925 La Brea Avenue Specified Tenant’s lease for a minimum term of five years upon the earlier to occur of (A) one year prior to its then current applicable 925 La Brea Avenue Specified Tenant’s lease expiration or (B) the date required to exercise a renewal under such 925 La Brea Avenue Specified Tenant’s lease and ending on the cure of the applicable trigger in accordance with the 925 La Brea Avenue Loan documents.

A “925 La Brea Avenue Specified Tenant” means WeWork and Burke Williams Day Spa (and an affiliate of either providing credit support under its respective lease), or any replacement tenant in accordance with the 925 La Brea Avenue Loan documents.

925 LA BREA AVENUE

A “925 La Brea Avenue Specified Tenant Trigger Suspension” commences when excess cash flow in the excess cash flow reserve due to a 925 La Brea Avenue Trigger Period caused by either (1) a 925 La Brea Avenue Specified Tenant Trigger Period caused by a 925 La Brea Avenue Specified Tenant giving notice that it is terminating its lease for all or a portion of the leased space or (2) a debt service coverage ratio being less than 1.15x due to rental income attributable to a tenant that has expressed its intention to cancel, terminate, reject or not renew its lease being excluded from underwritable cash flow, equals the sum of (i) twelve months of gross rents for the applicable terminating 925 La Brea Avenue Specified Tenant, measured from the date of calculation, and (ii) $35 per square foot of 925 La Brea Avenue Specified Tenant space demised under the applicable terminating 925 La Brea Avenue Specified Tenant lease, and expired upon the occurrence of either (a) the existence of another 925 La Brea Avenue Trigger Period or 925 La Brea Avenue Specified Tenant Trigger Period, or (b) the end of the applicable 925 La Brea Avenue Trigger Period.

■	Property Management. The 925 La Brea Avenue Property is managed by CIM Management, Inc., an affiliate of the borrower sponsor. The borrower may replace the property manager or consent to the assignment of the property manager’s rights under the management agreement, so long as (i) no event of default has occurred and is continuing under the 925 La Brea Avenue Loan documents, (ii) the lender receives at least 30 days’ prior written notice, (iii) the applicable replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon the lender’s receipt of rating agency confirmation) and (iv) such replacement will not materially adversely affect the 925 La Brea Avenue Property and will not otherwise trigger a termination right, right of first refusal, right of first offer or other similar right. The lender has the right to require that the borrower terminate the management agreement and replace the property manager if (a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding; (b) there exists a 925 La Brea Avenue Trigger Period; (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to 100% of the full replacement cost of the 925 La Brea Avenue Property, plus a business interruption insurance policy that provides 18 months of business interruption coverage with an additional 6-month extended period of indemnity with no deductible in excess of $25,000 (except with respect to earthquake and windstorm coverage). Notwithstanding the foregoing, if TRIPRA is not in effect, the borrower is required to maintain terrorism coverage at (or so much as may be purchased with) a cost not to exceed 200% of the then-current insurance premiums. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

veva 16 & 18

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMF V
Location (City/State)	Blue Bell, Pennsylvania	Cut-off Date Balance		$28,837,003
Property Type	Office	Cut-off Date Balance per SF	$149.43
Size (SF)	192,979	Percentage of Initial Pool Balance		3.2%
Total Occupancy as of 5/31/2016	89.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 5/31/2016	89.4%	Type of Security		Fee Simple
Year Built / Latest Renovation	1989 / 2015	Mortgage Rate		5.01400%
Appraised Value	$41,200,000	Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		NAP

Underwritten Revenues	$4,147,848
Underwritten Expenses	$1,399,421	Escrows
Underwritten Net Operating Income (NOI)	$2,748,426		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,715,620	Taxes	$258,092	$32,050
Cut-off Date LTV Ratio	70.0%	Insurance	$0	$0
Maturity Date LTV Ratio	64.9%	Replacement Reserves	$0	$2,734
DSCR Based on Underwritten NOI / NCF	1.47x / 1.45x	TI/LC	$1,000,000	$16,082
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.4%	Other(1)	$745,175	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Amount	$29,000,000	100.0%	Loan Payoff	$20,748,449	71.5%
			Principal Equity Distribution	5,581,588	19.2
			Reserves	2,003,267	6.9
			Closing Costs	666,696	2.3
Total Sources	$29,000,000	100.0%	Total Uses	$29,000,000	100.0%

(1)	Other upfront reserves represent (i) $484,032 for outstanding tenant improvements and leasing commissions and (ii) $261,143 for rent concessions. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Veva 16 & 18 Loan”) is evidenced by a promissory note in the original principal amount of $29,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Blue Bell, Pennsylvania (the “Veva 16 & 18 Property”). The Veva 16 & 18 Loan was originated by The Bank of New York Mellon on June 9, 2016 and was acquired by Starwood Mortgage Funding V LLC prior to the securitization Closing Date. The Veva 16 & 18 Loan represents approximately 3.2% of the Initial Pool Balance. The note evidencing the Veva 16 & 18 Loan has an outstanding principal balance as of the Cut-off Date of $28,837,003 and an interest rate of 5.01400% per annum. The proceeds of the Veva 16 & 18 Loan were primarily used to refinance the debt secured by the Veva 16 & 18 Property, pay origination costs, fund reserves and return equity to the borrower sponsors.

The Veva 16 & 18 Loan had an initial term of 60 months and has a remaining term of 55 months. The Veva 16 & 18 Loan requires payments of interest and principal sufficient to amortize the Veva 16 & 18 Loan over a 30-year amortization schedule. The scheduled maturity date is the due date in July 2021. Voluntary prepayment of the Veva 16 & 18 Loan is permitted on and after the due date in March 2021 without payment of any yield maintenance or any other prepayment premium as more particularly set forth in the Veva 16 & 18 Loan documents. Provided that no event of default has occurred and is continuing, defeasance with non-callable obligations of the United States of America (or other “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii)) is permitted at any time on or after the first due date following the second anniversary of the securitization Closing Date.

■	The Mortgaged Property. The Veva 16 & 18 Property is a 192,979 SF suburban office property located in Blue Bell, Pennsylvania in Montgomery County. The Veva 16 & 18 Property has 20 tenants on 21 leases, was built in 1989 and was renovated in 2015. The Veva 16 & 18 Property is comprised of two four-story buildings and includes 741 parking spaces, resulting in a parking ratio of 3.8 spaces per 1,000 SF of net rentable area. The borrower sponsors invested approximately $4.3 million in tenant improvements and leasing commissions and approximately $4.9 million in renovations since acquiring the Veva 16 & 18 Property in May 2013. Since 2013, the borrower sponsors have signed 148,515 SF of leases including the renewal and extension of Fiberlink Communications (22.6% of the net rentable area) and a new lease to USI Insurance Services, LLC (11.8% of the net rentable area). Additionally, capital improvements completed at the Veva 16 & 18 Property between 2013 and 2015 include: common area upgrades, a reinvented plaza and public pavilion, upgraded furniture and room design, collaborative outdoor “green” workspaces, new building entrances and signage, the addition of a lobby coffee bar and lounge area, a shared conference facility, modernized elevators and a state-of-the-art fitness center.

veva 16 & 18

The Veva 16 & 18 Property is located at 1787 Sentry Parkway West, Blue Bell, Pennsylvania. The Veva 16 & 18 Property is located directly off Township Line Road in the Plymouth Meeting/Blue Bell office market and within minutes of the major interchanges of I-476 and the Pennsylvania Turnpike. Additionally, the Schuylkill Expressway, located approximately four miles south of the Veva 16 & 18 Property, provides access to the Philadelphia central business district. Nearby amenities include Plymouth Meeting Mall, Whole Foods and hotels including the Doubletree, Hyatt House and Courtyard by Marriott. As of May 31, 2016, Total Occupancy and Owned Occupancy at the Veva 16 & 18 Property were both 89.4%.

The following table presents certain information relating to the major tenants at the Veva 16 & 18 Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Fiberlink Communications(2)	A+ / Aa3 / AA-	43,707	22.6%	$1,048,968	26.7%	$24.00	5/31/2020	1, 5-year option
USI Insurance Services, LLC(3)	NR / NR / NR	22,794	11.8	529,961	13.5	23.25	9/30/2023	2, 5-year options
VITAS Healthcare Corporation	NR / NR / NR	13,836	7.2	330,037	8.4	23.85	Various(4)	NA
Inventiv Health Clinical, Inc.	NR / NR / NR	14,399	7.5	316,778	8.1	22.00	7/31/2019	2, 5-year options
Morgan Stanley Smith Barney(5)	A / A3 / BBB+	13,458	7.0	316,263	8.1	23.50	4/30/2025	1, 5-year option
London Life Reinsurance Co.	NR / NR / NR	9,888	5.1	244,728	6.2	24.75	10/31/2020	NA
Neos Therapeutics, Inc.	NR / NR / NR	6,078	3.1	144,353	3.7	23.75	4/30/2021	1, 5-year option
McGrath Technical Staffing	NR / NR / NR	5,543	2.9	138,575	3.5	25.00	3/31/2018	1, 5-year option
44 Business Capital, LLC	NR / NR / NR	4,740	2.5	111,390	2.8	23.50	7/31/2020	1, 5-year option
Kopos & Baker, Inc.	NR / NR / NR	4,830	2.5	111,090	2.8	23.00	10/31/2021	1, 5-year option
Ten Largest Tenants		139,273	72.2%	$3,292,142	83.9%	$23.64
Remaining Tenants(6)		33,177	17.2	632,876	16.1	23.68
Vacant		20,529	10.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants(6)		192,979	100.0%	$3,925,019	100.0%	$23.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Fiberlink Communications has the option to surrender no less than half a floor and no more than a full floor of its leased space effective November 2018 with 12 months’ notice and a termination fee equal to $12.81 per SF of surrendered space.

(3)	USI Insurance Services, LLC has the option to terminate its lease effective September 2021 with 12 months’ notice and payment of a termination fee equal to approximately $563,310.

(4)	VITAS Healthcare Corporation has a lease for 10,958 SF with an expiration of June 30, 2018, and a lease for 2,878 SF with an expiration date of April 30, 2021.

(5)	Morgan Stanley Smith Barney has the option to surrender a portion or all of its leased space effective April 30, 2020 with six months’ notice and payment of a termination fee.

(6)	Includes a 6,447 SF amenity center which is not included in the UW Base Rent $ per SF calculation.

The following table presents the lease rollover schedule at the Veva 16 & 18 Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	8,098	4.2	4.2%	182,785	4.7	$22.57	2
2018	18,059	9.4	13.6%	439,305	11.2	$24.33	4
2019	21,854	11.3	24.9%	496,674	12.7	$22.73	4
2020	58,335	30.2	55.1%	1,405,086	35.8	$24.09	3
2021	16,961	8.8	63.9%	399,046	10.2	$23.53	4
2022	2,233	1.2	65.1%	56,942	1.5	$25.50	1
2023	27,005	14.0	79.0%	628,919	16.0	$23.29	2
2024	0	0.0	79.0%	0	0.0	$0.00	0
2025	13,458	7.0	86.0%	316,263	8.1	$23.50	1
2026	0	0.0	86.0%	0	0.0	$0.00	0
2027 & Thereafter(2)	6,447	3.3	89.4%	0	0.0	$0.00	0
Vacant	20,529	10.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(3)	192,979	100.0%		$3,925,019	100.0%	$23.64	21

(1)	Calculated based on approximate square footage occupied by each Owned Tenant unless otherwise specified.

(2)	Represents an amenity center.

(3)	The 6,447 SF amenity center is not included in the UW Base Rent $ per SF calculation.

veva 16 & 18

The following table presents certain information relating to historical leasing at the Veva 16 & 18 Property:

Historical Leased %(1)

	2014	2015	As of 5/31/2016
Owned Space	72.5%	75.6%	89.4%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Veva 16 & 18 Property:

Cash Flow Analysis(1)

	2014	2015	TTM 3/31/2016	Underwritten	Underwritten $ per SF
Base Rent	$3,692,701	$2,696,115	$2,731,007	$3,862,168	$20.01
Contractual Rent Steps(2)	0	0	0	62,851	0.33
Gross Up Vacancy	0	0	0	502,961	2.61
Total Rent	$3,692,701	$2,696,115	$2,731,007	$4,427,979	$22.95
Total Reimbursables	168,511	114,730	151,030	214,480	1.11
Other Income	4,549	6,250	8,349	8,349	0.04
Vacancy & Credit Loss	0	0	0	(502,961)	(2.61)
Effective Gross Income	$3,865,761	$2,817,095	$2,890,387	$4,147,848	$21.49

Real Estate Taxes	$427,900	$430,912	$432,369	$359,395	$1.86
Insurance	31,908	32,723	33,327	31,523	0.16
Management Fee	154,799	123,064	126,485	124,435	0.64
Other Operating Expenses	863,621	848,745	884,068	884,068	4.58
Total Operating Expenses	$1,478,228	$1,435,444	$1,476,249	$1,399,421	$7.25

Net Operating Income	$2,387,533	$1,381,651	$1,414,138	$2,748,426	$14.24
TI/LC(3)	0	0	0	0	0.00
Replacement Reserves	0	0	0	32,806	0.17
Net Cash Flow	$2,387,533	$1,381,651	$1,414,138	$2,715,620	$14.07

(1)	Certain items such as straight line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flows.

(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through March 2017.

(3)	The Veva 16 & 18 Loan is structured with a $1,000,000 upfront TI/LC reserve and hard lockbox.

■	Appraisal. According to the appraisal, the Veva 16 & 18 Property had an “as-is” appraised value of $41,200,000 as of an effective date of May 10, 2016.

■	Environmental Matters. Based on a Phase I environmental report dated May 17, 2016, the environmental consultant did not identify evidence of a recognized environmental condition and recommended no further action, other than the implementation of an asbestos operations and maintenance plan at the Veva 16 & 18 Property.

■	Market Overview and Competition. According to the appraisal, the Veva 16 & 18 Property is located approximately 20 miles from the Philadelphia Metropolitan Statistical Area within Montgomery County. The Veva 16 & 18 Property is located directly off Township Line Road and approximately 1.3 miles from the interchanges of I-476 and I-276 (the Pennsylvania Turnpike). I-476 is a north/south interstate that connects the Veva 16 & 18 Property to Delaware County to the south and the city of Allentown to the north. I-276 is the primary east/west highway that crosses Pennsylvania, connecting to New Jersey in the east and Harrisburg and Western Pennsylvania to the west. Additionally, the Schuylkill Expressway, which can be accessed approximately four miles south of the Veva 16 & 18 Property, provides direct access to the Philadelphia central business district. The estimated 2016 population within a one-, three- and five-mile radius of the Veva 16 & 18 Property is 5,349, 49,456 and 171,307, respectively. The estimated 2016 median household income within a one-, three- and five-mile radius of the Veva 16 & 18 Property is $91,215, $83,889 and $77,183, respectively.

According to the appraisal, the Veva 16 & 18 Property is part of the Plymouth Meeting/Blue Bell office submarket. As of the first quarter of 2016, the broader Plymouth Meeting/Blue Bell office submarket contained approximately 8.6 million SF of office space and exhibited a vacancy rate of 14.1% with average asking rents of $23.07 per SF. As of the first quarter of 2016, the Plymouth Meeting/Blue Bell Class A office submarket contained approximately 3.9 million SF of office space and exhibited a vacancy rate of 11.1% with average asking rents of $25.58 per SF. The appraisal noted nine comparable properties ranging from 22,000 SF to 215,342 SF with an average occupancy of 93.9%. An affiliate of the borrower sponsors owns an office park located across the street from the Veva 16 & 18 Property.

veva 16 & 18

■	The Borrower. The borrower is 16-18 KPG III Sentry, LLC, a single-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Veva 16 & 18 Loan. Keystone Property Fund III, L.P. and Keystone Property Fund IIIA, L.P. are the non-recourse carveout guarantors under the Veva 16 & 18 Loan.

Keystone Property Group (“KPG”), which manages the non-recourse carveout guarantors, acquires, develops, leases and manages real estate, working with office, flex and industrial spaces in major markets throughout the United States. KPG also works with investors, private equity real estate funds and joint venture partners, overseeing the management, financing, securitization and disposition of all fund assets on their behalf. Currently, KPG owns or controls approximately ten million SF of commercial real estate.

■	Escrows. On the origination date of the Veva 16 & 18 Loan, the borrower funded escrow reserves in the amounts of (i) $258,092 with respect to certain real estate taxes, (ii) $1,000,000 with respect to general tenant improvements and leasing commissions, (iii) $484,032 for outstanding tenant improvements and leasing commissions owed and (iv) $261,143 for free rent.

On each due date, the borrower is required to fund (i) a tax reserve in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay taxes over the then-succeeding 12-month period, which currently equates to $32,050, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute a blanket or umbrella insurance policy under the Veva 16 & 18 Loan documents, an insurance reserve in a monthly amount equal to one-twelfth of the amount the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) a replacement reserve in a monthly amount of $2,734 and (iv) a tenant improvements and leasing commissions reserve in a monthly amount equal to $16,082.

■	Lockbox and Cash Management. The Veva 16 & 18 Loan is structured with a hard lockbox and in place cash management. The Veva 16 & 18 Loan documents require the borrower to direct tenants to pay rent directly to a lender-controlled lockbox account. Prior to a Veva 16 & 18 Cash Trap Period (as defined below), all funds on deposit in the lockbox account in excess of debt service payments and monthly escrow deposits are required to be distributed to the borrower’s operating account on a weekly basis. During the continuance of a Veva 16 & 18 Cash Trap Period, all sums on deposit in the lockbox account are required to be swept on a daily basis into a cash management account for the payment of debt service and monthly escrow deposits with any excess to be held by the lender as additional security for the Veva 16 & 18 Loan.

A “Veva 16 & 18 Cash Trap Period” means any period (i) after the occurrence of an event of default under the Veva 16 & 18 Loan until cured (so long as no other Veva 16 & 18 Cash Trap Period is in effect), (ii) after the occurrence of a bankruptcy action in which the borrower, non-recourse carveout guarantor or property manager is the debtor, (iii) during which the debt service coverage ratio of the Veva 16 & 18 Property (based on the trailing 12 calendar months and as determined by the lender) is less than 1.10x until the debt service coverage ratio of the Veva 16 & 18 Property (based on the trailing 12 calendar months and as determined by the lender) is equal to or greater than 1.10x for two consecutive calendar quarters (so long as no other Veva 16 & 18 Cash Trap Period is in effect), (iv) the occurrence of a Fiberlink Communications Lease Sweep Period (as defined below) and continuing until the same is cured, (v) the occurrence of a USI Insurance Lease Sweep Period (as defined below) and continuing until the same is cured and/or (vi) the occurrence of a Morgan Stanley Lease Sweep Period (as defined below) and continuing until the same is cured.

A “Fiberlink Communications Lease Sweep Period” means any period commencing upon (i) Fiberlink Communications failing to extend the term of its lease for at least five years for all of the related space on or before the date that is nine months prior to its lease expiration, (ii) Fiberlink Communications giving notice that it is terminating its lease for all or any material portion of its leased space or any termination or cancellation of its lease, (iii) Fiberlink Communications going dark or giving notice that it intends to go dark or (iv) Fiberlink Communications becoming a debtor in any bankruptcy or other insolvency proceeding.

A “USI Insurance Lease Sweep Period” means any period commencing upon USI Insurance Services, LLC giving notice to terminate its lease for all or any material portion of its leased space or any termination or cancellation of its lease prior to its current lease expiration.

A “Morgan Stanley Lease Sweep Period” means any period commencing upon Morgan Stanley Smith Barney giving notice to terminate its lease or any termination or cancellation of its lease in accordance with its termination option in May 2019.

veva 16 & 18

■	Property Management. The Veva 16 & 18 Property is currently managed by Keystone Property Group, L.P. pursuant to a management agreement. Under the Veva 16 & 18 Loan documents, the Veva 16 & 18 Property may be managed by Keystone Property Group, L.P. or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. Upon any of (i) the occurrence of an event of default under the Veva 16 & 18 Loan documents, (ii) the continuance of a default by the property manager under the management agreement beyond any applicable notice and cure period, (iii) the filing of a bankruptcy petition or the occurrence of a similar event with respect to the property manager or (iv) the engagement by the property manager in gross negligence, fraud, willful misconduct or misappropriation of funds, the lender may require the borrower to terminate the management agreement and replace the property manager with a new property manager selected by the borrower, subject to the lender’s approval and, if required by the lender, with respect to which a rating agency confirmation has been received.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy in an amount equal to the full replacement cost of the Veva 16 & 18 Property and 18 months of rental loss and/or business interruption insurance that provides coverage for perils of terrorism and which do not exclude “Acts of Terrorism” (as such term is defined in TRIPRA or a similar or subsequent statute). The required terrorism insurance may be included in a blanket policy, provided that, among other things, any such blanket policy specifically allocates to the Veva 16 & 18 Property the amount of coverage from time to time required under the Veva 16 & 18 Loan agreement. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

GOLDEN COVE SHOPPING CENTER

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		PCC
Location (City/State)	Rancho Palos Verdes, California		Cut-off Date Balance		$28,050,000
Property Type	Mixed Use		Cut-off Date Balance per SF		$307.90
Size (SF)	91,102		Percentage of Initial Pool Balance		3.1%
Total Occupancy as of 11/10/2016	91.4%		Number of Related Mortgage Loans		None
Owned Occupancy as of 11/10/2016	91.4%		Type of Security		Fee Simple
Year Built / Latest Renovation	1966, 2003, 2010 / 2009-2011		Mortgage Rate		4.78000%
Appraised Value	$47,500,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		360
			Original Interest Only Term (Months)	NAP

Underwritten Revenues(1)	$2,976,841		Escrows
Underwritten Expenses	$615,440			Upfront	Monthly
Underwritten Net Operating Income (NOI)(1)	$2,361,401		Taxes	$84,452	$29,594
Underwritten Net Cash Flow (NCF)(1)	$2,291,251		Insurance	$4,103	$4,103
Cut-off Date LTV Ratio	59.1%		Replacement Reserve(2)	$0	$2,050
Maturity Date LTV Ratio	48.2%		TI/LC(3)	$0	$12,500
DSCR Based on Underwritten NOI / NCF(1)	1.34x / 1.30x		Trader Joes TI/LC(4)	$0	$7,000
Debt Yield Based on Underwritten NOI / NCF(1)	8.4% / 8.2%		Environmental(5)	$695,313	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$28,050,000	100.0%	Loan Payoff	$15,555,484	55.5%
			Reserves	783,868	2.8
			Closing Costs	436,568	1.6
			Return of Equity	11,274,080	40.2
Total Sources	$28,050,000	100.0%	Total Uses	$28,050,000	100.0%

(1)	Underwritten Revenues include contractual rent steps through June 15, 2017, except with respect to the P.V. Peninsula Montessori School tenant, as to which Underwritten Revenues are based on the renewal rent of $414,981 as of December 10, 2018 rather than the in-place annual rent of $319,119. Using the in-place annual rent, DSCR based on Underwritten NOI, DSCR based on Underwritten NCF, Debt Yield Based on Underwritten NOI and Debt Yield based on Underwritten NCF would be 1.30x, 1.26x, 8.15% and 7.90%, respectively.
(2)	Replacement Reserves are capped at $73,793 with replenishment obligations.
(3)	TI/LC Reserves are capped at $350,000 with replenishment obligations.
(4)	The borrower is required to deposit $7,000 per month into a reserve for the cost to re-tenant the Trader Joe’s Co. (“Trader Joe’s”) space until six months prior to the expiration of the lease, when the borrower is instead required to deposit cash or a letter of credit in an amount equal to the difference between $475,000 and the total amount of the Trader Joe’s existing monthly deposits (the “Trader Joe’s Escrow Deposit”). If the borrower fails to make such deposit, all excess cash flow will be required to be swept to an account to be held as additional security for the Golden Cove Shopping Center Loan until the total amount swept equals the Trader Joe’s Escrow Deposit. See “—Escrows” below.
(5)	See “—Environmental Matters” below.

■	The Mortgage Loan. The mortgage loan (the “Golden Cove Shopping Center Loan”) is evidenced by a note in the original principal amount of $28,050,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 91,102 SF mixed-use neighborhood shopping center with second floor office space located in Rancho Palos Verdes, California (the “Golden Cove Shopping Center Property”). The Golden Cove Shopping Center Loan was originated by Principal Commercial Capital on November 10, 2016 and represents approximately 3.1% of the Initial Pool Balance. The Golden Cove Shopping Center Loan has an outstanding principal balance as of the Cut-off Date of $28,050,000 and accrues interest at an interest rate of 4.78000% per annum. The proceeds of the Golden Cove Shopping Center Loan were primarily used to refinance existing debt secured by the Golden Cove Shopping Center Property, pay origination costs and fund reserves.

The Golden Cove Shopping Center Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 120 months. The Golden Cove Shopping Center Loan requires monthly payments of interest and principal sufficient to amortize the Golden Cove Shopping Center Loan over a 30-year amortization schedule. The scheduled maturity date of the Golden Cove Shopping Center Loan is December 1, 2026. Provided no event of default under the Golden Cove Shopping Center Loan is continuing, at any time from and after the earlier to occur of (i) the 25th payment date following the securitization Closing Date and (ii) 48 months following the first payment date of the Golden Cove Shopping Center Loan, the Golden Cove Shopping Center Loan may be defeased in whole with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Golden Cove Shopping Center Loan documents. In addition, the Golden Cove Shopping Center Loan is prepayable without penalty on or after the due date occurring in August 2026.

■	The Mortgaged Property. The Golden Cove Shopping Center Property is a 91,102 SF mixed use neighborhood shopping center, with 44,837 SF of retail space, 28,558 SF leased to a private elementary school and 17,707 SF of second story office space, located in Rancho Palos Verdes, California. The Golden Cove Shopping Center Property is located in a coastal community approximately 16 miles south of the Los Angeles International Airport and approximately 16 miles west of Long Beach, California. The Golden Cove Shopping Center Property consists of two freestanding anchor/sub anchor buildings, three single-story pad restaurant buildings, a two-level, two tenant restaurant building, and a two-story, multi-tenant office over retail building. The Golden Cove Shopping Center Property was constructed in three phases beginning in 1966 with three buildings. In 2003, the previous owner added

GOLDEN COVE SHOPPING CENTER

four buildings. In 2007, the borrower purchased the Golden Cove Shopping Center Property and, in 2010, added a new building for Trader Joe’s. The Golden Cove Shopping Center Property was renovated between 2009 and 2011. The Golden Cove Shopping Center Property provides for parking for 279 vehicles, which represents a parking ratio of 3.06 spaces per 1,000 SF of net rentable square footage.

The building is approximately 91.4% leased to 28 tenants, including a mix of national, regional and local retailers/office tenants. The largest tenant at the Golden Cove Shopping Center Property is the P.V. Peninsula Montessori School, a private for-profit elementary school in the region, occupying 31.3% of the net rentable area with a lease expiration in December 2018. The second largest tenant at the Golden Cove Shopping Center Property is Trader Joe’s, occupying 12.1% of the net rentable area with a lease expiration in April 2020. No other tenant comprises more than 6.5% of the total net rentable area.

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
P.V. Peninsula Montessori School	NA / NA / NA	28,558	31.3%	$414,981	16.7%	$14.53	12/10/2018	2, 5-year options
Trader Joe’s Co.	NA / NA / NA	11,000	12.1	402,004	16.2	36.55	4/30/2020	3, 5-year options
The Admiral Risty, Inc.(3)	NA / NA / NA	5,923	6.5	323,442	13.0	54.61	8/31/2019	2, 5-year options
Asaka Sushi and Grill	NA / NA / NA	2,300	2.5	139,088	5.6	60.47	1/31/2020	1, 5-year option
Galaxy Foods, Inc.(4)	NA / NA / NA	4,599	5.0	132,451	5.3	28.80	6/30/2021	1, 5-year option
Avenue Italy, LLC	NA / NA / NA	3,064	3.4	116,813	4.7	38.12	12/31/2017	3, 5-year options
Yellow Vase 2, LLC	NA / NA / NA	2,540	2.8	72,000	2.9	28.35	1/31/2018	2, 5-year options
Swan Thai RPV	NA / NA / NA	1,125	1.2	69,806	2.8	62.05	4/30/2021	NA
Redondo Orthopedic Physical Therapy	NA / NA / NA	2,940	3.2	67,879	2.7	23.09	2/28/2021	2, 5-year options
Starbucks Corp.	A / A2 / A-	1,529	1.7	59,631	2.4	39.00	10/31/2023	2, 5-year options
Ten Largest Tenants		63,578	69.8%	$1,798,094	72.4%	$28.28
Remaining Tenants		19,669	21.6	684,674	27.6	34.81
Vacant		7,855	8.6	0	0.0	0.00
Total / Wtd. Avg. All Tenants		91,102	100.0%	$2,482,769	100.0%	$29.82

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	UW Base Rent and UW Base Rent $ per SF include contractual rent steps through June 15, 2017, except with respect to the P.V. Peninsula Montessori School tenant, as to which UW Base Rent and UW Base Rent $ per SF are based on the renewal rent as of December 10, 2018 versus the in-place annual rent of $319,119 or $11.17 per SF.
(3)	Tenant GLA includes two leases with The Admiral Risty, Inc.: one in the amount of 5,582 SF, with an UW Base Rent of $310,611; and the other in the amount of 341 SF, with an UW Base Rent of $12,831. Both leases expire on August 31, 2019. The 5,582 SF lease includes 2, 5-year options to extend the lease.
(4)	Tenant GLA includes two leases with Galaxy Foods, Inc.: one in the amount of 3,470 SF, with an UW Base Rent of $99,936; and the other in the amount of 1,129 SF, with an UW Base Rent of $32,515. Both leases expire on June 30, 2021 and each lease includes 1, 5-year renewal option.

The following table presents the lease rollover schedule at the Golden Cove Shopping Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants(2)
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	5,834	6.4	6.4%	215,807	8.7	$36.99	3
2018	39,729	43.6	50.0%	784,032	31.6	$19.73	10
2019	6,721	7.4	57.4%	351,042	14.1	$52.23	2
2020	16,359	18.0	75.3%	656,734	26.5	$40.15	5
2021	11,795	12.9	88.3%	371,394	15.0	$31.49	5
2022	1,209	1.3	89.6%	44,128	1.8	$36.50	1
2023	1,529	1.7	91.3%	59,631	2.4	$39.00	1
2024	0	0.0	91.3%	0	0.0	$0.00	0
2025	0	0.0	91.3%	0	0.0	$0.00	0
2026	0	0.0	91.3%	0	0.0	$0.00	0
2027 & Thereafter	71	0.1	91.4%	0	0.0	$0.00	1
Vacant	7,855	8.6	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	91,102	100.0%		$2,482,769	100.0%	$29.82	28

(1)	Calculated based on approximate square footage leased by each Owned Tenant.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

GOLDEN COVE SHOPPING CENTER

The following table presents certain information relating to historical leasing at the Golden Cove Shopping Center Property:

Historical Leased %(1)

	2013	2014	2015	As of 11/10/2016
Owned Space	92.0%	95.0%	93.0%	91.4%

(1)	As provided by the borrower and which reflects year-end occupancy for the specified year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Golden Cove Shopping Center Property:

Cash Flow Analysis(1)

	2013	2014	2015	TTM 9/30/2016	Underwritten	Underwritten $ per SF
Base Rent	$2,140,183	$2,300,705	$2,243,707	$2,342,413	$2,362,298	$25.93
Contractual Rent Steps(2)	0	0	0	0	120,471	1.32
Gross Up Vacancy	0	0	0	0	298,320	3.27
Total Rent	$2,140,183	$2,300,705	$2,243,707	$2,342,413	$2,781,089(3)	$30.53
Total Reimbursables	572,087	567,646	535,575	559,196	538,178	5.91
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(342,426)	(3.76)
Effective Gross Income	$2,712,270	$2,868,351	$2,779,282	$2,901,609	$2,976,841	$32.68

Real Estate Taxes	$341,749	$344,306	$344,998	$345,151	$346,470	$3.80
Insurance	26,055	26,130	28,075	22,633	44,765	0.49
Management Fee	80,000	48,000	70,238	73,113	89,305	0.98
Other Operating Expenses	152,445	134,812	134,558	127,250	134,900	1.48
Total Operating Expenses	$600,249	$553,248	$577,869	$568,147	$615,440	$6.76

Net Operating Income	$2,112,021	$2,315,103	$2,201,413	$2,333,462	$2,361,401	$25.92
TI/LC	0	0	0	0	45,552	0.50
Replacement Reserves	0	0	29,144	24,175	24,598	0.27
Net Cash Flow	$2,112,021	$2,315,103	$2,172,269	$2,309,287	$2,291,251	$25.15

(1)	Certain items such as interest expense, interest income, certain professional fees, amortization, debt service payments and any other non-recurring or non-operating items were not considered for the underwritten cash flow.
(2)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 15, 2017 with the exception of the P.V. Peninsula Montessori School tenant. For the P.V. Peninsula Montessori School tenant, Underwritten Base Rent and Underwritten Base Rent $ per SF are based on the renewal rent of $414,981 as of December 10, 2018 rather than the in-place annual rent of $319,119 or $11.17 per SF.
(3)	Underwritten Total Rent consists 79.5% of retail rent (including rent attributable to the P.V. Peninsula Montessori School tenant) and 20.5% of office rent.
■	Appraisal. According to the appraisal, the Golden Cove Shopping Center Property had an “as-is” appraised value of $47,500,000 as of October 20, 2016.

■	Environmental Matters. Pursuant to the Phase I environmental site assessment dated August 11, 2016 and the Phase II environmental assessments dated September 27, 2016 and November 2, 2016, the environmental consultants recommended that remedial activities be initiated for the Golden Cove Shopping Center Property due to contamination from historical dry cleaners onsite. The borrower agreed to undertake remedial actions and at origination funded a reserve of $695,313 or 125% of the estimated total cost of the remediation. In addition, the borrower purchased a lender environmental collateral protection and liability insurance policy with an aggregate limit of $7,000,000. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Golden Cove Shopping Center Property is located in the South Bay area, a suburb of Los Angeles County. The South Bay area is a coastal zone extending south from Los Angeles International Airport to the community of Rancho Palos Verdes. The Pacific Ocean is less than a mile to the south and west of the Golden Cove Shopping Center Property. According to the appraisal, the Los Angeles metro retail market reported a vacancy rate of 4.6% with triple net asking rents of $29.64/SF as of the second quarter of 2016. More specifically, the Golden Cove Shopping Center Property is part of the South Bay/Torrance submarket with a reported vacancy rate of 4.1% and asking rents of $35.04/SF for neighborhood and community shopping centers for the same period. According to the appraisal, the Golden Cove Shopping Center Property is part of a competitive set of 8 retail properties which reported a weighted average vacancy of 6.5%.

GOLDEN COVE SHOPPING CENTER

Directly Competitive Retail Buildings(1)

	Golden Cove Shopping Center Property	Promenade On The Peninsula	Torrance Towne Center	Peninsula Center	Plaza Mayor	Rolling Hills Plaza	Country Hills Shopping Center	Torrance Crossroads	The Terraces
Property Address	31098-31100 Hawthorne Blvd.	550 Deep Valley Drive	NWC Pacific Coast Hwy & Crenshaw Blvd.	7 Peninsula Circle	5035 Pacific Coast Hwy.	2501-2685 Pacific Coast Hwy.	2905-2695 Rolling Hills Rd.	24215-24667 Crenshaw Blvd.	28901 S. Western Avenue
City	Rancho Palos Verdes	Rancho Palos Verdes	Torrance	Rolling Hills Estates	Torrance	Torrance	Torrance	Torrance	Rancho Palos Verdes
Total GLA	91,102(2)	371,125	257,343	299,167	83,000	433,153	56,796	478,000	172,803
Total Occupancy	91.4%(2)	84.0%	100.0%	93.6%	100.0%	89.0%	100.0%	100.0%	92.0%
Direct Asking Rent	$22.20 – $59.66	$23.40 – $28.80	$25.20 – $26.16	$31.80 – $45.00	$24.00 – $37.20	$32.64 – $42.00	$22.20 – $30.00	$33.60 – $37.20	$26.40 – $42.00

(1)	Source: Appraisal.
(2)	Source: Underwritten rent roll dated November 10, 2016

■	The Borrower. The borrower is Golden Cove Center, LLC, a special purpose entity, with one independent director in its organizational structure. The borrower is indirectly owned equally by the Vala Zarrabian Irrevocable Trust and the Tucson Zarrabian Irrevocable Trust which are controlled by the borrower sponsors, Vala Zarrabian and Tucson Zarrabian, respectively. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Golden Cove Shopping Center Loan.

The guarantors of the non-recourse carveouts under the Golden Cove Shopping Center Loan are Vala Zarrabian and Tucson Zarrabian, which report collective ownership of two retail properties (including the Golden Cove Shopping Center Property), totaling 170,642 SF.

■	Escrows. In connection with the origination of the Golden Cove Shopping Center Loan, the borrower funded upfront reserves of (i) $84,452 for real estate taxes, (ii) $4,103 for insurance, and (iii) $695,313 for environmental remediation.

Additionally, on each due date, the borrower is required to fund the following reserves with respect to the Golden Cove Shopping Center Property: (i) a tax reserve in a monthly amount equal to one-twelfth of the amount the lender estimates necessary to pay taxes over the then-succeeding 12-month period, which currently equates to $29,594; (ii) an insurance reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, which currently equates to $4,103 (unless, provided that no event of default is continuing under the Golden Cove Shopping Center Loan documents, the borrower maintains an acceptable blanket insurance policy); (iii) a tenant improvements and leasing commissions reserve in the monthly amount of $12,500, provided that so long as no event of default is continuing under the Golden Cove Shopping Center Loan documents, the borrower’s obligation to make deposits into the tenant improvements and leasing commissions reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $350,000; (iv) a replacement reserve in the monthly amount of $2,050, provided that so long as no event of default is continuing under the Golden Cove Shopping Center Loan documents, the borrower’s obligation to make deposits into the replacement reserve is temporarily suspended at any time the amount in such reserve equals or exceeds $73,793; and (v) $7,000 to reimburse the borrower for the cost to complete any tenant improvements and leasing commissions in connection with the space currently leased to Trader Joe’s. Six months prior to each expiration of the Trader Joe’s lease (or the lease of any replacement tenant acceptable to the lender), the monthly deposit is no longer required, and the borrower is instead required to deposit with the lender cash or a letter of credit in a lump sum amount which is equal to the difference between $475,000 and the amount collected pursuant to the monthly escrow deposit (the “Trader Joe’s Escrow Deposit”). If the borrower fails to make the Trader Joe’s Escrow Deposit, all excess cash flow will be required to be swept to an account to be held as additional security for the Golden Cove Shopping Center Loan until the total amount swept equals the Trader Joe’s Escrow Deposit. In the event either the Trader Joe’s lease or the lease of any replacement tenant acceptable to the lender has a termination date that expires more than 24 months following the maturity date, the tenant’s obligation to deposit the Trader Joe’s monthly deposit ceases. Otherwise, upon the renewal of the Trader Joe’s lease (or the entry into a replacement lease with a tenant acceptable to the lender), the borrower’s obligation to deposit the Trader Joe’s monthly deposit resumes on the date that is 42 months prior to the expiration of such renewal or replacement lease, subject to the provision above relating to replacement of such requirement with the Trader Joe’s Escrow Deposit requirement six months prior to each expiration of the Trader Joe’s (or replacement tenant’s) lease.

GOLDEN COVE SHOPPING CENTER

■	Lockbox and Cash Management. The Golden Cove Shopping Center Loan documents require a springing hard lockbox with springing cash management. Following the occurrence of a Golden Cove Shopping Center Cash Sweep Trigger Event (as defined below), the Golden Cove Shopping Center Loan documents require the borrower to establish a lender-controlled lockbox account and to direct all tenants to pay rent directly to such lockbox account and require that all other money received by the borrower with respect to the Golden Cove Shopping Center Property be promptly deposited into such lockbox account following receipt. Following the occurrence of a Golden Cove Shopping Center Cash Sweep Trigger Event and until the occurrence of a Golden Cove Shopping Center Cash Sweep Cure (as defined below), all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account and applied in accordance with the Golden Cove Shopping Center Loan documents, and excess cash is required to be swept and held as additional collateral for the Golden Cove Shopping Center Loan. Upon a Golden Cove Shopping Center Cash Sweep Cure, all funds in the lockbox account are required to be swept to the borrower’s operating account.

A “Golden Cove Shopping Center Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the Golden Cove Shopping Center Loan agreement, (b) the debt service coverage ratio being less than 1.10x on an amortizing basis as of the last day of each calendar quarter for such quarter, or (c) Trader Joe’s (i) going dark, (ii) filing for bankruptcy or other insolvency proceedings or being subject to an involuntary bankruptcy or insolvency proceeding, (iii) providing notice of early termination of its lease, (iv) being in material default on its lease after expiration of any notice and cure periods, or (v) failing to renew its lease at least six months prior to expiration, and the borrower failing to deposit the Trader Joe’s Escrow Deposit.

A “Golden Cove Shopping Center Cash Sweep Cure” means the following, as determined by the lender in its sole discretion: (i) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (a) of the definition thereof, the specific waiver in writing by the lender of the related event of default under the Golden Cove Shopping Center Loan agreement; (ii) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (b) of the definition thereof, the debt service coverage ratio being 1.15x or greater for two consecutive calendar quarters determined by the lender as of the last day of each calendar quarter for such quarter; or (iii) with respect to the Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c) of the definition thereof, the occurrence of a Trader Joe’s Cure Event (as defined below); provided, however that no event of default or other Golden Cove Shopping Center Cash Sweep Trigger Event is continuing.

A “Trader Joe’s Cure Event” means the following: (a) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c) (i) of the definition thereof, (A) Trader Joe’s has notified the borrower in writing that it has rescinded its notice to “go dark,” or (B) Trader Joe’s (or an approved subtenant) has resumed operations in the space occupied by Trader Joe’s and remained in occupancy, and open for business for no less than 60 consecutive days; (b) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c)(ii) of the definition thereof, Trader Joe’s has (A) obtained the applicable bankruptcy court’s approval of its affirmation of the Trader Joe’s lease, and (B) delivered to the lender a new estoppel certificate reasonably acceptable to the lender, certifying as to affirmation of its lease, no default under its lease, no amendment to its lease, and that Trader Joe’s is in occupancy, open for business and paying full unabated rent; (c) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c) (iii) of the definition thereof, the borrower has re-let the entire space leased to Trader Joe’s or to replacement tenant(s), which tenants and the related leases are reasonably acceptable to the lender and such replacement lease is in full force and effect, and such replacement tenant has commenced paying full, unabated rent; (d) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c) (iv) of the definition thereof, the curing of the applicable lease default; and (e) with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c) (v) of the definition thereof, (A) Trader Joe’s has renewed its lease at market terms and for a period greater than the renewal term pursuant to the terms of its lease, or a replacement tenant(s) acceptable to the lender are occupying the vacated space and paying full, unabated rent, (B) the borrower has deposited with the lender the Trader Joe’s Escrow Deposit, or (C) the funds collected during the continuance of the Golden Cove Shopping Center Cash Sweep Trigger Event equal or exceed the Trader Joe’s Escrow Deposit, or the borrower has deposited cash or a letter of credit in the amount of the difference between such collected funds and the Trader Joe’s Escrow Deposit. In the event of a Trader Joe ‘s Cure Event with respect to a Golden Cove Shopping Center Cash Sweep Trigger Event described in clause (c) (v) of the definition thereof, whereby a replacement tenant acceptable to the lender is occupying the vacated space but has not commenced paying full rent, the lender is required to suspend the cash flow sweep, but all funds collected in connection with the Golden Cove Shopping Center Cash Sweep Trigger Event are retained by the lender until such replacement tenant has commenced paying full rent.

GOLDEN COVE SHOPPING CENTER

■	Property Management. The Golden Cove Shopping Center Property is managed by Golden Cove, LLC, which is the sole member of the borrower and is owned by the Vala Zarrabian Irrevocable Trust and the Tucson Zarrabian Irrevocable Trust, pursuant to the terms of the management agreement. If (a) an event of default under the Golden Cove Shopping Center loan agreement has occurred and is continuing, (b) the property manager becomes bankrupt or insolvent, or (c) a default beyond any applicable notice and cure period by the property manager occurs under the related management agreement, then the lender, at its option, may require the borrower to engage a replacement management agent and terminate the property manager without fee or obligation to the lender. Provided no event of default under the Golden Cove Shopping Center Loan agreement is continuing, the borrower may replace the manager with a manager that is either reasonably acceptable to the lender or is a reputable management company with at least seven years’ experience in the management of commercial properties with similar uses and quality as the Golden Cove Shopping Center Property and in the jurisdiction in which the Golden Cove Shopping Center Property is located.

■	Mezzanine and Subordinate Indebtedness. Not permitted.

■	Release of Collateral. None permitted.

■	Terrorism Insurance. The Golden Cove Shopping Center Loan documents require that the borrower maintain an “all risk” insurance policy (with a deductible that is acceptable to the lender and is no larger than $50,000) that provides coverage for terrorism in an amount equal to the full replacement cost of the Golden Cove Shopping Center Property. The Golden Cove Shopping Center Loan documents also require business interruption insurance covering no less than 12 months; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrower is required to maintain separate insurance against such loss or damage provided such insurance is commercially available. See “Risk Factors–Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.